INVESTMENT AND TRANSACTION AGREEMENT

BY AND AMONG

I.D. SYSTEMS, INC.,

POWERFLEET, INC.,

POWERFLEET US ACQUISITION INC.

and

THE INVESTORS NAMED HEREIN

MARCH 13, 2019

-i-

5.15	Employees and Employee Benefit Plans	20
5.16	Labor and Employment Matters	22
5.17	Insurance	23
5.18	Properties	23
5.19	Intellectual Property	24
5.20	Environmental Matters	28
5.21	Material Contracts	28
5.22	Customers and Suppliers	32
5.23	Compliance with Anti-Corruption, Money Laundering, Import, Export Controls and Economic Sanctions	32
5.24	Finders’ Fees, etc	33
5.25	Related Party Transactions	33
5.26	Application of Takeover Protections; Rights Agreements	34
5.27	Tax Treatment	34
5.28	No Directed Selling Efforts or General Solicitation	34
5.29	No Integrated Offering	34
5.30	Rule 506 Compliance	34
5.31	Private Placement	35
5.32	Shell Company Status	35
5.33	Investment Company	35
5.34	No Fiduciary	35
5.35	Acquisition Transactions	35
5.36	Disclosure Documents	36
5.37	Full Disclosure	36

ARTICLE 6	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS	36

6.01	Organization and Existence	36
6.02	Authorization	36
6.03	Investment Intent	37
6.04	Investment Experience	37
6.05	Disclosure of Information	37
6.06	Legends	37
6.07	Accredited Investor	38
6.08	No General Solicitation	38
6.09	Brokers and Finders	38
6.10	Rule 506 Compliance	38
6.11	Disclosure Documents	38
6.12	Tax Matters	38

ARTICLE 7	COVENANTS AND AGREEMENTS	39

7.01	Conduct of the Company	39
7.02	No Solicitation	44
7.03	Stockholders’ Meeting	47
7.04	Joint Proxy Statement/Prospectus; Registration Statement	48
7.05	Reservation of Common Stock	50
7.06	Reports; Furnishing of Information	50

-ii-

7.07	Listing of Underlying Shares and Related Matters; Furnishing of Information	50
7.08	Removal of Legends	51
7.09	Porsche Merger Agreement	51
7.10	Transfer Restrictions	52
7.11	Efforts	52
7.12	Notice of Certain Events	53
7.13	Access to Information	53
7.14	Stockholder Litigation	55
7.15	Debt Financing	55
7.16	Standstill	57
7.17	Tax Consequences	59

ARTICLE 8	ADDITIONAL ACTIONS TO BE TAKEN IN CONNECTION WITH THE PARENT MERGER	59

8.01	Assumption of Equity Compensation Plans and Employment Agreements	59
8.02	Intentionally Omitted	59
8.03	Insurance	59
8.04	Section 16	59

ARTICLE 9	CONDITIONS TO CLOSING	60

9.01	Conditions to the Investors’ Obligations	60
9.02	Conditions to Obligations of the Company and Parent	63

ARTICLE 10	TERMINATION AND ABANDONMENT	64

10.01	Termination	64
10.02	Notice and Effect of Termination; Expense Reimbursement	65

ARTICLE 11	INDEMNIFICATION	66

11.01	Survival	66
11.02	Indemnification	67
11.03	Conduct of Indemnification Proceedings	68

ARTICLE 12	MISCELLANEOUS PROVISIONS	69

12.01	Publicity	69
12.02	Amendment and Modification	69
12.03	Extension; Waiver	70
12.04	Expenses	70
12.05	Representation; Conflict Waiver	70
12.06	Notices	71
12.07	Counterparts; Effectiveness	72
12.08	Entire Agreement; Third Party Beneficiaries	72
12.09	Severability	72
12.10	Assignment	72
12.11	Governing Law; Exclusive Jurisdiction	72
12.12	Remedies; Enforcement	73
12.13	WAIVER OF JURY TRIAL	74
12.14	Non-Recourse	74
12.15	Definitions	74
12.16	Other Definitional and Interpretative Provisions	86

-iii-

EXHIBITS

Exhibit A:	Registration Rights Agreement
Exhibit B-1:	Company Stockholders Party to Voting Agreements
Exhibit B-2:	Voting Agreement
Exhibit C:	Certificate of Merger
Exhibit D:	Restated Certificate of Incorporation of the Company
Exhibit E:	Restated Bylaws of the Company
Exhibit F-1:	Parent Charter
Exhibit F-2:	Restated Bylaws of Parent
Exhibit G:	Legal Opinion
Exhibit H:	Indemnification Agreement

-iv-

INVESTMENT AND TRANSACTION AGREEMENT

THIS INVESTMENT AND TRANSACTION AGREEMENT (this “Agreement”), dated as of March 13, 2019, is entered into by and among I.D. Systems, Inc., a Delaware corporation (the “Company”), PowerFleet, Inc., a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of the Company (“Parent”), PowerFleet US Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and the investors set forth on Schedule I, affixed hereto, as such Schedule may be amended from time to time in accordance with the terms of this Agreement (each an “Investor” and collectively, the “Investors”). Capitalized terms used in this Agreement and not otherwise defined above or in the text below have the meanings given to them in Section 12.15.

W I  T N E S S E T H :

WHEREAS, simultaneously with the execution and delivery of this Agreement, and as a condition and inducement to the Investors’ willingness to enter into this Agreement, Parent is entering into an Agreement and Plan of Merger (the “Porsche Merger Agreement”), pursuant to which Powerfleet Israel Holding Company Ltd., a newly-formed Israeli corporation and wholly-owned subsidiary of Parent (“Porsche Holdco”) will, concurrently with or immediately following the Closing, acquire Pointer Telocation Ltd. (“Porsche”), upon the terms and conditions set forth in the Porsche Merger Agreement for consideration consisting of cash and shares of Parent Common Stock (the “Acquisition”);

WHEREAS, the terms, conditions and inducements to Parent and Porsche Holdco entering into the Porsche Merger Agreement are likewise inducements to the Investors entering into this Agreement, without which, the Investors would not enter into this Agreement;

WHEREAS, in connection with the transactions contemplated by this Agreement and the Porsche Merger Agreement, the Company desires to reorganize into a new holding company structure by merging Merger Sub with and into the Company (the “Parent Merger”), with the Company surviving as a wholly-owned subsidiary of Parent;

WHEREAS, Parent desires to issue and sell to the Investors, and the Investors desire to purchase from Parent, upon the terms and conditions stated in this Agreement, an aggregate of up to 50,000 shares (the “Investment Shares”) of Parent’s newly created Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), such Series A Preferred Stock to have the designations, powers, preferences and rights, and the qualifications, limitations and restrictions thereof, set forth in the Parent Charter, including the right to convert into shares of Parent Common Stock (subject to adjustment) (the “Conversion Shares”) upon the terms and conditions set forth in the Parent Charter, at a purchase price of $1,000.00 per whole Investment Share (the “Per Share Price”) for an aggregate purchase price of up to $50,000,000.00 (the “Purchase Price”);

WHEREAS, contemporaneous with the sale of the Investment Shares, Parent and the Investors will enter into a Registration Rights Agreement, in the form of Exhibit A annexed hereto and made a part hereof (the “Registration Rights Agreement”), pursuant to which, among other things, Parent will agree to provide certain registration rights to the Investors with respect to the Securities under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

WHEREAS, the Company, Parent and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act;

WHEREAS, immediately after the sale of the Investment Shares, Parent desires to (i) make certain loans to Porsche Holdco pursuant to one or more capital notes, (ii) contribute all or a portion of the proceeds from the sale of the Investment Shares to Porsche Holdco and (iii) contribute the Acquisition Shares to Porsche Holdco, in each case to facilitate the Acquisition (collectively, the “Porsche Holdco Loan and Contribution Transactions”);

WHEREAS, for U.S. federal income tax purposes, it is intended that (a) taken together with the issuance and sale of the Investment Shares to the Investors and the Acquisition pursuant to the Porsche Merger Agreement, the Parent Merger and the receipt of Parent Common Stock for Company Common Stock by the historic stockholders of the Company shall qualify as an exchange described in Section 351 of the Code, (b) the Parent Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (c) this Agreement constitute a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations;

WHEREAS, the Board of Directors of each of the Company, Parent and Merger Sub has (a) determined that the Parent Merger and the other Investment Transactions are fair to and in the best interests of their respective companies and respective stockholders, (b) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Parent Merger and the other Investment Transactions, (c) resolved, in the case of the Company and Merger Sub, to recommend to their respective stockholders that such holders adopt this Agreement, and (d) directed, in the case of the Company and Merger Sub, that this Agreement be submitted to their respective stockholders for their adoption;

WHEREAS, simultaneously with the execution and delivery of this Agreement, and as a condition and inducement to the Investors’ willingness to enter into this Agreement, the stockholders of the Company set forth on Exhibit B-1 are entering into voting undertakings with the Investors, the Company and Porsche, each in the form attached hereto as Exhibit B-2 (the “Voting Agreements”);

WHEREAS, Parent, as the sole stockholder of Merger Sub, has acted by written consent in lieu of a meeting to adopt this Agreement in accordance with the DGCL and the Certificate of Incorporation and Bylaws of Merger Sub, in each case as in effect as of the date hereof, which consent by its terms shall be effective immediately following the execution of this Agreement by the Parties; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements specified herein in connection with the Investment Transactions and also to prescribe certain conditions to the Investment Transactions.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

INVESTMENT AND ACQUISITION TRANSACTIONS

The Parties hereby agree that, on the terms and subject to the conditions set forth in the applicable Transaction Documents, the Transactions shall be consummated as follows:

1.01 Parent Charter. The Company and Parent shall cause the Parent Charter to be filed with the Secretary of State of the State of Delaware, to be effective as of 8:00 A.M. New York time on the Closing Date (the “Parent Charter Effective Time”), in accordance with Section 2.03 of this Agreement.

1.02 Parent Merger. The Company, Parent and Merger Sub shall cause the Parent Merger to become effective as of 8:01 A.M. New York time on the Closing Date (the “Parent Merger Effective Time”) in accordance with ARTICLE 2 and ARTICLE 3 of this Agreement.

1.03 Purchase and Sale of the Investment Shares. Parent and the Investors shall consummate the purchase and sale of the Investment Shares effective as of 8:02 A.M. New York time on the Closing Date (the “Investment Effective Time”) in accordance with ARTICLE 4 of this Agreement.

1.04 Porsche Holdco Loan and Contribution Transactions. Parent shall, and shall cause Porsche Holdco to, consummate the Porsche Holdco Loan and Contribution Transactions effective as of 8:03 A.M. New York time on the Closing Date, on the terms, and pursuant to such documentation and instruments, as are acceptable to, and approved in advance by, the Investors in their sole and absolute discretion.

1.05 Debt Financing. Parent shall, and shall cause Porsche Holdco and Porsche Merger Sub to, consummate the Debt Financing effective as of 8:04 A.M. New York time on the Closing Date, on the terms, and pursuant to such documentation and instruments, as are acceptable to, and approved in advance by, the Investors in their sole and absolute discretion.

1.06 The Acquisition. Parent shall, and shall cause Porsche Holdco and Porsche Merger Sub to, consummate the Acquisition and the other Acquisition Transactions effective as of 8:05 A.M. New York time on the Closing Date in accordance with the Acquisition Documents as in effect of the date hereof, as applicable, or with such changes, or in such form and substance, as the Investors shall have consented to in writing.

ARTICLE 2

THE PARENT MERGER

2.01 The Parent Merger. In accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, at the Parent Merger Effective Time, be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent.

2.02 Parent Merger Effective Time.

(a) As soon as practical on the Closing Date, and in any event at or prior to the Parent Merger Effective Time, Parent, the Company and Merger Sub shall cause the Parent Merger to be consummated by filing a certificate of merger, substantially in the form attached hereto as Exhibit C (the “Certificate of Merger”) with the Secretary of State of the State of Delaware and making all other filings or recordings required under the DGCL to effect the Parent Merger. The Parent Merger shall become effective as of the Parent Merger Effective Time.

(b) The Parent Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Parent Merger Effective Time all the assets and property of every kind and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority of Merger Sub and the Company shall vest in the Surviving Corporation, and all obligations and liabilities of Merger Sub and the Company shall become the obligations and liabilities of the Surviving Corporation.

2.03 Organizational Documents.

(a) Certificate of Incorporation of the Surviving Corporation. At the Parent Merger Effective Time, by virtue of the Parent Merger and without any action on the part of Merger Sub or the Company, the Certificate of Incorporation of the Company shall be amended and restated in its entirety to read in the form attached hereto as Exhibit D and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and applicable Law.

(b) Bylaws of the Surviving Corporation. As of the Parent Merger Effective Time, by virtue of the Parent Merger and without any action on the part of Merger Sub or the Company, the Bylaws of the Company shall be amended and restated in their entirety to read in the form attached hereto as Exhibit E and as so amended and restated shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein and in accordance with the DGCL and the certificate of incorporation of the Surviving Corporation.

(c) Parent. As soon as practical on the Closing Date, and in any event at or prior to the Parent Charter Effective Time, Parent agrees to file (and the Company as the sole stockholder of Parent hereby approves the filing of) an Amended and Restated Certificate of Incorporation of Parent in the form attached hereto as Exhibit F-1 (the “Parent Charter”), with the Secretary of State of the State of Delaware, to be effective as of the Parent Charter Effective Time. At the Parent Charter Effective Time, the Bylaws of Parent shall be amended and restated in their entirety to read in the form attached hereto as Exhibit F-2 and as so amended and restated shall be the Bylaws of Parent until thereafter changed or amended as provided therein and in accordance with the DGCL and the Parent Charter.

2.04 Directors and Officers.

(a) Surviving Corporation. The Parties shall take all actions necessary so that immediately after the Parent Merger Effective Time, (i) the Persons set forth on Schedule 2.04(a)(i) shall be the directors of the Surviving Corporation and (ii) the Persons set forth on Schedule 2.04(a)(ii) shall be the officers of the Surviving Corporation, in each case, to hold office in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation from the Parent Merger Effective Time until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

(b) Parent. The Parties shall take all actions necessary so that immediately after the Parent Merger Effective Time, (i) the Persons set forth on Schedule 2.04(b)(i) shall be the directors of Parent and (ii) the Persons set forth on Schedule 2.04(b)(ii) shall be the officers of Parent, in each case, to hold office in accordance with the Certificate of Incorporation and the Bylaws of the Parent from the Parent Merger Effective Time until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

2.05 Additional Actions. Subject to the terms of this Agreement, the Parties shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Parent Merger and to comply with the requirements of the applicable provisions of the DGCL. At any time after the Parent Merger Effective Time, the officers and directors of the Surviving Corporation shall be authorized to secure and deliver, in the name and on behalf of each of Merger Sub and the Company, any deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such actions and things, as may be necessary or desirable to vest, perfect or confirm in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of either Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Parent Merger, or otherwise to carry out this Agreement.

ARTICLE 3
EFFECTS OF THE PARENT MERGER

3.01 Conversion of Securities. At the Parent Merger Effective Time, by virtue of the Parent Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any of the following securities:

(a) Conversion of Company Common Stock. Each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Parent Merger Effective Time (other than any Company Common Stock to be cancelled pursuant to Section 3.01(b)) shall be converted automatically into the right to receive one validly issued, fully paid and nonassessable share of Parent Common Stock.

(b) Cancellation of Treasury Stock. Each share of Company Common Stock that is owned by the Company immediately prior to the Parent Merger Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Common Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub, issued and outstanding immediately prior to the Parent Merger Effective Time shall be cancelled and extinguished and converted automatically into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(d) Common Stock of Parent. As of the Parent Merger Effective Time, the Company shall surrender each share of Parent Common Stock that is owned by the Company immediately prior to the Parent Merger Effective Time for cancellation and each such share shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

3.02 No Appraisal Rights. In accordance with the DGCL, no appraisal rights shall be available to any holders of Company Common Stock in connection with the Parent Merger.

3.03 No Surrender of Certificates; Book-Entry Shares. Until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that, immediately prior to the Parent Merger Effective Time, evidenced shares of Company Common Stock shall, from the Parent Merger Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Parent Common Stock. In addition, each outstanding book-entry share that, immediately prior to the Parent Merger Effective Time, evidenced shares of Company Common Stock shall, from and after the Parent Merger Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Parent Common Stock.

3.04 Company Options. At the Parent Merger Effective Time, each Company Option then outstanding, whether or not vested or exercisable, shall be converted automatically into a stock option to purchase an identical number of shares of Parent Common Stock, on the same terms and conditions (including vesting schedule and per share exercise price) as applied to such Company Option immediately prior to the Parent Merger Effective Time, and as set forth in the documentation relating to such Company Option, including any applicable Company Equity Plan (and related documents).

3.05 Company Restricted Stock Awards. At the Parent Merger Effective Time, each Company Restricted Stock Award then outstanding, whether or not vested or exercisable, shall be converted automatically into a restricted stock award with respect to shares of Parent Common Stock, on the same terms and conditions (including vesting schedule) as applied to such Company Restricted Stock Award immediately prior to the Parent Merger Effective Time, and as set forth in the documentation relating to such Company Restricted Stock Award, including any applicable Company Equity Plan (and related documents).

ARTICLE 4

PURCHASE AND SALE OF SECURITIES

4.01 Purchase and Sale of the Investment Shares. Subject to the terms and conditions of this Agreement, at the Investment Effective Time, each Investor shall severally, and not jointly, purchase, and Parent shall issue and sell to each Investor, Investment Shares in the amount set forth opposite such Investor’s name on the signature pages attached hereto in exchange for the portion of the Purchase Price equal to the Per Share Price multiplied by the number of Investment Shares to be purchased by such Investor.

4.02 Time and Place of Closing. Subject to the terms and conditions of this Agreement, and unless this Agreement shall have been terminated or abandoned pursuant to the provisions of ARTICLE 10, the closing of the Investment Transactions (the “Closing”) shall be held on the date that is three (3) Business Days after the date on which all of the conditions set forth in ARTICLE 9 have then been satisfied or waived in accordance with the terms thereof (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions on the Closing Date or waiver by the Party entitled to waive such conditions in accordance with the terms thereof), or on such other date as is mutually agreed between the Company and the Investors (the “Closing Date”), at such time (subject to the sequencing and timing set forth in ARTICLE 1) and at such place or places as the Company and the Investors shall mutually agree.

4.03 Use of Proceeds. Parent and the Company shall use one hundred percent (100%) of the proceeds in the manner set forth in Schedule 4.03, as may be amended from time to time upon the mutual agreement of the Company and the Investors.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY, PARENT AND MERGER SUB

Each of the Company, Parent and Merger Sub hereby represents and warrants to the Investors on and as of the date hereof and on the Closing Date, knowing and intending their reliance hereon, that, except as set forth in (a) the disclosure schedules delivered on the date hereof (collectively, the “Disclosure Schedule”) or (b) the Company SEC Documents (other than any disclosures contained or referenced therein under the captions “Risk Factors” or “Forward-Looking Statements”, and any other forward looking statements contained therein) filed prior to March 8, 2019:

5.01 Organization and Qualification. Each of the Company, Parent and Merger Sub is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its respective properties and assets and to carry on its business as currently conducted. None of the Company, Parent or Merger Sub is in violation of any of the provisions of its respective certificate of incorporation or bylaws. Each of the Company, Parent and Merger Sub is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect. Since the date of its incorporation, Parent has not engaged in any activities other than incident to its formation and in connection with or as contemplated by this Agreement. As of the date of this Agreement the Company owns, and until the Parent Merger Effective Time will own, beneficially (through Parent, in the case of Merger Sub) and of record all of the outstanding capital stock of each of Parent and Merger Sub, free and clear of all Liens.

5.02 Authorization; Enforcement; Validity. Each of the Company, Parent and Merger Sub has the requisite corporate power and authority to enter into and to consummate the Transactions and otherwise to carry out its obligations hereunder and thereunder. Except for the filing of the Certificate of Merger and the Parent Charter with the Secretary of State of the State of Delaware and the approval of the Company Proposals by the holders of the requisite number of shares of Company Common Stock as contemplated in Section 7.03 (the “Stockholder Approval”), each of the Company, Parent and Merger Sub has taken all requisite action, respectively, on the part of the Company, Parent and Merger Sub, and its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company, Parent and Merger Sub, respectively, under the Transaction Documents, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities and the Acquisition Shares. Each of the Transaction Documents to which the Company, Parent or Merger Sub is a party has been (or upon delivery will have been) duly executed by each such Person, and is, or when delivered in accordance with the terms hereof, assuming the due authorization, execution and delivery by the other parties thereto, will constitute the legal, valid and binding obligation of each such Person enforceable against each such Person in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (clause (i) and (ii), collectively, the “Bankruptcy and Equity Exception”).

5.03 No Conflicts. Subject to the filing of the Certificate of Merger and the Parent Charter with the Secretary of State of the State of Delaware and the receipt of the Stockholder Approval, neither (x) the execution, delivery and performance of the Investment Documents by the Company, Parent and Merger Sub and the issuance and sale of the Securities nor (y) the execution, delivery and performance of the Acquisition Documents by Parent and Porsche Holdco and the consummation by Parent, Porsche Holdco and Porsche Merger Sub of the Acquisition and the other Acquisition Transactions, including, without limitation, the issuance of the Acquisition Shares, will (i) conflict with, contravene or result in any breach or violation of (a) any of the terms and provisions of, or constitute a default under any of their respective Certificates of Incorporation or Bylaws (true and complete copies of which have been made available to the Investors), or (b) any provision of any applicable Law or Order, or (ii) conflict with, or constitute a default (or an event that with or without notice or lapse of time or both would become a default) under, result in the creation or imposition of any Lien, other than a Permitted Lien, or other adverse claim upon any of the properties or assets of the Company, Parent, Merger Sub or any Company Subsidiary, require any consent or other action by any Person under, or cause, permit or give to others any rights of termination, amendment, acceleration, cancellation (with or without notice, lapse of time or both) or other change of any right or obligation or the loss of any benefit to which the Company, Parent, Merger Sub or any Company Subsidiary is entitled under, any provision of any agreement or other instrument binding upon the Company, Parent, Merger Sub or any Company Subsidiaries or any governmental license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company, Parent, Merger Sub or any Company Subsidiaries, except, in the case of each of clauses (i)(b) and (ii), which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

5.04 Consents. The execution, delivery and performance by the Company, Parent and Merger Sub of the Transaction Documents and the offer, issuance and sale of the Securities and the Acquisition Shares require no action by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of the Certificate of Merger and the Parent Charter with the Secretary of State of the State of Delaware, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable securities Law, (c) compliance with any applicable requirements of the Tel Aviv Stock Exchange and Nasdaq, (d) compliance with applicable Israeli Law and (e) any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, (x) have a Material Adverse Effect, or (y) have an effect that would prevent, materially delay or materially impair the ability of the Company, Parent and Merger Sub to perform their respective obligations under the Transaction Documents or to consummate the Transactions.

5.05 Valid Issuance. Upon the filing of the Parent Charter with the Secretary of State of Delaware, the Investment Shares will have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. Upon the due conversion of the Investment Shares in accordance with the Parent Charter, the Conversion Shares will be validly issued, fully paid and non-assessable and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Investment Documents or imposed by applicable securities laws and except for those created by the Investors. Parent has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Investment Shares.

5.06 Capitalization.

(a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of the close of business on March 12, 2019, there were (i) 17,650,829 shares of Company Common Stock outstanding (not including outstanding Company Restricted Stock Awards), (ii) an aggregate of 1,588,929 shares of Company Common Stock subject to outstanding Company Options, (iii) an aggregate of 565,996 shares of Company Common Stock subject to outstanding Company Restricted Stock Awards, (iv) 1,041,974 shares of Company Common Stock held by the Company as treasury shares and (v) no shares of Company Preferred Stock issued or outstanding. Except as set forth in this Section 5.06 (including Section 5.06(a) of the Disclosure Schedule), there are no issued, reserved for issuance or outstanding: (i) shares of capital stock or other Equity Interests in or voting securities of the Company; (ii) securities of the Company or any of the Company Subsidiaries convertible into or exchangeable for shares of capital stock or other Equity Interests in or voting securities of the Company; (iii) warrants, calls, options or other rights, commitments or Contracts to acquire from the Company or any of the Company Subsidiaries, or other obligation of the Company or any of the Company Subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, any capital stock of or other Equity Interest in or voting securities of or securities convertible into or exchangeable for capital stock or other Equity Interests in or voting securities of the Company; (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities, rights or other commitments that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of the Company; or (v) other obligations by the Company or any of the Company Subsidiaries to make any payments based on the price or value of any Company Securities (the items in clauses (i) through (v) being referred to collectively as the “Company Securities”).

(b) All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Equity Plan will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights, rights of first refusal, rights of repurchase, rights of redemption or similar rights and issued in compliance with applicable state and Federal securities law and any rights of third parties.

(c) Since September 30, 2018, the Company has not (i) issued any shares of Company Common Stock other than pursuant to the exercise of Company Options or (ii) granted, committed to grant or otherwise created or assumed any obligation with respect to any Company Options, stock appreciation rights, phantom stock or other rights or other commitments or Contracts to acquire from the Company or that obligates the Company to issue, any capital stock of, or other Equity Interest or voting interest in, the Company. Section 5.06(c) of the Disclosure Schedule sets forth, with respect to each Company Option and Company Restricted Stock Award, (1) the name of each holder of such Company Option or Company Restricted Stock Award and an indication of whether such holder is a current or former employee, director or consultant of the Company or the Company Subsidiaries, (2) the date each such Company Option or Company Restricted Stock Award was granted, (3) the number of shares of Company Stock subject to each such Company Option or Company Restricted Stock Award, (4) the expiration date of each such Company Option or Company Restricted Stock Award, (5) the exercise price of each such Company Option, (6) whether each such Company Option or Company Restricted Stock Award was granted under the Company Equity Plan and (7) whether or not each such Company Option is intended to qualify as an “incentive stock option” under Section 422 of the Code.

(d) With respect to the Company Options, (i) each Company Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Company Option was made in all material respects in accordance with the terms of the applicable Company Equity Plan, the Exchange Act and all other applicable Law and regulatory rules or requirements, including the rules of Nasdaq and any other exchange on which Company securities are traded and (iii) the per share exercise price of each Company Option was not less than the fair market value (within the meaning of Section 409A of the Code or, if intended to qualify as an incentive stock option, within the meaning of Section 422 of the Code) of a share of Company Stock on the date on which such Company Option was granted. No award agreement evidencing any Company Option contains material terms that are inconsistent with, or in addition to, such forms (except with respect to the number of shares of Company Stock covered thereby, the grant date, the exercise price, the vesting schedule or the expiration date, as applicable). Each Company Option may, by its terms, be treated in accordance with Section 3.04.

(e) Except as set forth in Section 5.06(e) of the Disclosure Schedule, the issuance and sale of the Securities hereunder or the Acquisition Shares will not obligate the Company (or Parent) to issue shares of Company Common Stock (or Parent Common Stock) or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. Except for the Voting Agreements, there are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s or Parent’s capital stock to which the Company or Parent is a party or, to Parent’s Knowledge, between or among any of the Company’s stockholders. Except for the Investment Documents and the Voting Agreements, neither the Company, Parent nor any of the Company Subsidiaries is a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any securities of Parent or the Company.

5.07 Subsidiaries.

(a) Each of the Company’s Subsidiaries (each, a “Company Subsidiary” and collectively, the “Company Subsidiaries”) is an entity duly incorporated or otherwise duly organized, validly existing and (where applicable or recognized) in good standing under the Law of its jurisdiction of incorporation or organization, except where the failure to be in good standing can be corrected without the payment of a material sum and would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. Each Company Subsidiary has all corporate, limited liability company or comparable powers and all Governmental Authorizations required to carry on its business as now conducted, except for those powers or Governmental Authorizations the absence of which has not been, and would not reasonably be expected to be, material to the Company and the Company Subsidiaries, taken as a whole. Each Company Subsidiary is duly qualified to do business and is in good standing (to the extent the concept of good standing or its equivalent is applicable under the Laws of such jurisdiction) in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) All of the outstanding capital stock or other voting securities of or other ownership interests in each Company Subsidiary are owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other ownership interests), in each case other than Permitted Liens. Section 5.07(b) of the Disclosure Schedule contains a complete and accurate list of the name and jurisdiction of organization of each Company Subsidiary. Except as set forth in Section 5.07(b) of the Disclosure Schedule, each Company Subsidiary is directly or indirectly wholly-owned by the Company. Except as set forth in Section 5.07(b) of the Disclosure Schedule, there are no issued, reserved for issuance or outstanding (x) securities of the Company or any of the Company Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of or other ownership interests in any Company Subsidiary, (y) warrants, calls, options or other rights to acquire from the Company or any of the Company Subsidiaries, or other obligations of the Company or any of the Company Subsidiaries to issue, any shares of capital stock or other voting securities of or other ownership interests in or any securities convertible into, or exchangeable for, any shares of capital stock or other voting securities of or other ownership interests in any Company Subsidiary, or (z) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by the Company or any of the Company Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of or other ownership interests in any Company Subsidiary (the items in clauses (x) through (z), together with the capital stock of, other voting securities of, and any other equity interests in each Company Subsidiary being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding contractual obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

5.08 SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has filed with or furnished to the SEC on a timely basis (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act) all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished, as the case may be, by the Company since December 31, 2015 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).

(b) As of its filing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed prior to the date hereof), each Company SEC Document complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder, as the case may be.

(c) As of its filing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed prior to the date hereof), each Company SEC Document filed or furnished pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

(d) The Company has heretofore furnished or made available to the Investors complete and correct copies of all comment letters from the SEC since December 31, 2015 through the date hereof with respect to any of the Company SEC Documents, together with all written responses of the Company thereto, to the extent that such comment letters and written responses are not publicly available on EDGAR. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Documents, and, to the Knowledge of the Company, none of the Company SEC Documents are subject to ongoing SEC review.

(e) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure of such information in the Company’s periodic and current reports required under the Exchange Act, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The management of the Company has completed an assessment of the effectiveness of the Company’s disclosure controls and procedures as of December 31, 2017, and such assessment concluded that as of such date such controls were effective at the reasonable assurance level.

(g) The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act). Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s consolidated financial reporting and the preparation of the Company’s consolidated financial statements for external purposes in accordance with GAAP and applicable Law. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal control over financial reporting (collectively, “internal controls”) as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). To the extent required to do so, the Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of such internal controls based on their evaluations as of the Evaluation Date. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. Since December 31, 2015, neither the Company nor its auditors has identified any significant deficiencies or material weaknesses in the Company’s internal controls and, as of the date hereof, to the Knowledge of the Company, nothing has come to the attention of the Company that has caused the Company to believe that there are any material weaknesses or significant deficiencies in such internal controls or, to the Company’s Knowledge, any other factors that could significantly affect the Company’s internal controls. To the Knowledge of the Company, since December 31, 2015, no complaints from any source regarding accounting, internal controls or auditing matters have been received by the Company, which, if the allegations underlying such complaints were true, would be reasonably likely to be material to the Company and the Company Subsidiaries, taken as a whole, and the Company has not received any complaints through the Company’s whistleblower hotline or equivalent system for receipt of employee concerns regarding possible violations of applicable Law. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

(h) Neither the Company nor any of the Company Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company in violation of Section 402 of the Sarbanes-Oxley Act.

(i) The Company is in compliance, and has complied since December 31, 2015, in each case in all material respects, with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.

(j) Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) have made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC or Nasdaq, and the statements contained in any such certifications are complete and correct in all material respects.

(k) Since the Company Balance Sheet Date, except as set forth in Section 5.08(k) of the Disclosure Schedule, there has been no transaction or series of similar transactions, agreements, arrangements or understandings, nor is there any proposed transaction as of the date hereof, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of the Company Subsidiaries was or is to be a party, that would be required to be disclosed under Item 13 of Form 10-K under the Exchange Act that has not been disclosed in the Company SEC Documents publicly filed or furnished with the SEC following the Company Balance Sheet Date.

5.09 Financial Statements. The audited consolidated financial statements and unaudited condensed consolidated interim financial statements of the Company and the consolidated Company Subsidiaries included or incorporated by reference in the Company SEC Documents (including all related notes and schedules thereto) (the “Financial Statements”) (a) fairly present in all material respects, in conformity with GAAP (except as may be indicated in such financial statements or the notes thereto or as permitted by the rules and regulations of the SEC, or, in the case of unaudited condensed consolidated interim financial statements, the absence of notes thereto) applied on a consistent basis (except as may be indicated therein or in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited condensed consolidated interim financial statements), (b) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (c) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, the absence of notes thereto).

5.10 No Undisclosed Material Liabilities. Except as set forth in Section 5.10 of the Disclosure Schedule, there are no liabilities or obligations of the Company or any of the Company Subsidiaries that would be required by GAAP, as in effect on the date hereof, to be reflected on the consolidated balance sheet of the Company (including the notes thereto), other than:

(a) liabilities or obligations disclosed, reflected, reserved against or otherwise provided for in the Company Balance Sheet or in the notes thereto;

(b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date;

(c) liabilities or obligations arising out of, in connection with this Agreement or the Transactions;

(d) liabilities or obligations that have been discharged or paid in full prior to the date hereof; and

(e) liabilities or obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.11 Absence of Certain Changes.

(a) Except as set forth in Section 5.11(a) of the Disclosure Schedule, from the Company Balance Sheet Date and through the date hereof, (i) the business of the Company and the Company Subsidiaries has been conducted in the ordinary course of business in all material respects (except for actions taken in connection with this Agreement) and (ii) there has not been any action taken by the Company or any of the Company Subsidiaries that, if taken during the period from the date hereof through the Closing Date without the Investors’ consent, would constitute a breach of Section 7.01.

(b) Since the Company Balance Sheet Date, there has not been a Material Adverse Effect.

5.12 Litigation. Except as set forth in Section 5.12 of the Disclosure Schedule, there is no material Proceeding or, to the Knowledge of the Company, material investigation, pending against, or, to the Knowledge of the Company, threatened, in writing or otherwise, against the Company, any of the Company Subsidiaries, any present or former officer, director or employee of the Company or any of the Company Subsidiaries (in their capacities as such or related to their activities with the Company or any Company Subsidiary), and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to form the basis for any Proceedings or investigation, nor is the Company or any of the Company Subsidiaries subject to any material Order of, settlement agreement or other similar written agreement with any Governmental Authority or arbitrator (public or private) under which the Company or any such Company Subsidiary has any outstanding legal obligations.

5.13 Compliance with Laws and Orders; Governmental Authorization.

(a) Except as set forth in Section 5.13(a) of the Disclosure Schedule or as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, the Company and each of the Company Subsidiaries is and since December 31, 2015 has been in compliance with all applicable Laws and Orders, and, to the Knowledge of the Company, is not under investigation by a Governmental Authority with respect to any Law or Order. There is no Order of any Governmental Authority or arbitrator (public or private) outstanding against the Company or any of the Company Subsidiaries that is material to the Company and the Company Subsidiaries, taken as a whole.

(b) The Company and each of the Company Subsidiaries has all material Governmental Authorizations necessary for the ownership and operation of its businesses as presently conducted, and each such Governmental Authorization is in full force and effect. Except as set forth in Section 5.13(b) of the Disclosure Schedule, the Company and each of the Company Subsidiaries is and since December 31, 2015, has been in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses and since December 31, 2015, neither the Company nor any of the Company Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization and which allegations in such written notice have not been fully resolved to the satisfaction of such Governmental Authority prior to the date hereof.

5.14 Taxes.

(a) (i) Each Tax Return required to be filed with any Governmental Authority by the Company or any of the Company Subsidiaries has been filed when due (taking into account extensions) and is accurate and complete in all material respects;

(ii) the Company and each of the Company Subsidiaries has timely paid to the appropriate Governmental Authority all income and other material Taxes due and payable (whether or not shown on any Tax Return);

(iii) the Company and each of the Company Subsidiaries has complied in all material respects with all applicable Law relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by law, withheld and paid over to the proper Governmental Authority all amounts required to be so withheld and paid over, and all Tax Returns required with respect thereto have been properly completed in all material respects and timely filed, in each case except with respect to matters for which adequate accruals or reserves have been established, in accordance with GAAP, on the Financial Statements;

(iv) the Company and each of the Company Subsidiaries have established adequate accruals or reserves, in accordance with GAAP, for all Taxes for taxable periods beginning on or after the date of the most recent Financial Statements;

(v) there is no Proceeding against or with respect to the Company or any of the Company Subsidiaries in respect of any Tax and, to the Knowledge of the Company, there is no investigation, material dispute or claim against or with respect to the Company or any of the Company Subsidiaries, pending or, to the Knowledge of the Company, threatened or otherwise claimed or raised in respect of any Tax;

(vi) none of the Company or any of the Company Subsidiaries has consented or requested to extend the time, or is the recipient of any extension of time, in which any Tax Return may be filed or any Tax may be assessed or collected by any Governmental Authority (other than any extension which is no longer in effect) and none of the Company nor any of the Company Subsidiaries has waived any statute of limitations;

(vii) no power of attorney granted by or with respect to the Company or any of the Company Subsidiaries for Taxes is currently in force, no ruling with respect to Taxes has been requested by or on behalf of the Company or any of the Company Subsidiaries; and no closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign law has been entered into or requested by or with respect to the Company or any of the Company Subsidiaries;

(viii) the Company has provided or made available to the Company prior to the date hereof true, correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies filed, assessed against, or agreed to by the Company and each of the Company Subsidiaries with respect to Taxes and all correspondence with any Governmental Authority regarding Taxes;

(ix) none of the Company or any of the Company Subsidiaries owns any interest in any controlled foreign corporation (as defined in Section 957 of the Code or any similar provision of any state, local or foreign law), or passive foreign investment company (as defined in Section 1297 of the Code) or other entity the income of which is or could be required to be included in the income of the Company or any of the Company Subsidiaries;

(x) none of the Company or any of the Company Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

(xi) none of the Company or any of the Company Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any tax period (or portion thereof) beginning after the Closing as a result of any: (i) deferred intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law); (ii) installment sale or other open transaction disposition made on or prior to the Closing Date or application of the completed contract method of accounting or the cash method of accounting to any transaction occurring on or prior to the Closing Date; (iii) prepaid amount, advance payment or deferred revenue received on or prior to the Closing Date; (iv) change in accounting method for a taxable period wending on or prior to the Closing Date; or (v) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (vi) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income law) executed on or prior to the Closing Date; (vii) election under Section 965 of the Code; or (viii) application of Section 951, 951A, 956 or 965 of the Code to any interest held in a “deferred foreign income corporation” or in a “controlled foreign corporation” (as respectively defined in Sections 965 and 957 of the Code) with respect to income earned or recognized, payments received or ownership of “United States property” (as defined in Section 956 of the Code) on or prior to the Closing Date (determined without regard to the limitations under Section 952(c)(1) of the Code);

(xii) Section 5.14(a)(xii) of the Disclosure Schedule sets forth each corporation, joint venture, partnership, or other entity in which the Company or any of the Company Subsidiaries owns an equity interest and in which any Person other than the Company or any of the Company Subsidiaries also owns an equity interest, and the interest owned by such Person;

(xiii) all payments by, to, or among the Company and the Company Subsidiaries comply in all material respects with all applicable transfer pricing requirements imposed by any Governmental Authority;

(xiv) none of the assets or liabilities of the Company or the Company Subsidiaries is a debt obligation that (i) is subject to any provisions of applicable Law that would limit or disallow a deduction for interest expense relating to such liability or (ii) would require the collection of withholding Tax by the Company or any of the Company Subsidiaries;

(xv) all records which the Company and each of the Company Subsidiaries is required to keep for Tax purposes or which would be needed to substantiate any claim made or position taken in relation to Taxes by the Company and each of the Company Subsidiaries, have been duly kept in all material respects and are available for inspection at the premises of the Company or applicable Subsidiary;

(xvi) except as set forth in Section 5.14(a)(xvi) of the Disclosure Schedule, the Company and each of the Company Subsidiaries is in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a Governmental Authority, and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order;

(xvii) all of the Company’s and each of the Company Subsidiaries’ property that is subject to property Tax has been properly listed and described on the property Tax rolls of the appropriate Tax jurisdiction and no portion of any of the Company’s or any of the Company Subsidiaries’ property constitutes omitted property for property Tax purposes;

(xviii) none of the Company or any of the Company Subsidiaries has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code;

(xix) none of the Company or any of the Company Subsidiary has made an election under Section 108(i) of the Code to defer the recognition of any cancellation of indebtedness income;

(xx) except as set forth in Section 5.14(a)(xx) of the Disclosure Schedule, there is no material property or obligation of the Company or any of the Company Subsidiaries, including uncashed checks to vendors, customers, or employees, non-refunded overpayments or unclaimed subscription balances, that is escheatable to any state or municipality under any applicable escheatment laws, that may at any time become escheatable to any state or municipality under an applicable escheatment laws; and

(xxi) there are no Liens for Taxes on any of the assets of the Company or any of the Company Subsidiaries other than for Taxes not yet due and payable.

(b) During the three (3)-year period ending on the date of this Agreement, neither the Company nor any of the Company Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 or 361 of the Code.

(c) (i) Neither the Company nor any of the Company Subsidiaries is, or has been, a party to any Tax Sharing Agreement (other than an agreement exclusively between or among the Company and the Company Subsidiaries or among the Company Subsidiaries) pursuant to which it will have any obligation to make any payments for Taxes after the Closing Date, (ii) neither the Company nor any of the Company Subsidiaries has been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is or was the Company), and (iii) neither the Company nor any of the Company Subsidiaries has any liability for the payment of any Tax imposed on any Person (other than the Company or any of the Company Subsidiaries) as a transferee or successor.

(d) As of December 31, 2017, the Company had net operating losses of approximately $ 79,100,000. As of December 31, 2018, the Company did not have any net operating losses or other tax attributes subject to limitation under Section 279, 382, 383, or 384 of the Code, or of the federal consolidated return regulations.

(e) Each of I.D. Systems Gmbh and I.D. Systems (UK) Ltd. is, and always has been, treated as a corporation for U.S. federal, and applicable state and local, tax purposes. Each of Asset Intelligence, LLC and Keytroller, LLC is, and always has been, treated as an entity disregarded from its sole owners for U.S. federal, and applicable state and local, tax purposes.

(f) Neither the Company nor any of the Company Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(g) No jurisdiction in which neither the Company nor any of the Company Subsidiaries files Tax Returns has made a claim in writing which has not been resolved that the Company or any of the Company Subsidiaries is or may be liable for Tax in that jurisdiction. Neither the Company nor any of the Company Subsidiaries (i) has a permanent establishment (within the meaning of any applicable Tax treaty), or otherwise has an office, fixed place of business or other presence through employees or otherwise, in a country outside of its country of formation, or (ii) is subject to Tax in any country outside of its country of formation by virtue of having a source of income in that jurisdiction.

5.15 Employees and Employee Benefit Plans.

(a) Section 5.15(a) of the Disclosure Schedule contains a correct and complete list identifying each material Company Plan. Except as would not reasonably be expected to result in a material liability to the Company and the Company Subsidiaries, taken as a whole, each Company Plan complies in form and has been maintained and operated in all material respects in accordance with its terms and applicable Law. “Company Plan” means each “employee benefit plan”, as defined in Section 3(3) of ERISA, each employment agreement, consulting agreement, advisor agreement, severance agreement or plan, and each other plan, practice, program, fund, agreement or other arrangement, whether written or unwritten, providing for employment, compensation, bonuses, performance awards, commissions, profit-sharing, equity (or equity-based) compensation or other forms of incentive or deferred compensation, insurance (including any self-insured arrangements), provident or pension funds (including education funds), severance pay, fringe benefits, vacation, health or medical benefits, disability or sick-leave payments, loans, separation, relocation, work permits, change of control payments, or post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any of its ERISA Affiliates and covers any current or former employee, officer, director, or other service provider of the Company or any of its ERISA Affiliates, or with respect to which the Company or any of its ERISA Affiliates has any liability, other than a Multiemployer Plan. The Company has made available to the Investors with respect to each material Company Plan: (A) copies of all material documents embodying and relating to each such Company Plan, including the plan document (or, if not written, a written summary of its terms, excluding in this respect, Company Plans that provide benefits solely to the extent mandated by applicable Law), administrative service agreements, group insurance Contracts, all amendments thereto and all related trust documents, (B) all material correspondence to or from any Governmental Authority relating to any Company Plan and the most recent annual report (including Form 5500) and tax return (including Form 990), if any, required under ERISA, the Code or any other applicable Law in connection therewith, (C) the most recent actuarial report (if applicable), (D) the most recent summary plan description, if any, required under ERISA, (E) the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Company Plan intended to be qualified under Section 401(a) of the Code and (F) non-discrimination test results for the most recent three (3) years. Each Company Plan (other than an employment agreement or any similar agreement that cannot be terminated without the consent of the other party) can be amended, terminated or otherwise discontinued at any time, without the consent of plan participants or any other Person and without liability to the Company and any Subsidiary (other than ordinary administrative expenses and in respect of accrued benefits thereunder).

(b) All Company Plans that are intended to be qualified under Section 401(a) of the Code have received currently effective determination letters from the IRS to the effect that such Company Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or are based on prototype or volume submitter documents that have received such letters, no such determination letter has been revoked, and to Knowledge of the Company, no such revocation has been threatened, and no act or omission has occurred, that would reasonably be expected to adversely affect such Company Plan’s qualification.

(c) Neither the Company nor any of its ERISA Affiliates maintains, contributes to, sponsors, is required to contribute to or has any liability, contingent or otherwise, with respect to (or has in the past six (6) years maintained, contributed to, sponsored, been required to contribute to or had any liability, contingent or otherwise, with respect to) a (i) single employer plan or other pension plan that is subject to Title IV of ERISA or the funding requirements of Section 302 of ERISA or Section 412 of the Code or (ii) “multiple employer plan” within the meaning of Section 413(c) of the Code.

(d) Neither the Company nor any of its ERISA Affiliates maintains, contributes to, sponsors, is required to contribute to or has any liability, contingent or otherwise, with respect to (or has in the past six (6) years maintained, contributed to, sponsored, been required to contribute to or had any liability, contingent or otherwise, with respect to) a multiemployer plan as defined in Section 3(37) of ERISA (a “Multiemployer Plan”).

(e) Except as set forth in Section 5.15(e) of the Disclosure Schedule, the consummation of the Transactions will not (either alone or together with any other event) (i) entitle any employee, officer, director, or other independent contractor of the Company or the Company Subsidiaries (whether current, former or retired) or their beneficiaries to any payment (including severance pay, unemployment compensation, golden parachute, bonus, salary raise, the redemption of any accrued entitlements or otherwise) or benefit under a Company Plan (other than payments in accordance with applicable Law), (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any Company Plan, (iii) increase the amount payable or trigger any other financial obligation pursuant to any Company Plan, or (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any Person or result in any amounts payable to any “disqualified individual” failing to be deductible for federal income tax purposes by virtue of Section 280G of the Code or subject to an excise tax under Section 4999 of the Code. Neither the Company nor any of the Company Subsidiaries has any obligation to gross up, indemnify or otherwise reimburse any current or former employee, director or other independent contractor of the Company or any of the Company Subsidiaries for any Tax incurred by such individual (or beneficiary, as applicable) under Section 409A or 4999 of the Code.

(f) Except as would not reasonably be expected to result in a material liability to the Company and the Company Subsidiaries, taken as a whole, each Company Plan (i) if intended to qualify for special tax treatment, meets all the requirements for such treatment, (ii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles, and (iii) has been maintained in compliance with all applicable Law.

(g) Each Company Plan that is subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings and final regulations).

(h) Except as set forth in Section 5.15(h) of the Disclosure Schedule, none of the Company Plans promises or provides retiree medical or other retiree welfare benefits to any Person, except as required by applicable law.

(i) With respect to each Company Plan, (i) no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred, (ii) as of the date of this Agreement, there are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or anticipated (other than routine claims for benefits), and (iii) as of the date of this Agreement, there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by any Governmental Authority, in each case of clauses (i) through (iii) which would reasonably be expected to result in a liability that is material to the Company and the Company Subsidiaries, taken as a whole.

5.16 Labor and Employment Matters.

(a) Except as set forth in Section 5.16(a) of the Disclosure Schedule, none of the Company or any of the Company Subsidiaries is a party to, bound by or has any obligation with respect to any collective bargaining agreement or other labor union Contract, nor has it experienced any actual or threatened strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Except as has not resulted in, and would not reasonably be expected to result in, a material liability to the Company and the Company Subsidiaries, taken as a whole, (i) none of the Company or any of the Company Subsidiaries has breached or otherwise failed to comply with the provisions of any Company collective bargaining agreement and there are no grievances or arbitrations outstanding thereunder; (ii) there are no labor organizational campaigns, corporate campaigns, petitions, demands for recognition or, to the Knowledge of the Company, other unionization activities seeking recognition of a bargaining unit at the Company or any of the Company Subsidiaries; (iii) there are no unfair labor practice charges, grievances, arbitrations or other complaints or union matters before the National Labor Relations Board or other labor board of Governmental Authority or arbitrator (public or private) that would reasonably be expected to affect the employees of the Company and the Company Subsidiaries; (iv) there are no current or, to the Knowledge of the Company, threatened strikes, slowdowns, lockouts, organized labor disputes or work stoppages, involving the Company or any of the Company Subsidiaries, and no such strike, slowdown, lockout, organized labor dispute or work stoppage has occurred within the two (2) years preceding the date hereof; (v) the execution of this Agreement and the consummation of the Transactions will not result in any breach or other violation of any collective bargaining agreement; (vi) the execution of this Agreement will not result in any breach or other violation of any notice, information or consultation obligations under applicable labor Law; (vii) the Company and the Company Subsidiaries are and have at all times been in compliance in all material respects with (x) the Worker Adjustment and Retraining Notification Act of 1988, or any similar applicable Law relating to plant closings and layoffs and (y) applicable Law respecting labor, employment, hiring, termination, immigration, fair employment practices (including equal employment opportunity Law), terms and conditions of employment, classification of employees, workers’ compensation, disability, discrimination, engagement of independent contractors, harassment, retaliation, and mandatory social insurance, occupational safety and health, affirmative action, plant closings, and wages and hours; and (viii) there are no legal actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened, relating to any employment related matter involving any current or former employee of the Company or any Subsidiary or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law.

(b) Except as set forth in Section 5.16(b) of the Disclosure Schedule, to the Knowledge of the Company, no current key employee of the Company or any of the Company Subsidiaries (i) intends to terminate his or her employment with the Company or such Subsidiary, (ii) has received an offer to join a business that may be competitive with the Company’s or the Company Subsidiary’s business, or (iii) is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person other than the Company) that may materially interfere with such employee’s performance of his or her duties or responsibilities to the Company or such Subsidiary.

5.17 Insurance. Each of the insurance policies and self-insurance programs and arrangements relating to the business, assets and operations of the Company and the Company Subsidiaries is in full force and effect and are valid and enforceable and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business and all premiums due thereunder have been paid. As of the date hereof, since December 31, 2015, neither the Company nor any of the Company Subsidiaries has received any written notice regarding any actual or possible: (a) cancellation or invalidation of any such insurance policy, other than such cancellation or invalidation that would not constitute a Material Adverse Effect; or (b) written notice of refusal of any coverage or rejection of any claim under any such insurance policy that if not paid would constitute a Material Adverse Effect. With respect to each Proceeding that has been filed or investigation initiated against the Company or any of the Company Subsidiaries since December 31, 2015, no insurance carrier has issued a denial of coverage with respect to any such Proceeding or investigation, or informed any of the Company nor any of the Company Subsidiaries of its intent to do so, other than such denial that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.18 Properties.

(a) Neither the Company nor any of the Company Subsidiaries own any real property or is a party to any Contract (including any option agreement) to purchase any interest in real property.

(b) Section 5.18(b) of the Disclosure Schedule sets forth as of the date hereof, the address of all Leased Real Property over 4,000 square feet, the identity of the lessor, lessee and current occupant (if different from the lessee) of such Leased Real Property and a list, as of the date hereof, of all such leases, subleases, licenses and other occupancy agreements related thereto, including all amendments and supplements thereto and guaranties thereof (the “Company Real Property Leases”). The Company has made available to the Investors complete, correct and accurate copies of each Company Real Property Lease. Except as set forth in Section 5.18(b) of the Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has leased, subleased, licensed or otherwise granted to any Person the right to use or occupy any of the Leased Real Property over 4,000 square feet or any portion thereof. The Leased Real Property constitutes all of the real property used or occupied by the Company and the Company Subsidiaries in the conduct of their respective businesses.

(c) The Company or one of the Company Subsidiaries owns good and valid and legally compliant leasehold title (to the extent such concepts are applicable in the jurisdiction(s) governing such leasehold title) to the Leased Real Property free and clear of all Liens, except (i) Permitted Liens and (ii) in respects that would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

5.19 Intellectual Property.

(a) The Company and the Company Subsidiaries (i) exclusively own, without Liens or restrictions, except for Permitted Liens, all Owned Intellectual Property Rights, and (ii) have a valid right and license to use all Licensed Intellectual Property Rights that are sufficient for carrying out the business of the Company and the Company Subsidiaries. To the Knowledge of the Company, all of the Intellectual Property Rights registered, issued or the subject of a pending application with a Governmental Authority (“Registered Intellectual Property Rights”) of the Company and the Company Subsidiaries are valid and in full force and effect, and payment of all renewal and maintenance fees and expenses in respect thereof, and all filings related thereto, have been duly made. Nothing in this Section 5.19(a) shall be deemed to be a representation or warranty regarding the infringement or misappropriation of the Intellectual Property Rights of any Person, for which the sole representations and warranties are set forth in Section 5.19(b).

(b) As of the date hereof, to the Knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. Since January 1, 2015, to the Knowledge of the Company, neither the Company nor any of the Company Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person except as was not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. There is no Proceeding to which the Company or any of the Company Subsidiaries is a party or, to the Knowledge of the Company, investigation, pending against or, to the Knowledge of the Company, threatened in writing against, the Company or any of the Company Subsidiaries (A) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any of the Company Subsidiaries in any of the Owned Intellectual Property Rights or Licensed Intellectual Property Rights, (B) alleging that any Company Intellectual Property Right is invalid or unenforceable, or seeking to oppose or cancel any Owned Intellectual Property Right, or (C) alleging that the use of any Owned Intellectual Property Rights or that the conduct of the business of the Company or any of the Company Subsidiaries do or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property Right of any Person, except for each of (A), (B) and (C) for matters that would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(c) None of the Owned Intellectual Property Rights and, to the Knowledge of the Company, none of the Licensed Intellectual Property Rights have been adjudged invalid or unenforceable in whole or part. To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Rights, except as was not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(d) Section 5.19(d) of the Disclosure Schedule contains a true and complete list of all United States, international and foreign (i) patents and patent applications (including provisional applications), (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, (iii) registered internet domain names, (iv) registered copyrights and applications for copyright registration, and (v) any other Intellectual Property that is, including in each case of (i) through (iv), the subject of an application, certificate, filing, registration or other document issued, filed, or recorded by or with any Governmental Authority or quasi-governmental authority anywhere in the world, including internet domain name registries, which are owned by, registered or filed in the name of, the Company or any of the Company Subsidiaries, and where applicable the jurisdiction in which each of the foregoing items has been applied for, filed, issued or registered (collectively, the “Company Registered IP”). Section 5.19(d) of the Disclosure Schedule sets forth a list of all actions that are required to be taken by the Company or any of the Company Subsidiaries within one hundred and twenty (120) days of the Closing with respect to any of the Company Registered IP in order to avoid prejudice to, impairment or abandonment of the Company Registered IP.

(e) Except as set forth in Section 5.19(e) of the Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has (i) granted any third party exclusive rights to or under any Company Intellectual Property Rights, (ii) transferred ownership of any Intellectual Property to any third party, or (iii) permitted the Company’s or any Company Subsidiary’s rights in any Owned Intellectual Property Rights to lapse or enter the public domain.

(f) Neither the execution, delivery and performance of this Agreement or any ancillary agreements will (i) constitute a breach of or default under any instrument, license or other Contract pursuant to which the Company or any of the Company Subsidiaries granted to any third party any rights in any Company Intellectual Property Rights or pursuant to which the Company or any of the Company Subsidiaries received licenses in any Licensed Intellectual Property Rights, (ii) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company Intellectual Property Rights, or (iii) materially impair the right of the Company or any of the Company Subsidiaries to use, develop, make, have made, offer for sale, sell, import, copy, modify, create derivative works of, distribute, license, or dispose of any Company Intellectual Property Rights.

(g) Except as set forth in Section 5.19(g) of the Disclosure Schedule, there are no royalties, honoraria, fees or other payments payable by the Company or any of the Company Subsidiaries to any third party as a result of the use, license-in, manufacture, sale, offering for sale, copying, distribution, or disposition of any Company Intellectual Property Rights and none shall become payable as a result of the consummation of the transactions set forth herein.

(h) The Company and each of the Company Subsidiaries has taken all commercially reasonable steps to protect, preserve and maintain the secrecy and confidentiality of all of its confidential information and all confidential information disclosed to it by third parties. All current and former officers, employees, consultants and independent contractors of the Company and any of the Company Subsidiaries having access to confidential information and/or proprietary information of the Company or any of the Company Subsidiaries have executed and delivered to the Company or any of the Company Subsidiaries an agreement regarding the protection of such information. The Company and each of the Company Subsidiaries has obtained proprietary information and invention disclosure and assignment agreements substantially in the form provided to Parent from all current and former employees and consultants of the Company and each of the Company Subsidiaries. Notwithstanding the foregoing, the Company and each of the Company Subsidiaries has secured valid written assignments from all of the Company’s or any of the Company Subsidiaries’ current and former consultants, independent contractors, founders and employees, who were involved in or who contributed to the creation or development of any Company Intellectual Property Rights, pursuant to which (i) the Company or any of the Company Subsidiaries has obtained unencumbered, unrestricted and exclusive ownership of all Intellectual Property Rights therein and (ii) the assignee waived all right, title and interest in and to all Intellectual Property Rights therein, including moral rights and the right to receive royalties or other consideration. No current or former employee, officer, director, consultant or independent contractor of the Company or any of the Company Subsidiaries has any right, license, claim or interest whatsoever in or with respect to any Company Intellectual Property Rights.

(i) None of the Company, any of the Company Subsidiaries and any other party acting on behalf of the Company or any of the Company Subsidiaries has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party of, any Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall, or could reasonably be expected to, result in the disclosure or delivery by the Company, any of the Company Subsidiaries, or any other party acting on behalf of the Company or any of the Company Subsidiaries to any party of any Company Source Code. As used in this Section 5.19(i), “Company Source Code” means, with respect to any Company Intellectual Property Rights, collectively, any human readable software source code, or any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in or relating to any software source code.

(j) Section 5.19(j) of the Disclosure Schedule lists all Open Source Materials that have been incorporated into, combined with or distributed with any Company products or services. Neither the Company nor any of the Company Subsidiaries or a third party acting on behalf of the Company or any of the Company Subsidiaries has distributed or incorporated into, combined with or used with any Company Intellectual Property Rights any Open Source Material that is subject to any agreement or license with terms or conditions that impose any requirement that any software using, linked with, incorporating, distributed with, based on, derived from or accessing, the software (A) be disclosed, made available or distributed in source code or object code form; (B) be licensed for the purpose of making derivative works available and/or redistributable; (C) be licensed under terms that allow or permit any third party to decompile, recompile, update, modify, reverse engineer, reverse assemble or disassemble all or any part of the software or merge the software into any other software; or (D) be redistributable at no charge.

(k) Neither the Company nor any of the Company Subsidiaries is or has ever been a member or promoter of or a contributor to any industry standards body or any similar organization that could reasonably be expected to require the Company or any of the Company Subsidiaries to grant or offer to any third party any license or right to any Company Intellectual Property Rights.

(l) Except as was not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) the Company and the Company Subsidiaries have taken commercially reasonable actions to protect the confidentiality, integrity and security of material Company IT Assets in the control of the Company and the Company Subsidiaries (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, and (ii) to the Knowledge of the Company, no Person has gained unauthorized access to such material Company IT Assets (or, to the Knowledge of the Company, the information and transactions stored or contained therein or transmitted thereby). To the Knowledge of the Company, the Company IT Assets and Owned Intellectual Property Rights do not contain any virus, software routine or hardware component designed to permit unauthorized access or to disable or otherwise harm any computer, systems or software, or any software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than an authorized licensee or owner of the software, other than documented security features.

(m) Other than as set forth in Section 5.19(m) of the Disclosure Schedule, no government funding or other incentives, facilities or resources of a university, college, other educational institution or research center, or funding from third parties (a “Governmental Grant”) was used in or received for the development of the Company’s products, services or any Owned Intellectual Property Rights or, to the Knowledge of the Company, Licensed Intellectual Property Rights and neither the Company nor any of the Company Subsidiaries has requested to receive any such funding or incentives. No current or former employee, consultant or independent contractor of the Company or any of the Company Subsidiaries who was involved in, or who contributed to, the creation or development of any Owned Intellectual Property Rights has performed services for the government, for a university, college or other educational institution or for a research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of the Company Subsidiaries. No Governmental Authority has any rights in any Company Intellectual Property Rights. Section 5.19(m) of the Disclosure Schedule describes in detail all Governmental Grants used in the development of Owned Intellectual Property Rights, all agreements in respect of said Governmental Grants and a list of all Owned Intellectual Property Rights that was developed using any Governmental Grants. The Company’s products (either marketed and/or under development) do not incorporate any Owned Intellectual Property Rights that was developed using any Governmental Grants. The Company and the Company Subsidiaries are in full compliance with all applicable laws, rule, guidelines, undertakings and agreements related to the Governmental Grants and no circumstances have occurred that will result in the cancellation of and/or an obligation by the Company, the Company Subsidiaries or Parent or the Company Subsidiaries to return any Governmental Grant.

(n) The Company and the Company Subsidiaries have a privacy policy (the “Company Privacy Policy”) regarding the collection and use of Personal Data, a true, correct and complete copy of which has been made available to the Investors prior to the date hereof. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, the Company and each of the Company Subsidiaries is in material compliance with all applicable Laws (and such party’s respective contractual commitments) regarding the collection, use, retention, transfer and protection of Personal Data and with the Company Privacy Policy, including database registration requirements. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, the Company and the Company Subsidiaries take commercially reasonable actions (including implementing and monitoring compliance with measures with respect to technical and physical security) intended to protect Personal Data maintained by the Company or any of the Company Subsidiaries against loss and against unauthorized access, use, modification, disclosure or other misuse. To the Company’s Knowledge, no Person has gained unauthorized access to or made any unauthorized use of any such Personal Data maintained by the Company or any of the Company Subsidiaries, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. The execution, delivery and performance of this Agreement and all related documents and the consummation of the Transactions do not materially violate the Company Privacy Policy. Upon Closing, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, the Company and/or its applicable Company Subsidiaries will continue to have the right to use Personal Data on identical terms and conditions as the Company or the Company Subsidiaries enjoyed immediately prior to the Closing.

5.20 Environmental Matters.

(a) Except as set forth in Section 5.20(a) of the Disclosure Schedule, there is no material Environmental Claim pending or, to the Knowledge of the Company, threatened in writing against the Company, any of the Company Subsidiaries, or, to the Knowledge of the Company, against any Person whose liability for such Environmental Claims the Company or any of the Company Subsidiaries has retained or assumed either contractually or by operation of law.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, the Company and the Company Subsidiaries are and, since December 31, 2015, have been in compliance with all applicable Environmental Laws and all of the Company’s necessary Environmental Permits.

(c) There are no actions, activities, circumstances, facts, conditions, events or incidents, including the presence or Release of any Hazardous Substance, which would be reasonably likely to form the basis of any material Environmental Claim against the Company, any of the Company Subsidiaries, or to the Knowledge of the Company, against any Person whose liability for such Environmental Claims the Company or any of the Company Subsidiaries has retained or assumed either contractually or by operation of law.

5.21 Material Contracts.

(a) Section 5.21(a) of the Disclosure Schedule sets forth a true and complete list of each of the following types of Contracts to which the Company or any of the Company Subsidiaries has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which any of their respective properties or assets is subject, in each case as of the date hereof, but excluding any purchase orders, invoices, requisition forms, or other form purchasing documents and any Company Plans disclosed on Section 5.15(a) of the Disclosure Schedule:

(i) (A) contains any exclusivity or similar provision that is binding on the Company or any of the Company Subsidiaries (or would purport to be binding, after the Closing Date, on Parent or any of the Company Subsidiaries) or (B) otherwise limits or restricts the Company or any of the Company Subsidiaries (or would purport to limit or restrict, after the Closing Date, Parent or any of the Company Subsidiaries) from (1) engaging or competing in any line of business in any location or with any Person, (2) selling any products or services of or to any other Person or in any geographic region, or (3) obtaining products or services from any Person, in each case of clause (A) and clauses (1), (2) and (3) of clause (B), that is material to the Company and the Company Subsidiaries, taken as a whole;

(ii) includes (A) any “most favored nation” terms and conditions (including with respect to pricing) granted by the Company or any of the Company Subsidiaries to a Third Party, or (B) any arrangement whereby the Company or any of the Company Subsidiaries grants any right of first refusal or right of first offer or similar right to a Third Party, in each case of clauses (A) and (B) that is material to the Company and the Company Subsidiaries, taken as a whole;

(iii) is a joint venture, strategic alliance or partnership agreement that either (A) is material to the Company and the Company Subsidiaries, taken as a whole, or (B) would reasonably be expected to require the Company and the Company Subsidiaries to make expenditures in excess of $300,000 in the aggregate during the 12-month period following the date hereof;

(iv) is a loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture or other binding commitment (other than letters of credit and those between the Company and the Company Subsidiaries) relating to indebtedness for borrowed money in an amount in excess of $500,000 individually;

(v) is a Contract with respect to an interest, rate, currency or other swap or derivative transaction (other than those between the Company and the Company Subsidiaries) with a fair value in excess of $100,000;

(vi) is a material Contract with respect to any Company Intellectual Property Rights and not for “off-the-shelf” software or hardware generally commercially available on standard and non-discriminatory terms;

(vii) is an acquisition agreement, asset purchase or sale agreement, stock purchase or sale or purchase agreement or other similar agreement, in each case for the purchase or sale of a corporation, partnership, or other business organization or business thereof (including all or substantially all of the assets of such business), pursuant to which (A) any other Person has the right to acquire any assets of the Company or any of the Company Subsidiaries or (B) any other Person has the right to acquire any equity interests in the Company or any of the Company Subsidiaries;

(viii) is a settlement or similar agreement with any Governmental Authority or arbitrator (public or private) (including any corporate integrity agreement, monitoring agreement or deferred prosecution agreement) or order or consent of a Governmental Authority or arbitrator (public or private) (including any consent decree or settlement order) to which the Company or any of the Company Subsidiaries is subject involving performance on or after the date hereof by the Company or any of the Company Subsidiaries and in an amount in excess of $100,000 individually;

(ix) any Contract (or series of related Contracts) pursuant to which the Company or any Company Subsidiary has continuing “earn-out” or similar obligations that could result in payments from the Company or any Company Subsidiary in an amount in excess of $100,000 per Contract;

(x) any Contract (or series of related Contracts) that creates an obligation of the Company or any of the Company Subsidiaries to make any capital commitment, loan or capital expenditure in an amount in excess of $100,000 per twelve-month period after the date hereof;

(xi) any Contract with the Company Customers and Suppliers;

(xii) any Contract that contains a change in control provision that would be triggered in connection with consummation of the Transactions, provided that (i) such Contract has provided $100,000 or more of revenue to the Company or any of the Company Subsidiaries, individually or in the aggregate, in the twelve-month period prior to the date hereof, or would reasonably be expected to provide $100,000 or more of revenue to the Company or any of the Company Subsidiaries, individually or in the aggregate, in the twelve-month period after the date hereof or (ii) such change in control provision expressly requires aggregate payments by the Company or any the Company Subsidiaries, individually or in the aggregate, in excess of $100,000;

(xiii) any Contract (including any loan) between the Company or any of its Significant Subsidiaries, on the one hand, and any officer, director or Affiliate (other than a wholly-owned Subsidiary) of the Company or any of its Significant Subsidiaries or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which the Company or any of its Significant Subsidiaries has an obligation to indemnify such officer, director, Affiliate or family member, but not including any Company Plans;

(xiv) any stockholder, investors rights, registration rights or similar agreement or arrangement;

(xv) any Contract pursuant to which the Company or any of the Company Subsidiaries has continuing obligations or interests involving (A) “milestone” or other similar contingent payments to be made to or by the Company or any of the Company Subsidiaries upon the achievement of certain milestones, including upon the achievement of regulatory or commercial milestones or (B) payment of royalties or other amounts calculated based upon any revenues or income of the Company or any of the Company Subsidiaries, in each case (x) which payments after the date hereof would reasonably be expected to be: (i) in the case of suppliers and subcontractors, more than $200,000 in the twelve (12) month period following the date hereof, and (ii) in the case of employees and sales representatives, more than $100,000 in the twelve (12) month period following the date hereof, and (y) that cannot be terminated by the Company or such Company Subsidiary without more than sixty (60) days’ notice without material payment or penalty;

(xvi) any employment, severance, consulting or other agreements which provide for compensating or providing benefits to, or that otherwise govern the terms of employment of, present or former employees or consultants of the Company or the Company Subsidiaries, which provide for base compensation payable to any employee or consultant of the Company or any of the Company Subsidiaries in excess of $100,000 per year;

(xvii) any material collective bargaining agreement or other material Contract with any labor union;

(xviii) any Contract (including any option agreement) to purchase or sell any interest in real property, and any Company Real Property Lease;

(xix) any Contract relating to the indemnification of any director or officer of the Company or any of the Company Subsidiaries that deviates from the form of indemnification agreement made available to the Investors; or

(xx) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company under Item 1.01 on a Current Report on Form 8-K.

Each Contract of the type described in clauses (i) through (xx) is referred to herein as a “Company Material Contract.”

(b) Except for this Agreement or as set forth in Section 5.21(a) of the Disclosure Schedule, as of the date hereof, none of the Company or any of the Company Subsidiaries is a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) that is to be performed after the date hereof that has not been filed as an exhibit to or incorporated by reference in a Company SEC Document.

(c) Each Company Material Contract is valid and binding and in full force and effect and, to the Company’s Knowledge, enforceable against the other party or parties thereto in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception. Since December 31, 2015, (i) except for breaches, violations or defaults which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of the Company Subsidiaries, nor to the Company’s Knowledge any other party to a Company Material Contract, is in violation of any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Company Material Contract, and (ii) neither the Company nor any of the Company Subsidiaries has received written notice that it has breached, violated or defaulted under any Company Material Contract which has not been cured or resolved. True and complete copies of the Company Material Contracts and any material amendments thereto have been made available to the Investors.

5.22 Customers and Suppliers. Section 5.22 of the Disclosure Schedule sets forth a true and complete list of (a) the ten (10) largest customers (by revenue) and five (5) largest suppliers (by expenditure) of the business of the Company and the Company Subsidiaries during the 2018 fiscal year and (b) the revenue attributed to such customers or spent with such suppliers in such fiscal year (collectively, the “Company Customers and Suppliers”). None of the Company Customers and Suppliers: (i) has terminated or, to the Knowledge of the Company, threatened, either in writing or orally, to terminate or not to renew or extend its relationship with the Company or any of the Company Subsidiaries; (ii) has notified the Company or any of the Company Subsidiaries, either in writing or, to the Knowledge of the Company, orally, that it intends to materially and adversely modify its relationship with, or materially reduce its purchases from or other business with, the Company or any Company Subsidiaries; (iii) has materially and adversely changed its pricing terms or any other terms of its business with the Company or any Company Subsidiaries; or (iv) to the Knowledge of the Company, has any plan or intention to do any of the foregoing. Since January 1, 2016, neither the Company nor any Company Subsidiary has received any written or, to the Knowledge of the Company, oral complaint from any of its customers or suppliers (including, without limitation, any of the Company Customers and Suppliers) concerning the products and/or services provided to or from the Company and/or any Company Subsidiaries, nor has the Company or any Company Subsidiaries had any of its respective products returned by a purchaser thereof, other than complaints and returns made in the ordinary course of business of the Company that, individually or in the aggregate, have not had a Material Adverse Effect.

5.23 Compliance with Anti-Corruption, Money Laundering, Import, Export Controls and Economic Sanctions.

(a) In the last five (5) years, the Company and the Company Subsidiaries have been and are in compliance with all applicable anti-corruption Law, including (i) the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S.C. § 78dd-1, et seq.) (the “FCPA”), (ii) any applicable Law promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed on December 17, 1997, and (iii) any other applicable Law of similar purpose and scope in any jurisdiction. In the last five (5) years, neither the Company nor any of the Company Subsidiaries nor any director or officer of the Company or any of the Company Subsidiaries nor, to the Company’s Knowledge, any (x) agent or Representative of the Company or any of the Company Subsidiaries in connection with its performance of its business with the Company or (y) employee of the Company or any of the Company Subsidiaries, has, directly or indirectly, given, made, offered or received or agreed to give, make, offer or receive any payment, gift, contribution, commission, rebate, promotional allowance, expenditure or other economic advantage: (A) which would violate any applicable anti-corruption Law or (B) to or for a Public Official with the intention of: (1) improperly influencing any official act or decision of such Public Official; (2) inducing such Public Official to do or omit to do any act in violation of his lawful duty; or (3) securing any improper advantage in each case in violation of applicable anti-corruption Law. For the purposes of this Agreement, “Public Official” includes any Person holding, representing or acting on behalf of a legislative, administrative or judicial office, and any Person employed by, representing or acting on behalf of a Governmental Authority or enterprise thereof (including a state-owned or state-controlled enterprise) or a public international organization, any representative or official of a political party or any candidate for any political office, but it does not include employees who are members of the reserve components of the United States Armed Forces. No officer or director of the Company or any of the Company Subsidiaries is a Public Official and, to the Company’s Knowledge, no employee of the Company or any of the Company Subsidiaries (in each case, that is not a director or officer) is a non-U.S. Public Official.

(b) In the last five (5) years, neither the Company nor any of the Company Subsidiaries nor any director or officer of the Company or any of the Company Subsidiaries nor, to the Company’s Knowledge, (x) any agent or Representative of the Company or any of the Company Subsidiaries in connection with its performance of its business with the Company, or (y) employee of the Company or any of the Company Subsidiaries has violated or operated in noncompliance with any, been subject to actual, pending, or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, written notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions or made any voluntary disclosures to any Governmental Authority in any way relating to anti-corruption or anti-money laundering Law or Law related to terrorism financing. The Company has instituted policies and procedures reasonably designed to ensure compliance by the Company, the Company Subsidiaries, directors, officers, employees, agents and Representatives with applicable anti-corruption Law, anti-money laundering Law and applicable Law related to terrorism financing.

(c) In the last five (5) years, the Company, the Company Subsidiaries, their respective directors and officers and, to the Company’s Knowledge, their respective agents, Representatives and employees acting on their behalf, (i) have complied in all material respects with all sanctions, export control, anti-boycott or customs Laws, and (ii) have not been subject to actual, pending, or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, written notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions or made any voluntary disclosures to any Governmental Authority relating to material violation of sanctions, export control, anti-boycott or customs Laws. The Company has instituted policies and procedures reasonably designed to ensure material compliance by the Company, the Company Subsidiaries, directors, officers, employees, agents and Representatives acting on behalf of the Company or any of the Company Subsidiaries with applicable sanctions, export control, anti-boycott and customs Laws.

5.24 Finders’ Fees, etc. Except as set forth in Section 5.24 of the Disclosure Schedule, there is no investment banker, broker or finder that has been retained by or is authorized to act on behalf of the Company, Parent or any Company Subsidiary who might be entitled to any fee or commission from the Company, Parent or any of their respective Affiliates in connection with the Transactions.

5.25 Related Party Transactions. Except (a) for indemnification, compensation, employment or other similar arrangements between the Company or any of the Company Subsidiaries, on the one hand, and any stockholder, director, officer or other Affiliate thereof, on the other hand, (b) as set forth in Section 5.25 of the Disclosure Schedule and (c) as disclosed in the Company SEC Documents filed prior to the date hereof, there are no transactions, agreements, arrangements or understandings between the Company or any of the Company Subsidiaries, on the one hand, and stockholder, director, officer or other Affiliate thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

5.26 Application of Takeover Protections; Rights Agreements. The Company and the Company Board and Parent and the Parent Board have taken all necessary action, if any, in order to render inapplicable any restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203), control share acquisition, business combination, or other similar anti-takeover provision under the Company’s or Parent’s charter documents or the laws of its state of incorporation that is or would reasonably be expected to become applicable to any of the Investors as a result of the Investors, on the one hand, and the Company and Parent, on the other hand, fulfilling their obligations or exercising their respective rights under this Agreement and the other Transaction Documents, including, without limitation, Parent’s issuance of the Investment Shares and the Acquisition Shares and the Investors’ ownership of the Investment Shares and, when issued, the Conversion Shares, other than with respect to any transfer of any of the Investment Shares or Conversion Shares by any of the Investors. Neither the Company nor Parent has or has adopted a rights agreement, “poison pill” anti-takeover plan or other agreement or understanding relating to accumulations of beneficial ownership of Company Common Stock or Parent Common Stock or a change in control of the Company or Parent, respectively.

5.27 Tax Treatment. None of the Company, Parent, Merger Sub nor any of the respective Affiliates of each such Person has taken or agreed to take any action that would be reasonably likely to prevent, taken together with the issuance and sale of the Investment Shares to the Investors and the Acquisition pursuant to the Porsche Merger Agreement, the Parent Merger and the receipt of Parent Common Stock for Company Common Stock by the historic stockholders of the Company from qualifying as a transaction described in Section 351 of the Code.

5.28 No Directed Selling Efforts or General Solicitation. Neither the Company, Parent nor any Person acting on either of their behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

5.29 No Integrated Offering. Neither the Company, Parent nor any of their respective Affiliates, nor any Person acting on any of their behalf has, directly or indirectly, made any offers or sales of any Company or Parent security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company and Parent on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.

5.30 Rule 506 Compliance. To the Knowledge of the Company, neither the Company, Parent nor any Insider is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2)(i) or (d)(3). Neither the Company nor Parent is disqualified from relying on Rule 506 of Regulation D under the Securities Act (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Securities to the Investors pursuant to this Agreement. The Company and Parent have exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists. The Company has furnished to each Investor, a reasonable time prior to the date hereof, a description in writing of any matters, that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506(e). The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) would have existed and whether any disclosure is required to be made to the Investors under Rule 506(e). Any outstanding securities of the Company (of any kind or nature) that were issued in reliance on Rule 506 at any time on or after September 23, 2013 have been issued in compliance with Rule 506(d) and (e) and no party has any reasonable basis for challenging any such reliance on Rule 506 in connection therewith.

5.31 Private Placement. Assuming the accuracy of the representations and warranties of the Investors in ARTICLE 6 hereof, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.

5.32 Shell Company Status. Neither the Company nor Parent is, and has ever been, an issuer identified in Rule 144(i)(1) under the Securities Act.

5.33 Investment Company. Neither the Company nor Parent is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.34 No Fiduciary. The Company acknowledges that none of the Investors is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice or other guidance provided by any Investor or any of its representatives and agents with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s entry into such transactions. The Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and agents.

5.35 Acquisition Transactions. The Company has provided the Investors and their counsel with true and complete copies of the Acquisition Documents. The representations and warranties of Parent and Porsche Holdco and, to the Knowledge of the Company, the other parties to the Porsche Merger Agreement and the other Acquisition Documents are true and correct in all respects. To the Knowledge of the Company, there is no reason that Parent, Porsche Holdco or any of the other parties to the Porsche Merger Agreement or any other Acquisition Document will not be able to perform in all material respects their respective covenants and obligations set forth therein on a timely basis when due. Other than the Acquisition Documents expressly referenced in the Porsche Merger Agreement, to the Knowledge of the Company, there are no other agreements, arrangements, side letters or other understandings relating to the Acquisition.

5.36 Disclosure Documents. None of the documents required to be filed by the Company or Parent with the SEC after the date hereof in connection with the Transactions will, on the date of such filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. In furtherance and not in limitation of the foregoing, and subject to the last sentence of this Section 5.36, none of the information supplied by or on behalf of the Company, Parent or Merger Sub specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement becomes effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the definitive Joint Proxy Statement/Prospectus included in the Registration Statement at the time it becomes effective to be sent to the Company’s stockholders in connection with the Investment Transactions and Porsche’s shareholders in connection with the Acquisition Transactions (including any amendments or supplements, the “Joint Proxy Statement/Prospectus”)] will, at the date it is first mailed to the Company’s stockholders or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 5.36 no representation or warranty is made by the Company, Parent or Merger Sub with respect to information or statements made or incorporated by reference in the Registration Statement or the Joint Proxy Statement/Prospectus which were not supplied by or on behalf of the Company, Parent or Merger Sub.

5.37 Full Disclosure. No representation, warranty or other statement made by the Company, Parent or Merger Sub or any of their Affiliates in this Agreement or any other Transaction Document, or in any certificate delivered pursuant hereto or thereto by or on behalf of the Company, Parent or Merger Sub or any of their Affiliates contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such documents or certificates not misleading in light of the circumstances in which the same were made. There is no fact known to the Company or any of the Company Subsidiaries on the date hereof that the Company or any of the Company Subsidiaries have not disclosed to the Investors in writing prior to the date of this Agreement that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Notwithstanding anything to the contrary contained in the foregoing, none of the Company, Parent or Merger Sub makes any representation or warranty with respect to any forecasts, budgets, projections, estimates or other similar information provided by or on behalf of the Company, Parent or any of their respective Representatives, including in any “data rooms” or management presentations.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each of the Investors hereby severally, and not jointly, represents and warrants to Parent and the Company on and as of the date hereof and on the Closing Date, knowing and intending that Parent and the Company are relying thereon, that:

6.01 Organization and Existence. Such Investor is a duly organized and validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

6.02 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which it is a party have been duly authorized and each constitute or will constitute, assuming the due authorization, execution and delivery thereof by the other parties thereto, the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to the Bankruptcy and Equity Exception.

6.03 Investment Intent. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. Federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Securities to be received by such Investor hereunder will be acquired for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable securities Laws. Such Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

6.04 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Investor has significant experience in making private investments, similar to the purchase of the Securities hereunder.

6.05 Disclosure of Information. Such Investor has had an opportunity to receive all additional information related to Parent and the Company requested by it and to ask questions of and receive answers from Parent and the Company regarding Parent and the Company, the Company’s business and the terms and conditions of the offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on Parent’s and the Company’s representations and warranties contained in this Agreement.

6.06 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a) “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

6.07 Accredited Investor. Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

6.08 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any “general advertising” or “general solicitation” as those terms are contemplated in Regulation D, as amended, under the Securities Act.

6.09 Brokers and Finders. No Person will have, as a result of the Transactions, any valid right, interest or claim against or upon Parent, Company or any Company Subsidiary or Subsidiary of Parent for any broker’s, finder’s financial advisor’s or other commission or similar fee, or reimbursement in connection therewith, pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

6.10 Rule 506 Compliance. Neither such Investor nor, to the Knowledge of such Investor, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act and disclosed in writing in reasonable detail to the Company.

6.11 Disclosure Documents. Subject to the last sentence of this Section 6.11, none of the information supplied by or on behalf of such Investor specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement becomes effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Joint Proxy Statement/Prospectus will, at the date it is first mailed to the Company’s stockholders or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 6.11, no representation or warranty is made by such Investor with respect to information or statements made or incorporated by reference in the Registration Statement or the Joint Proxy Statement/Prospectus which were not supplied by or on behalf of such Investor specifically for inclusion or incorporation by reference therein.

6.12 Tax Matters. Such Investor is not subject to a binding commitment and has not otherwise agreed to sell, exchange, transfer by gift or otherwise dispose of any of the Investment Shares received by it pursuant to this Agreement, or take any other action that would be reasonably likely to prevent, taken together with the issuance and sale of the Investment Shares to the Investors and the Acquisition pursuant to the Porsche Merger Agreement, the Parent Merger and the receipt of Parent Common Stock for Company Common Stock by the historic stockholders of the Company, from qualifying as a transaction described in Section 351 of the Code.

ARTICLE 7

COVENANTS AND AGREEMENTS

7.01 Conduct of the Company. From the date hereof until the earlier of the Parent Merger Effective Time or the termination of this Agreement in accordance with ARTICLE 10 (the “Pre-Closing Period”), except as expressly contemplated by this Agreement, as set forth in Section 7.01 of the Disclosure Schedule, as consented to in writing by the Investors (such consent not to be unreasonably withheld, conditioned or delayed), or as required by applicable Law or Order, the Company shall, and shall cause each Company Subsidiary, including, without limitation, Parent, to, conduct its business in the ordinary course consistent with past practice and, to the extent consistent with the foregoing, use commercially reasonable efforts to (i) preserve intact its business organization, goodwill and reputation, (ii) preserve in all material respects its business relationships with its customers, lenders, suppliers, licensors, licensees, distributors and others having business relationships with it and with Governmental Authorities with jurisdiction over the Company’s operations and (iii) keep available its current officers and key employees. In addition, without limiting the generality of the foregoing, during the Pre-Closing Period, except as expressly contemplated by this Agreement, as set forth in Section 7.01 of the Disclosure Schedule, as consented to in writing by the Investors (such consent not to be unreasonably withheld, conditioned or delayed) or as required by applicable Law or Order, the Company shall not, nor shall it permit any Company Subsidiary, including, without limitation, Parent, to:

(a) amend the Certificate of Incorporation, Bylaws or other similar organizational documents (whether by merger, consolidation or otherwise), in each case, of the Company or any Company Subsidiary;

(b) directly or indirectly split, combine or reclassify any shares of capital stock of the Company or any of the Company Subsidiaries or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company or any of the Company Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any equity securities of the Company or any of the Company Subsidiaries, except for (i) the declaration, setting aside or payment of any dividends or other distributions by any of the Company Subsidiaries to the Company or any other wholly-owned Company Subsidiary, or in connection with any internal reorganization transactions solely among the wholly-owned Company Subsidiaries or (ii) acquisitions, or deemed acquisitions, of (A) Company Common Stock in connection with the payment of the exercise price of Company Options with Company Options or Company Common Stock (including in connection with “net exercises”), (B) Company Common Stock in connection with required Tax withholding in connection with the exercise of Company Options or the vesting of or issuance of Company Common Stock subject to Company Restricted Stock Awards or (C) equity securities of any Company Subsidiary by the Company or any Company Subsidiary;

(c) issue, deliver or sell, or authorize the issuance, delivery or sale of, any equity securities of the Company or any Company Subsidiary or any securities convertible into or exchangeable or exercisable for equity securities of the Company or any Company Subsidiary, other than (x) the issuance of any Company Common Stock pursuant to the exercise of Company Options or the vesting of Company Restricted Stock Awards, in each case that are outstanding as of the date hereof and set forth on Section 5.06(c) of the Disclosure Schedule, and in accordance with their terms as in effect on the date hereof and (y) as otherwise permitted pursuant to Section 7.01(m) and set forth in the corresponding section of the Disclosure Schedule or (ii) amend any term of any equity security of the Company or any of the Company Subsidiaries (in each case, whether by merger, consolidation or otherwise);

(d) incur or commit to any capital expenditures, except for (i) those as may be contemplated by the Company’s fiscal 2019 budget and capital expenditure plan made available to the Investors prior to the date hereof (whether or not such capital expenditures are made during the 2019 fiscal year) or (ii) any capital expenditures (or series of related capital expenditures) of less than $250,000 in the aggregate per fiscal quarter;

(e) acquire from any Third Party (by merger, consolidation, acquisition of substantial equity interests in or substantial assets or otherwise), directly or indirectly, any corporation, partnership, or other business organization or business thereof for an aggregate purchase price in excess of $1,000,000, other than (i) inventory, supplies and materials in the ordinary course of business of the Company and the Company Subsidiaries, (ii) pursuant to Contracts in effect on the date hereof and set forth in Section 5.21(a)(vii) or Section 5.21(a)(xviii) of the Disclosure Schedule, or (iii) assets, securities, properties, interests or businesses of the Company or any of the Company Subsidiaries;

(f) sell, license, lease or otherwise transfer, exchange, swap, dispose of or abandon or create or incur any Lien on, directly or indirectly, any of the Company’s or any Company Subsidiary’s assets, securities, properties, interests, leases or businesses, other than (i) sales of inventory, of products or services, or obsolete equipment, or non-exclusive licensing of Intellectual Property Rights, all in the ordinary course of business, (ii) sales, licenses, leases or transfers that are pursuant to Contracts in effect on the date hereof and set forth in Section 5.21(a)(iv), Section 5.21(a)(vii) or Section 5.21(a)(xviii) of the Disclosure Schedule, (iii) Permitted Liens, (iv) sales, licenses, leases or other transfers to, or Liens in favor of, the Company or any of the wholly-owned Company Subsidiaries or (v) Liens in an amount less than $100,000 in the aggregate;

(g) make any loans, advances or capital contributions to, or investments in, any other Person, or form or acquire any Subsidiary that is not wholly-owned by the Company or any of the wholly-owned Company Subsidiaries, other than (i) in connection with actions permitted by Section 7.01(d) or (e), (ii) loans, advances or capital contributions to, or investments in, the Company or any of the wholly-owned Company Subsidiaries, (iii) advances of expenses to employees or other service providers of the Company or the Company Subsidiaries in the ordinary course of business, for amounts individually not exceeding $50,000 and in the aggregate not exceeding $200,000, (iv) advances to customers of the Company or any of the Company Subsidiaries in the ordinary course of business consistent with past practice in connection with the sale of the Company’s products and services, or (iv) investments made in connection with treasury functions and cash management in the ordinary course of business;

(h) redeem, repurchase, prepay (other than prepayments of revolving loans in the ordinary course of business), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any indebtedness for borrowed money or guarantees thereof in a manner that increases the aggregate liability (including any contingent liability) of the Company or any Company Subsidiary thereunder, or issue or sell any debt securities, except for (i) indebtedness or guarantees between or among the Company and any of its wholly owned Subsidiaries and (ii) letters of credit issued and maintained in the ordinary course of business to the extent undrawn;

(i) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of the Company Subsidiaries from engaging or competing in any line of business, in any location or with any Person, or would purport to limit, after the consummation of the Acquisition Transactions, Porsche or any of its Subsidiaries from engaging or competing in any line of business;

(j) enter into any new line of business outside of the existing business of the Company and the Company Subsidiaries, other than pursuant to any product roadmaps in existence as of the date hereof and natural extensions or changes to such product roadmaps, in each case, which product roadmaps have been disclosed in writing to the Investors prior to the date hereof;

(k) other than (x) in the ordinary course of business consistent with past practice (including renewals consistent with the terms thereof) or (y) in a manner not material to the Company or any of the Company Subsidiaries, (i) amend or modify in any material respect or terminate (excluding terminations or renewals upon expiration of the term thereof in accordance with the terms thereof) any Contract which constitutes a Company Material Contract or waive, release or assign any material rights, claims or benefits under any Company Material Contract, or (ii) enter into any Contract (other than any non-material amendments entered into in the ordinary course of business) that would have been a Company Material Contract had it been entered into prior to the date hereof;

(l) (i) recognize any new labor organization, union, employee association, trade union, works council or other similar employee representative, or (ii) negotiate, enter into, amend, modify or terminate any collective bargaining agreement;

(m) grant, amend or terminate any equity or equity-based awards (including Company Common Stock, Company Options or Company Restricted Stock Awards), other than the grant of Company Options and Company Restricted Stock Awards covering not more than 40,000 shares of Company Common Stock in the aggregate, to newly-hired non-executive employees in the ordinary course of business and with such terms as are consistent with past practice (including vesting requirements and any provisions for acceleration upon specified events, provided that such awards will not provide for any vesting acceleration to occur as a result of the consummation of the Transactions);

(n) except (x) as required pursuant to the express provisions of a Company Plan in effect and provided in writing to the Investors prior to the date hereof, (y) as otherwise required by applicable Law or (z) as set forth in Section 7.01 of the Disclosure Schedule, (i) grant or provide any severance or termination payments or benefits (including pursuant to any agreement or arrangement or amendment to any existing agreement or arrangement) to any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of the Company Subsidiaries (including any obligation to gross-up, indemnify or otherwise reimburse any such individual for any Tax incurred by any such individual, including under Section 409A or 4999 of the Code), (ii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of the Company Subsidiaries, (iii) increase the compensation payable to any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of the Company Subsidiaries, other than (A) increases of compensation payable to non-executive employees of the Company or any of the Company Subsidiaries or independent contractors and consultants of the Company or any of the Company Subsidiaries, in the ordinary course of business consistent with past practice in an amount not to exceed $350,000 in the aggregate, and (B) increases in the compensation of any executive employee of not greater than an aggregate of three percent (3%) of the current consideration payable to such person, (iv) establish, adopt, terminate or amend any material Company Plan (including, without limitation, with respect to any plan, program, agreement, or other arrangement by and between the Company and any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of the Company Subsidiaries that provides for any payments or benefits in connection with a change in control, whether alone or in combination with other events such as a termination of service, or any plan, program, arrangement, policy or agreement that would be a material Company Plan if it were in existence on the date hereof, (v) terminate the employment of any current employee of the Company or any of the Company Subsidiaries with a title of senior vice-president or above other than for cause or for performance-related reasons or (vi) promote any employee of the Company or any of the Company Subsidiaries to a position that reports directly to the chief executive officer of the Company;

(o) waive, release, limit or condition any restrictive covenant obligation of any current or former employee or independent contractor of the Company or any of the Company Subsidiaries;

(p) change the Company’s methods of financial accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act (or any interpretation thereof), any Governmental Authority or applicable Law;

(q) (i) make or change any material election with respect to Taxes, (ii) adopt or change any method of Tax accounting or change any annual accounting period, (iii) amend any Tax Return, (iv) settle any claim or assessment in respect of Taxes, (v) agree to an extension or waiver of the limitation period for any claim or assessment in respect of Taxes, (vi) enter into any closing agreement or (vii) surrender any right to claim a Tax refund, offset or other reduction in Tax liability;

(r) (i) compromise or settle any Proceeding, in each case made or pending by or against the Company or any of the Company Subsidiaries (for the avoidance of doubt, including any compromise or settlement with respect to matters in which any of them is a plaintiff), or any of their employees, officers or directors in their capacities as such, other than the compromise or settlement of Proceedings that: (x) are for an amount (in excess of insurance proceeds), individually or in the aggregate, not to exceed $500,000, (y) do not involve an admission of guilt or impose any injunctive relief or a material restriction on the Company or the Company Subsidiaries and (z) do not involve material Owned Intellectual Property Rights or (ii) commence any Proceeding, other than in the ordinary course of business consistent with past practice;

(s) take any actions that would or would be reasonably likely to (i) result in any of the conditions set forth in ARTICLE 9 not being satisfied, (ii) result in new or additional required approvals from any Governmental Authority in connection with the Transactions that would materially delay the consummation the Transactions or (iii) materially impair the ability of Parent, the Company, Porsche Holdco or Merger Sub to consummate the Transactions in accordance with the applicable terms of the Transaction Documents or materially delay such consummation;

(t) authorize, apply for or cause to be approved the listing of Company Common Stock on any stock exchange other than Nasdaq;

(u) fail to pay any maintenance and similar fees or fail to take any other appropriate actions as necessary to prevent the abandonment, invalidation, loss, impairment or dedication to the public domain of any Company Intellectual Property Rights that are material to the conduct of the Company’s business;

(v) fail to repay or redeem any indebtedness in an amount exceeding $250,000 that becomes due and payable as a result of the Transactions or otherwise;

(w) cancel, terminate, fail to keep in place, pay any premium on, or reduce the amount of any insurance coverage provided by existing insurance policies without obtaining substantially equivalent (in the aggregate) substitute insurance coverage, unless the Company, in its reasonable judgment, determines that such cancellation, termination, failure to pay such premium or keep in place would not result in the Company and the Company Subsidiaries having inadequate coverage, including after giving effect to any insured self-retention or co-insurance feature;

(x) adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of the Company or any Company Subsidiary;

(y) acquire any fee interest in real property;

(z) enter into any material interest rate swaps, non-U.S. exchange or other similar hedging arrangements other than for purposes of offsetting a bona fide exposure (including counterparty risk); or

(aa) agree, resolve or commit to do any of the foregoing.

7.02 No Solicitation.

(a) The Company shall, shall cause the Company Subsidiaries to and shall use reasonable best efforts to cause its Representatives to, immediately cease (i) any communications, discussions or negotiations with any Person that may be ongoing with respect to a Company Acquisition Proposal, (ii) furnishing to any Person (other than the Investors, Porsche, their respective Representatives and the Company’s Representatives) any information with respect to a Company Acquisition Proposal and (iii) cooperating with, assisting in, participating in, facilitating or encouraging a Company Acquisition Proposal and, if applicable, shall request to have returned to the Company or destroyed any confidential information that has been provided to any Person during any such communications, discussions or negotiations occurring in the six (6) months prior to the date hereof. From and after the date hereof until the earlier to occur of the Parent Merger Effective Time or the date of termination of this Agreement in accordance with ARTICLE 10, the Company shall not, nor shall it permit any of the Company Subsidiaries or authorize or permit any of its Representatives to (and shall use reasonable best efforts to cause such Persons not to), directly or indirectly, (A) solicit, initiate or encourage (including by way of furnishing information) or facilitate any inquiry or the making or submission of any inquiry, proposal, indication of interest or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (B) subject to Section 7.02(b), approve, recommend or publicly propose to approve or recommend, a Company Acquisition Proposal, (C) subject to Section 7.02(b) approve, recommend, publicly propose to approve or recommend or execute or enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding, in each case relating to a Company Acquisition Proposal (other than an Acceptable Company Confidentiality Agreement) or a Company Superior Proposal (each an “Alternative Company Acquisition Agreement”), (D) enter into, continue or otherwise participate in any discussions or negotiations regarding any Company Acquisition Proposal, or (E) agree or commit, and the Company Board shall not resolve, to do any of the foregoing; provided, however, if, prior to the receipt of the Stockholder Approval, following the receipt of a bona fide written Company Acquisition Proposal that the Company Board determines in good faith, based on the advice of the Company’s outside financial advisors and outside legal counsel, is or could reasonably be expected to lead to a Company Superior Proposal and that was not solicited in violation of this Section 7.02(a) and was made after the date hereof, the Company may, in response to such Company Acquisition Proposal and to the extent that the Company Board determines that the failure to take any such action would result in a violation of the fiduciary duties of the Company Board under applicable Law, and subject to compliance with Section 7.02(b), furnish information with respect to the Company to the Person making such Company Acquisition Proposal and engage in discussions or negotiations with such Person regarding such Company Acquisition Proposal; provided, that (1) prior thereto the Company informs the Investors in writing of any such action, (2) prior to furnishing, or causing to be furnished, any such nonpublic information relating to the Company to such Person, the Company enters into a confidentiality agreement with the Person making such Company Acquisition Proposal (an “Acceptable Company Confidentiality Agreement”) that (x) does not contain any provision that would prevent the Company from complying with its obligation to provide any disclosure to the Investors or Porsche required pursuant to this Section 7.02 and (y) contains provisions that in the aggregate are no less restrictive on such Person than those contained in the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement (provided that such agreement does not need to contain any provision prohibiting (including any direct or indirect “standstill” or similar provisions that prohibit) the making of any Company Acquisition Proposal), and (3) promptly (but in any event within 24 hours) following furnishing any nonpublic information to such Person, the Company furnishes such nonpublic information to the Investors (to the extent such nonpublic information has not been previously so furnished to the Investors or their Representatives).

(b) Notwithstanding anything to the contrary in this Agreement, prior to the receipt of the Stockholder Approval, the Company Board may effect a Company Adverse Recommendation Change if (and only if): (I) (A) a written Company Acquisition Proposal that was not solicited in violation of Section 7.02(a) is made to the Company by a Third Party and such Company Acquisition Proposal is not withdrawn or (B) there has been a Company Intervening Event; (II) in the case of a Company Acquisition Proposal, the Company Board concludes in good faith, based on the advice of the Company’s outside financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes a Company Superior Proposal; and (III) the Company Board concludes in good faith, based on the advice of the Company’s outside legal counsel, that the failure to make a Company Adverse Recommendation Change would result in a violation of the fiduciary duties of the Company Board under applicable Law; provided, however, none of the Company, the Company Board or any committee thereof shall make a Company Adverse Recommendation Change unless:

(i) the Company Board provides the Investors at least five (5) Business Days’ prior written notice of its intention to take such action (it being understood that the delivery of such notice and any amendment or update thereto and the determination to so deliver such notice, update or amendment shall not, by itself, constitute a Company Adverse Recommendation Change), which notice shall specify in reasonable detail the reasons therefor and shall include, as applicable, (A) the information with respect to the Company Superior Proposal that is specified in Section 7.02(c), as well as a copy of such Company Acquisition Proposal and any related Alternative Company Acquisition Agreement, or (B) the facts and circumstances in reasonable detail of the Company Intervening Event;

(ii) during the five (5) Business Days following such written notice described in the foregoing clause (i) (or such shorter period as is specified in this Section 7.02(b) below), the Company Board and its Representatives have negotiated in good faith with the Investors (unless the Investors have expressly agreed in writing (e-mail is sufficient) not to negotiate) regarding any revisions to the terms of this Agreement that may, at the Investors’ sole discretion, be proposed by the Investors in response to such Company Superior Proposal or Company Intervening Event, as applicable; and

(iii) at the end of the five (5) Business Day period described in the foregoing clause (i) (or such shorter period as specified below in this Section 7.02(b)), the Company Board concludes in good faith, based on the advice of the Company’s outside legal counsel and financial advisors (and taking into account any adjustment or modification of the terms of this Agreement proposed in writing (e-mail is sufficient) by the Investors), that, as applicable (A) the Company Acquisition Proposal continues to be a Company Superior Proposal or (B) the Company Intervening Event continues to warrant a Company Adverse Recommendation Change and, in each case, that the failure to make such Company Adverse Recommendation Change would result in a violation of the fiduciary duties owed by the Company Board under applicable Law.

Any amendment or modification to any Company Superior Proposal will be deemed to be a new Company Acquisition Proposal for purposes of this Section 7.02 and the Company shall promptly (but in any event within 24 hours of occurrence) notify the Investors of any such new Company Acquisition Proposal and the Parties shall comply with the provisions of this Section 7.02(b) with respect thereto; provided, however, that the “matching period” set forth above shall in such circumstance expire on the later of three (3) Business Days after the Company Board provides written notice of such new Company Acquisition Proposal to the Investors and the end of the original five (5)-Business Day period described in clause (ii) above; provided, further, (x) whether or not there is a Company Adverse Recommendation Change, unless this Agreement has been terminated in accordance with Section 10.01, the Company Board shall submit this Agreement for adoption, and the other Company Proposals for approval, by the Company stockholders at the Stockholders’ Meeting (provided, however that, for so long as there is a Company Adverse Recommendation Change, the Company Board shall nevertheless be required in such case to solicit proxies in favor of (it being understood that a proxy card will be deemed “in favor of” a matter to be acted upon by the Company’s stockholders if it provides the stockholder with the ability to either vote for, vote against or abstain from voting on, such matter) the adoption of this Agreement and the approval of the other Company Proposals); and (y) in the event there is a Company Adverse Recommendation Change made in compliance with this Section 7.02(b) with respect to a Company Superior Proposal, the Company shall not enter into an Alternative Company Acquisition Agreement. For purposes of clarity, if there is a Company Adverse Recommendation Change, the Company may clearly and unambiguously disclose the Company Adverse Recommendation Change in the Joint Proxy Statement/Prospectus soliciting approval in favor of the adoption of this Agreement and the approval of the other Company Proposals.

(c) In addition to the obligations of the Company set forth in Section 7.02(a) or Section 7.02(b), the Company shall promptly (and in any event within 24 hours) notify the Investors in writing (i) of any inquiry, proposal, indication of interest or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal that are received by, or any non-public information with regard to any inquiry, proposal, indication of interest or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal is requested from, or any discussions or negotiations are sought to be initiated regarding any inquiry, proposal, indication of interest or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal with, the Company (or any of its Representatives), indicating, in connection with such notice, the identity of the Person or group of Persons making the inquiry, proposal, indication of interest or offer and the material terms and conditions of any such inquiries, proposals, indication of interests or offers (and providing copies of all related written inquiries, proposals, indication of interests or offers, including proposed agreements) and (ii) of the Company’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such Person making such Company Acquisition Proposal, information request or inquiry. In no event shall the Company begin providing any such information or engage in such discussions or negotiations prior to providing the Investors with the notice required by the preceding sentence. The Company thereafter shall (x) keep the Investors reasonably informed, on a reasonably prompt basis (and, in any event, within 24 hours) of the status of any material discussions or negotiations with respect to any such inquiries, proposal, indication of interests or offers and the details of any material changes to the status and material terms of any such inquiries, proposals, indication of interests or offers (including any material amendments thereto or any change to the scope or material terms or conditions thereof, and including copies of any written inquiries, proposals, indication of interests or offers, including proposed agreements and material modifications thereto) and (y) substantially concurrently with the delivery to any such Person, provide to the Investors any information concerning the Company or any of the Company Subsidiaries that is provided or made available to such Person or its Representatives unless such information has been previously provided or made available to the Investors or their Representatives.

7.03 Stockholders’ Meeting. The Company shall duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment or postponement thereof) (the “Stockholders’ Meeting”) as promptly as practicable after the date the Registration Statement is declared effective under the Securities Act (except as provided in this Section 7.03) for the purpose of voting on the Company Proposals. In connection with the Stockholders’ Meeting, subject to Section 7.02(b), the Company, acting through the Company Board, shall (i) recommend the adoption of this Agreement and approval of the other Company Proposals by the Company’s stockholders in the Joint Proxy Statement/Prospectus, (ii) otherwise comply with all legal and Nasdaq requirements applicable to such meeting, (iii) regardless of whether or not there has been a Company Adverse Recommendation Change, use its reasonable best efforts to solicit from its stockholders proxies in favor of (it being understood that a proxy card will be deemed voted “in favor of” a matter to be acted upon by the Company’s stockholders if it provides the stockholder with the ability to either vote for, vote against or abstain from voting on, such matter) the adoption of this Agreement and approval of the other Company Proposals and (iv) subject to the parenthetical in the immediately preceding clause (iii), take all other actions reasonably necessary or advisable to secure the adoption of this Agreement and approval of the other Company Proposals by the Company’s stockholders in order to satisfy the requirement of applicable Law and the rules and regulations of Nasdaq, including, without limitation, timely setting a record date, provided that nothing in this Section 7.03 shall prohibit the Company Board or any committee thereof from making a Company Adverse Recommendation Change in compliance with this Agreement. The Company shall keep the Investors reasonably updated with respect to proxy solicitation results as reasonably requested by the Investors, and shall direct its proxy soliciting agent to provide the Investors and their Representatives with the results of all proxy tabulations provided by such proxy soliciting agent to the Company. The Company, acting through the Company Board, shall not, without the prior written consent of the Investors, adjourn or postpone the Stockholders’ Meeting; provided, however, the Company shall have the right to adjourn or postpone the Stockholders’ Meeting: (1) after consultation with the Investors, for not more than two (2) periods not to exceed ten (10) Business Days each if on the date on which the Stockholders’ Meeting is then scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Stockholder Approval; (2) if on the date on which the Stockholders’ Meeting is then scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders’ Meeting; or (3) after consultation with the Investors, if the failure to adjourn or postpone the Stockholders’ Meeting would reasonably be expected to be a violation of applicable Law for the distribution of any required amendment or supplement to the Joint Proxy Statement/Prospectus to be timely provided to the holders of Company Common Stock. Once the Company has established a record date for the Stockholders’ Meeting, the Company shall not change such record date or establish a different record date for the Stockholders’ Meeting without the prior written consent of the Investors (not to be unreasonably withheld, delayed or conditioned), unless required to do so by applicable Law or the Company’s organizational documents. Without the prior written consent of the Investors, the adoption of this Agreement and approval of the other Company Proposals shall be the only matters (other than matters of procedure, including a motion to adjourn in accordance with the terms of this Agreement, and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement and approval of the other Company Proposals) that the Company shall propose to be acted on by the stockholders of the Company at the Stockholders’ Meeting.

7.04 Joint Proxy Statement/Prospectus; Registration Statement.

(a) As promptly as practicable after the execution of this Agreement, notwithstanding anything in the Porsche Merger Agreement to the contrary, the Company shall cause to be prepared (with the initial draft to be prepared by Investor Counsel in cooperation with the Company’s outside legal counsel) and filed with the SEC, the Registration Statement, including the Joint Proxy Statement/Prospectus. The Company and Parent shall use their reasonable best efforts to ensure that the Registration Statement, including the Joint Proxy Statement/Prospectus, complies as to form in all material respects with the rules and regulations promulgated by the SEC under the Exchange Act and the Securities Act and with all other applicable Law. Subject to Section 7.02(b), the Joint Proxy Statement/Prospectus shall include (i) a statement to the effect that the Company Board has determined that this Agreement, the Parent Merger and the other Investment Transactions are fair to and in the best interests of the Company, Parent and Merger Sub and their respective stockholders and has approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Parent Merger and the other Investment Transactions and (ii) the recommendation of the Company Board in favor of the adoption of this Agreement and approval of the other Company Proposals (the “Company Board Recommendation”). The Company and Parent shall use their reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing (including by responding to comments of the SEC). The Company and Parent shall make all necessary filings with respect to the Parent Merger and the Investment Transactions under the Securities Act and the Exchange Act and any necessary state securities Laws or “blue sky” notice requirements in connection with the issuance of Parent Common Stock. As promptly as practicable after the Registration Statement shall have become effective, the Company shall use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be delivered to its stockholders in accordance with applicable Law and the rules and regulations of Nasdaq.

(b) Each of the Company, on the one hand, and the Investors, on the other hand, shall furnish all information concerning such Party and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party and shall otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Joint Proxy Statement/Prospectus, the Registration Statement, and the resolution of any comments received by the Company or Parent from the SEC. If at any time prior to the later of the receipt of the Stockholder Approval and Porsche Shareholder Approval, any information relating to the Company or the Investors, or any of their respective Affiliates, directors or officers, should be discovered by such Party which is required to be set forth in an amendment or supplement to either the Registration Statement or the Joint Proxy Statement/Prospectus, so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, with respect to the Joint Proxy Statement/Prospectus, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(c) Notwithstanding anything herein to the contrary, to the extent reasonably practicable, the Company and Parent shall cooperate and consult, in good faith, with the Investors with respect to the filing with, or submission to, the SEC and Nasdaq of all forms, reports, applications or other documents (including, without limitation, the Registration Statement and any amendments or supplements thereto) to be so filed or submitted in connection with the Transactions, which shall include, without limitation, providing the Investors the reasonable opportunity to review and comment on any such form, report, application or other document. The Company and Parent shall give due consideration to the Investors’ comments with respect to any such form, report, application or other document and shall not file or submit any of the foregoing without the Investors’ prior written approval, not to be unreasonably withheld.

(d) The Company or Parent, as applicable, shall notify the Investors promptly of the receipt of any comments, whether written or oral, from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Joint Proxy Statement/Prospectus or the Registration Statement or for additional information and shall supply, within one (1) day of receipt thereof, the Investors with copies of (A) all correspondence between the Company, Parent or any of their Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Joint Proxy Statement/Prospectus, or the Registration Statement and (B) all stop orders of the SEC relating to the Registration Statement. The Company and Parent shall give the Investors and their counsel a reasonable opportunity to participate in preparing the proposed response by the Company and/or Parent to comments received from the SEC or its staff and to provide comments on any proposed response thereto, and the Company and Parent shall give reasonable consideration to any such comments and shall not submit any such response without the Investors’ prior review and written approval, not to be unreasonably withheld. The Company and Parent, as applicable shall use reasonable best efforts to respond promptly to any comments of the SEC or their respective staff with respect to the Joint Proxy Statement/Prospectus or the Registration Statement, as applicable. For the avoidance of doubt, no amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement will be made by Parent or the Company without the Investors’ prior review and written approval, not to be unreasonably withheld, except for amendments and supplements made in accordance with the immediately following sentence, which shall not require the Investors’ written approval. Subject to the Company’s compliance with its obligations under Section 7.03, the Investors shall cooperate in good faith with the Company, in connection with a Company Adverse Recommendation Change made in compliance with the terms hereof with any request by the Company to (and the Company shall comply with any request by the Investors to) amend or supplement the Joint Proxy Statement/Prospectus (including by incorporation by reference) pursuant to an amendment or supplement (including by incorporation by reference) to the extent it contains (i) a Company Adverse Recommendation Change, (ii) a statement of the reason of the Company Board for making such a Company Adverse Recommendation Change, and (iii) additional information reasonably related to the foregoing. Notwithstanding a Company Adverse Recommendation Change, unless this Agreement is terminated in accordance with ARTICLE 10, the Company shall nonetheless (x) timely set a record date for, duly call, give notice of, convene and hold the Stockholders’ Meeting and submit this Agreement for adoption, and submit the other Company Proposals for approval, by the Company stockholders and use its reasonable best efforts to solicit from such stockholders proxies in favor of (it being understood that a proxy card will be deemed voted “in favor of” a matter to be acted upon by the Company’s stockholders if it provides the stockholder with the ability to either vote for, vote against or abstain from voting on, such matter) the adoption of this Agreement and approval of the other Company Proposals and (y) subject to the parenthetical in the immediately preceding clause (x), take all other actions reasonably necessary or advisable to secure the adoption of this Agreement and approval of the other Company Proposals by the Company’s stockholders, provided that nothing in this Section 7.04 shall prohibit the Company Board or any committee thereof from making a Company Adverse Recommendation Change in compliance with this Agreement.

7.05 Reservation of Common Stock. Parent shall at all times reserve and keep available out of its authorized but unissued shares of Parent Common Stock, solely for the purpose of providing for the conversion of the Investment Shares, such number of shares of Parent Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Investment Shares issued pursuant to this Agreement. This covenant shall survive the Closing for so long as any Securities remain outstanding.

7.06 Reports; Furnishing of Information. From the date hereof until the Parent Merger Effective Time, Parent and the Company will (i) furnish to the Investors and/or their assignees such information relating to Parent, the Company and the Company Subsidiaries as from time to time may reasonably be requested by the Investors and (ii) provide the Investors with copies of all forms, reports, press releases, and other documents proposed to be filed by Parent or the Company with the SEC or otherwise publicly disclosed (other than those that are related to the Transactions, which are covered by Section 7.04) as promptly as practicable prior to the filing or disclosure date so as to give the Investors reasonable opportunity to review and consult with the Company regarding such forms, reports and other documents and provide comments thereon, which, if any, Parent and the Company shall consider in good faith prior to filing or release.

7.07 Listing of Underlying Shares and Related Matters; Furnishing of Information. Promptly following the date hereof, the Company and Parent shall take all necessary action to cause the Conversion Shares to be listed on Nasdaq no later than the Closing Date. Further, subject to Section 7.01(t), if the Company (or Parent after the Parent Merger Effective Time) applies to have the Company Common Stock (or the Parent Common Stock after the Parent Merger Effective Time) or other securities traded on any other principal stock exchange or market, it shall include in such application the Conversion Shares and will take such other action as is necessary to cause such Company Common Stock (and after the Parent Merger Effective Time, such Parent Common Stock) to be so listed. The Company (and after the Parent Merger Effective Time for as long as any Securities are outstanding, Parent) will use reasonable best efforts to continue the listing and trading of the Company Common Stock (and after the Parent Merger Effective Time, the Parent Common Stock) on Nasdaq and, in accordance, therewith, will use reasonable best efforts to comply in all material respects with the Company’s (and after the Parent Merger Effective Time, Parent’s) reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.08 Removal of Legends. In connection with any sale or disposition of the Securities by an Investor pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time (“Rule 144”), or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by such Investor with the requirements of this Agreement, Parent shall or, in the case of Parent Common Stock, shall cause the transfer agent for the Parent Common Stock (the “Transfer Agent”) to issue replacement certificates representing the Securities sold or disposed of without restrictive legends. Upon the earlier of (and for so long as the following events remain in effect) (i) registration for resale of the Conversion Shares pursuant to the Registration Rights Agreement or (ii) the Securities becoming freely tradable without restriction or limitation by a non-affiliate pursuant to the last sentence of Rule 144(b)(1)(i), Parent shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Parent Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by such Investor that Rule 144 applies to the shares of Parent Common Stock represented thereby or (2) a statement by such Investor that such Investor has sold the shares of Parent Common Stock represented thereby in accordance with the Plan of Distribution contained in the resale registration statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. From and after the earlier of such dates, upon an Investor’s written request, Parent shall promptly cause certificates evidencing such Investor’s Securities to be replaced with certificates which do not bear such restrictive legends, and Conversion Shares subsequently issued upon due conversion of the Investment Shares shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect thereto. When Parent is required to cause an unlegended certificate to replace a previously issued legended certificate, if: (1) the unlegended certificate is not delivered to an Investor within three (3) Business Days of submission by that Investor of a legended certificate and supporting documentation to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by such Investor, such Investor, or any third party on behalf of such Investor or for such Investor’s account, purchases (in an open market transaction or otherwise) shares of Parent Common Stock to deliver in satisfaction of a sale by such Investor of shares represented by such certificate (a “Buy-In”), then Parent shall pay in cash to such Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Parent Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Investor as a result of the sale to which such Buy-In relates. Such Investor shall provide Parent written notice indicating the amounts payable to such Investor in respect of the Buy-In.

7.09 Porsche Merger Agreement.

(a) Parent shall not, and shall cause Porsche Holdco not to, exercise any right (except for Parent’s termination rights) under, agree to any amendment of or modification to, or provide any consent or approval under, or grant any waiver or take any other action with respect to, or otherwise perform any obligation under, the Porsche Merger Agreement or any other Acquisition Document (except for actions and obligations expressly required thereunder or contemplated thereby) without the prior written consent of the Investors. Parent shall, and shall cause Porsche Holdco to, promptly (but no later than the next Business Day) provide the Investors with copies of all notices and other written communications given or received by Parent and/or Porsche Holdco under the Porsche Merger Agreement or any other Acquisition Document; provided, however, nothing in this Section 7.09(a) shall prohibit Parent from exercising its right to terminate the Porsche Merger Agreement in accordance with the terms thereof, and the Investors will not have any rights to terminate the Porsche Merger Agreement or to prevent Parent from exercising any such termination rights. For the avoidance of doubt, if the Investors consent or agree to, or do not object to, an election by Parent to terminate the Porsche Merger Agreement, the Investors shall not be deemed to, and shall not, have waived their rights, or in any way impaired their rights, under this Agreement, including, without limitation, their right to payment under Section 7.09(b) or Section 10.02. The Parties acknowledge that the Investors are intended third party beneficiaries of the Porsche Merger Agreement, and the Porsche Merger Agreement may be enforced by the Investors (except for the termination provisions thereof), and Parent shall not, nor shall the Company cause Parent to, take any action which would have the effect of eliminating, limiting or otherwise impairing such rights of the Investors.

(b) Notwithstanding the termination of this Agreement, in the event that Parent or any Affiliate or designee thereof receives the Company Termination Fee, following the payment by Parent, the Company and their respective Affiliates of all reasonable and documented out-of-pocket fees and expenses incurred by any of them in connection with any of the Transactions (including fees and expenses of the Investors as provided in Section 12.04), Parent shall pay, or cause to be paid, fifty (50%) of the remaining amount of such Company Termination Fee (less the amount of all such fees and expenses) to the Investors (with such amount to be allocated among the Investors as they may determine in their sole discretion). If Parent fails to pay such amount in full in a timely manner to the Investors after such amount has been received by Parent and applied to the fees and expenses as set forth above, and in order to obtain such payment, any of the Investors commence a suit that results in a judgment against Parent or any Affiliate thereof for the payment of such amount or any portion thereof, then Parent shall pay or cause to be paid to the Investors their reasonable costs and expenses (including reasonable attorneys’ fees) in connection with such suit, together with interest (at the rate of Prime Rate, as reported in The Wall Street Journal, plus two percent (2.0%)) on the amount payable to the Investors from and including the date payment of such amount was due to but excluding the date of actual payment.

7.10 Transfer Restrictions. The Company agrees, with respect to each stockholder that is a party to any Voting Agreement, that if any such stockholder attempts to Transfer (as defined in the Voting Agreement), vote or provide any other person with the authority to vote any of the shares of Company Common Stock owned by such stockholder other than in strict compliance with the Voting Agreement, the Company shall not (a) permit any such Transfer on the Company’s books and records, (b) issue a new certificate representing any of the shares of Company Common Stock or permit any book entries for any such Transfer with respect to any shares of Company Common Stock that are in uncertificated form or (c) record such vote, in each case, unless and until such stockholder shall have complied with the terms of the Voting Agreement.

7.11 Efforts. The Company, Parent, Merger Sub and the Investors shall use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate and make effective the Transactions (including, without limitation, the Acquisition) as promptly as reasonable practicable. Without limiting the generality of the foregoing, each of the Company, Parent, Merger Sub and the Investors: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such entity in connection with the Transactions; (ii) shall use reasonable best efforts to obtain each consent (if any) required to be obtained (pursuant to any applicable Law or Contract, request by a Governmental Authority or otherwise) by such entity in connection with the Transactions; and (iii) shall use reasonable best efforts to lift or cause to be overturned any restraint, injunction or other legal bar to the Transactions. Unless prohibited by applicable Law or Order or by the applicable Governmental Authority, each of the Company, Parent and Merger Sub shall (i) to the extent reasonably practicable, not participate in or attend any meeting, or engage in any conversation (other than ministerial or other immaterial conversations) with any Governmental Authority in respect of the Transactions without the Investors, (ii) to the extent reasonably practicable, give the Investors reasonable prior notice of any such meeting or conversation and (iii) in the event the Investors are prohibited by applicable Law or Order or by the applicable Governmental Authority from participating or attending any such meeting or engaging in any such conversation, keep the Investors reasonably apprised with respect thereto.

7.12 Notice of Certain Events. Without limitation of the Company’s obligations under any other provision of this Agreement, the Company shall as promptly as reasonably practicable notify in writing and provide copies to the Investors of:

(a) any material written notice from any Person alleging that the approval or consent of such Person is or may be required in connection with the Transactions;

(b) any written notice or other communication from any Governmental Authority or securities exchange in connection with the Transactions; and

(c) upon first becoming aware thereof, the failure of any representation or warranty of the Company, Parent or Merger Sub contained in this Agreement, the Porsche Merger Agreement or any other Transaction Document to be true or accurate at or prior to the Closing, or the occurrence of any effect, change, condition, fact, development, occurrence or event, in either case, that would reasonably be expected to give rise to the failure of any of the conditions to closing set forth in (i) Section 9.01 or (ii) the Porsche Merger Agreement, to be satisfied.

No notification given by the Company pursuant to this Section 7.12 shall (x) limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement (including, without limitation, the rights to indemnification under ARTICLE 11) or (y) otherwise prejudice in any way the rights and remedies of the Investors under this Agreement.

7.13 Access to Information.

(a) Subject to Section 7.13(b) during the Pre-Closing Period, the Company shall, and shall cause the Company Subsidiaries and their respective Representatives to: (a) provide the Investors and their Representatives with reasonable access during normal business hours to the personnel and assets of the Company and the Company Subsidiaries and to all existing books, records, Tax Returns, work papers (including accountant work papers and shall cause its accountants to grant access thereto) and other documents and information relating to the Company and the Company Subsidiaries; and (b) provide the Investors and their Representatives with such copies of the existing books, records, Tax Returns, work papers (including accountant work papers and shall cause its accountants to grant access thereto) and other documents and information relating to the Company and the Company Subsidiaries, and with such additional financial, operating and other data and information regarding the Company and the Company Subsidiaries as the Investors may reasonably request. All information exchanged pursuant to this Section 7.13 shall be subject to the provisions of the Confidentiality Letter dated June 12, 2018, between the Company and Abry Partners II, LLC. Without limiting the generality of any of the foregoing and subject to Section 7.13(b), during the Pre-Closing Period, the Company shall promptly provide the Investors upon their reasonable request with copies of:

(i) all material operating and financial reports to the extent prepared by the Company and/or the Company Subsidiaries for the Company’s senior management, including copies of the unaudited monthly consolidated balance sheets of the Company and the Company Subsidiaries and the related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows; and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the senior management of the Company;

(ii) any written materials or communications distributed by or on behalf of the Company to its stockholders;

(iii) any material notice, correspondence, document or other communication sent by or on behalf of any of the Company or any of the Company Subsidiaries to any party to any Company Material Contract, or sent to any of the Company or the Company Subsidiaries by any party to any Company Material Contract (other than any communication that relates solely to routine commercial transactions between the Company or any of the Company Subsidiaries and the other party to any such Contract and that is of the type sent in the ordinary course of business);

(iv) any notice, report or other document filed with or sent to any Governmental Authority on behalf of any of the Company or the Company Subsidiaries or, to the extent provided or made available to the Company, Porsche or any of its Subsidiaries, in connection with the Transactions; and

(v) any material notice, report or other document received by any of the Company or any of the Company Subsidiaries from any Governmental Authority.

(b) Notwithstanding the foregoing provisions in Section 7.13(a), the Company may restrict or otherwise prohibit access to any documents or information to the extent that: (i) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; or (ii) access to such documents or information would waive any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information; provided, that, in the case of each of clauses (i) and (ii), the Company shall: (A) give reasonable notice to the Investors of the fact that it is restricting or otherwise prohibiting access to such documents or information pursuant to this Section 7.13(b); (B) inform the Investors with sufficient detail of the reason for such restriction or prohibition; and (C) use, and cause the Company Subsidiaries to use, reasonable best efforts to cause the documents or information that are subject to such restriction or prohibition to be provided in a manner that would not reasonably be expected to violate such restriction or prohibition.

(c) Any investigation conducted pursuant to the access contemplated by this Section 7.13 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company or the Company Subsidiaries or, create a material risk of damage or destruction to any material property or material assets of the Company or the Company Subsidiaries, and that complies with the terms, conditions and insurance requirements of the applicable Company Real Property Lease. Such access shall not include the right to perform “invasive” testing, soil, air or groundwater sampling or any Phase II environmental assessments.

7.14 Stockholder Litigation. The Company shall promptly notify the Investors of any direct, derivative or other stockholder (or shareholder) litigation, claim, demand or threat of any of the foregoing against or on behalf of the Company or any of its Affiliates or Representatives or, to the Knowledge of the Company, Porsche or any of its Affiliates or Representatives arising out of or relating to this Agreement, the Parent Merger, the Acquisition or the other Transactions (collectively, “Stockholder Litigation”) and shall keep the Investors reasonably informed regarding any Stockholder Litigation. The Company and Parent shall give the Investors reasonable opportunity to consult with it regarding the defense or settlement of Stockholder Litigation and shall give due consideration to the Investors’ views with respect to such Stockholder Litigation; provided that, notwithstanding anything to the contrary contained herein, the Company shall not settle any such litigation without the prior written consent of the Investors (which consent shall not be unreasonably conditioned, withheld or delayed).

7.15 Debt Financing. The Company and Parent agree (i) to use their reasonable best efforts to provide, and to use their reasonable best efforts to cause their respective officers, directors, employees, financial advisors, counsel, accountants and other Representatives and Affiliates to provide, and (ii) to exercise, at the request of the Investors, their rights under the Porsche Merger Agreement to seek compliance by Porsche with its obligations to provide, all cooperation reasonably requested by the lenders under the Debt Financing and/or Investors in connection with the arrangement of the Debt Financing, provided that nothing in this clause (ii) shall require the Company or Parent to commence a Proceeding against Porsche. Such cooperation shall include but shall not be limited to the following:

(a) participating (with appropriate seniority and expertise of the Company to participate as possible) at reasonable times, upon reasonable advance notice, in meetings, presentations, due diligence sessions, and sessions with rating agencies, and otherwise cooperating with the marketing efforts for any of the Debt Financing;

(b) assisting the lenders under the Debt Financing and/or the Investors (in connection with the arrangement of the Debt Financing) with the timely preparation of customary: (1) materials for rating agency presentations, bank information memoranda and similar documents; (2) memoranda and similar documents; and (3) forecasts of financial statements for one or more periods following the Closing Date (which, for the avoidance of doubt, will not include or be deemed to require the Company to prepare such forecasts of financial statements), in each case, as requested by the lenders under the Debt Financing or as otherwise required in connection therewith;

(c) cooperating with the lenders under the Debt Financing and/or the Investors (in connection with the arrangement of the Debt Financing) in connection with the preparation and registration of any pledge and security documents, currency or interest hedging arrangements and other definitive financing documents as may be reasonably requested by the lenders under the Debt Financing (including using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Debt Financing and accountants’ comfort letters, in each case, as reasonably requested by the lenders under the Debt Financing and/or the Investors (in connection with the arrangement of the Debt Financing)), and otherwise reasonably facilitating the pledging of collateral, including but not limited to stock certificates, and the granting of security interests in respect of the Debt Financing;

(d) furnishing the lenders under the Debt Financing and/or the Investors (in connection with the arrangement of the Debt Financing), as promptly as practicable, with the Required Financing Information;

(e) cooperating with the lenders under the Debt Financing to obtain customary and reasonable corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, legal opinions, surveys and title insurance as reasonably requested by such lenders;

(f) reasonably facilitating the pledging or the reaffirmation of the pledge of collateral (including obtaining and delivering any pay-off letters and other cooperation in connection with the repayment or other retirement of existing indebtedness and the release and termination of any and all related liens) on or prior to the Closing Date;

(g) delivering notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all indebtedness;

(h) providing authorization letters to the lenders under the Debt Financing authorizing the distribution of information to prospective lenders or investors, in connection with any marketing efforts in connection with the Debt Financing, provided that the recipients of such information agree to customary confidentiality arrangements;

(i) taking all corporate and other actions reasonably requested by the lenders under the Debt Financing to permit the consummation of the Debt Financing; and

(j) if requested by the Investors (in connection with the arrangement of the Debt Financing) or lenders under the Debt Financing at least three (3) Business Days prior to the Closing Date, within a reasonable time furnishing the lenders under the Debt Financing with all documentation and other information about the Company and the Company Subsidiaries and Affiliates as is reasonably requested by such lenders relating to applicable “know your customer” anti-money laundering and any other applicable governmental rules and regulations. Without limiting the generality of the foregoing, the Company and its Subsidiaries shall comply, and shall seek to have Porsche and its Subsidiaries comply, with the covenants applicable to any of them set forth in the Porsche Merger Agreement with respect to the Debt Financing, and shall use commercially reasonable efforts to cause to be satisfied all conditions to fund the Debt Financing. The Company hereby consents to the reasonable use of its logos (without granting to any person any right, title or interest therein except for the limited rights expressly provided in this sentence) in connection with the Debt Financing so long as such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or the reputation or goodwill of the Company or any of its marks or other Company Intellectual Property Rights. If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitment, the Company shall provide, and shall seek to have Porsche and its officers, directors, employees, financial advisors, counsel, accountants and other Representatives and Affiliates provide, such cooperation as may be reasonably requested by the Investors in connection with obtaining alternative financing from alternative sources.

(k) No lender under the Debt Financing will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise. Neither the Company nor any of its Affiliates will have any liability to the lender or any of its Affiliates relating to or arising out the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise.

(l) Notwithstanding anything to the contrary in this Agreement, none of the Company, any of the Company Subsidiaries or any of its or their respective directors or officers or other personnel, shall be required by this Section 7.15 to take any action or provide any assistance that unreasonably interferes in any material respect with the ongoing operations of the Company and the Company Subsidiaries or to execute or deliver any certificate, document, instrument or agreement that is effective prior to the Closing or agree to any change or modification of any existing certificate, document, instrument or agreement that is effective prior to the Closing.

(m) Notwithstanding anything in this Agreement to the contrary, none of the Company or the Company Subsidiaries shall be required to (a) pay any commitment or other similar fee, including under any guarantee or pledge or any other document relating to the Debt Financing prior to the Closing or (b) enter into any binding agreement or commitment or any resolution or otherwise take any corporate or similar action with respect to the Debt Financing that, in each case, is not conditioned on the occurrence of the Closing.

7.16 Standstill.

(a) From the Closing Date until the Standstill Termination Date, the Investors will not, and will cause Abry Partners II, LLC and Abry Partners II, LLC’s controlled Affiliates not to, do any of the following:

(i) engage in any “solicitation” of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders of Parent) to vote any voting securities of the Parent, in each case inconsistent with the recommendations of the Parent Board;

(ii) grant a proxy with respect to the voting of any securities of Parent to any Person other than the Parent Board and executive officers of Parent;

(iii) seek representation on the Parent Board, submit nominations for the election or removal of any directors of Parent, or seek to remove any directors of Parent (in each case, other than with respect to, or in their capacity as, the Series A Directors in accordance with the Parent Charter);

(iv) initiate, propose, submit, encourage or otherwise solicit stockholders of Parent for the approval of one or more stockholder proposals in a manner inconsistent with the recommendations of the Parent Board;

(v) form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), with respect to any voting securities of Parent, for the purpose of acquiring, holding, voting or disposing of any voting securities of Parent (in each case other than solely among the Investors and their Affiliates);

(vi) advise, assist, knowingly encourage or influence, or direct any Person to do, or to advise, assist, knowingly encourage or influence, or direct any other Person to do, any of the following: (A) any of the foregoing or otherwise circumventing any of the limitations of this Section or (B) voting any voting securities of Parent in a manner inconsistent with the recommendations of the Parent Board; or

(vii) make any request or submit any proposal to waive, terminate or amend the terms of this Section 7.16 other than through non-public communications with Parent.

(b) Notwithstanding the foregoing, nothing in this Section 7.16 will limit: (i) the Investors’ ability to (1) either vote for, vote against or abstain from voting on, any proposal submitted for a vote of stockholders which is not initiated or conducted in violation of Section 7.16(a), (2) privately make and submit to the Parent and/or the Parent Board any proposal that is intended by the Investors to be made and submitted on a non-publicly disclosed or announced basis (and would not reasonably be expected to require public disclosure by any Person), (3) exercise rights as a holder of Series A Preferred Stock under the Parent Charter or any other Transaction Document or (4) in response to an unsolicited inquiry or proposal from any Person in respect of any action prohibited, or reasonably likely to be prohibited, by Section 7.16(a), to ascertain facts from the Person making such inquiry or proposal for the sole purpose of informing themselves about such inquiry or proposal and the Person that made it and to refer such Person to this Section 7.16 and to limit its conversation or other communication exclusively to such referral and such ascertaining of facts; (ii) any Series A Director in taking any action as a member of the Parent Board, including, without limitation, voting or otherwise taking any action in respect of his or her legal duties or otherwise acting in his or her capacity as a member of the Parent Board; or (iii) the Investors’ ability to dispose of any of its securities of the Parent, either publicly or privately.

7.17 Tax Consequences. Each of the parties (together with each of its respective Affiliates) shall use its reasonable best efforts to cause the Parent Merger and the receipt of Parent Common Stock for Company Common Stock by the historic stockholders of the Company, taken together with the issuance and sale of the Investment Shares to the Investors and the Acquisition pursuant to the Porsche Merger Agreement, to qualify, and shall not take any action or fail to take any action that could reasonably be expected to impede or prevent the Parent Merger and the receipt of Parent Common Stock for Company Common Stock by the historic stockholders of the Company, taken together with the issuance and sale of the Investment Shares to the Investors and the Acquisition pursuant to the Porsche Merger Agreement, from qualifying, as an exchange described in Section 351 of the Code. Each of Parent, the Company and Merger Sub (together with each of its respective Affiliates) shall use its reasonable best efforts to cause the Parent Merger to qualify, and shall not take any action or fail to take any action that could reasonably be expected to impede or prevent the Parent Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code. Each of the relevant parties (together with each of its respective Affiliates) agrees to file each Tax Return in a manner that is consistent with the Tax treatment described in this Section 7.17 and shall not otherwise take any Tax position that is inconsistent with the Tax treatment described in this Section 7.17 unless, in each case, otherwise required by applicable Law. The parties hereby adopt this Agreement as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations.

ARTICLE 8

ADDITIONAL ACTIONS TO BE TAKEN

IN CONNECTION WITH THE PARENT MERGER

8.01 Assumption of Equity Compensation Plans and Employment Agreements. Parent and the Company hereby agree that, from and after the Parent Merger Effective Time, the Company will assign to Parent, and Parent will assume and agree to perform, (a) all obligations of the Company pursuant to (i) the Company Equity Plans and (ii) each stock option agreement, restricted stock award agreement, restricted stock unit award agreement and any other similar agreement entered into pursuant to the Equity Compensation Plans (collectively, the “Award Agreements”) and (b) all obligations of the Company pursuant to any employment agreements entered into by the Company (the “Employment Agreements”). At or promptly following the Parent Merger Effective Time, the Company Equity Plans, the Award Agreements and the Employment Agreements shall each be amended as necessary to reflect the assignment to and assumption by Parent of the Company Equity Plans, the Award Agreements and the Employment Agreements. For the avoidance of doubt, neither the consummation of the Parent Merger nor of any of the other Investment Transactions shall amend or otherwise modify the existing terms and conditions (including vesting schedule and per share exercise price) of any of the Company Equity Plans or any of the outstanding Award Agreements.

8.02 Intentionally Omitted.

8.03 Insurance. Parent will procure directors’ and officers’ liability insurance, such that, at the Parent Merger Effective Time, Parent will have directors’ and officers’ liability insurance coverage insuring Parent, Merger Sub, the Company, Porsche Holdco, each of their Subsidiaries and each of their directors and officers that is no less favorable than the insurance coverage held by the Company immediately prior to the Parent Merger and that is otherwise acceptable to the Investors.

8.04 Section 16. The Company and Parent will cause any disposition of shares of Company Common Stock or acquisitions of shares of Parent Common Stock resulting from the Transactions by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE 9

CONDITIONS TO CLOSING

9.01 Conditions to the Investors’ Obligations. The obligation of the Investors to purchase the Investment Shares at Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in writing by the Investors in their sole discretion (to the extent legally permissible):

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Company, Parent and Merger Sub contained in this Agreement, other than the Specified Representations, shall be true, accurate and complete in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except where any inaccuracy in such representations and warranties, individually or in the aggregate, has not had, and would not reasonably be expected to have or result in, a Material Adverse Effect; provided, however, for purposes of determining the accuracy of such representations and warranties all “material,” “in all material respects,” “Material Adverse Effect” or similar materiality qualifications limiting the scope of such representations and warranties shall be disregarded;

(ii) each of the Specified Representations, other than the representations and warranties contained Section 5.06(a) (Capitalization), shall be true, accurate and complete in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (other than such representations and warranties made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date); and

(iii) the representations and warranties contained in Section 5.06(a) (Capitalization) shall be true, accurate and complete in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (other than such representations and warranties made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except for inaccuracies that are de minimis in the aggregate;

(b) Performance of Obligations. The Company, Parent and Merger Sub shall have complied with or performed in all material respects all of their respective covenants and agreements they are required to comply with or perform at or prior to the Closing Date;

(c) Material Adverse Effect. Since the date hereof, there shall not have been, nor shall there have occurred any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in, any Material Adverse Effect;

(d) Officer’s Certificate. The Investors shall have received a certificate on behalf of each of the Company and Parent by their respective chief executive officer and chief financial officer, in their capacity as such and not individually, confirming that the conditions set forth in clauses (a), (b) and (c) of this Section 9.01 have been duly satisfied;

(e) Specified Stockholder Approval. The Company, Parent and Merger Sub shall have obtained the Specified Stockholder Approval;

(f) Governmental Consents. The Parties shall have made any material filing required to obtain all material Governmental Authorizations applicable to the Transactions, and all such Governmental Authorizations, including the lapse of any applicable waiting period, shall have been obtained;

(g) Statutes and Injunctions. No Law or Order (whether temporary, preliminary or permanent) shall have been promulgated, entered, enforced, enacted or issued or made applicable to the Parent Merger, the issuance of the Investment Shares or any of the other Investment Transactions by any Governmental Authority that prohibits, restrains, or makes illegal the consummation of the Parent Merger, the issuance of the Investment Shares or any of the other Investment Transactions as contemplated hereunder;

(h) Secretary’s Certificate. Each of the Company and Parent shall have delivered a Certificate, respectively, executed on behalf of each of the Company and Parent by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by each of the Company Board and Parent Board approving the Investment Transactions, certifying the current versions of each of the Certificate of Incorporation and Bylaws of the Company and Parent and certifying as to the signatures and authority of persons signing the Investment Transaction Documents and all related documents on behalf of each of the Company and Parent;

(i) Investment Documents. The Company, Parent and each other party thereto (other than the Investors) shall have executed and delivered all of the Investment Documents, together with evidence of the filing of the Parent Charter with the Secretary of State of the State of Delaware;

(j) Acquisition Documents. Parent, Porsche Holdco and each other party thereto shall have executed and delivered all of Acquisition Documents, each in form and substance provided to the Investors and their counsel;

(k) Implementing Transactions. Each of the Transactions described in Sections 1.01 through and including Section 1.06 of this Agreement, including, without limitation, the Debt Financing and the Acquisition Transactions, shall have been consummated on the Closing Date (subject to the sequencing and timing set forth in ARTICLE 1) in accordance with the terms of the applicable Transaction Documents, in each case, as in effect of the date hereof, as applicable, or with such changes, or in such form and substance, as the Investors shall have consented to in writing;

(l) Legal Opinion. The Investors shall have received an opinion from Olshan Frome Wolosky LLP, the Company’s counsel, or such other firm as is reasonably selected by the Company and is acceptable to the Investors, dated as of the Closing Date, in the form attached hereto as Exhibit G;

(m) Share Listing. The shares of Parent Common Stock into which the Company Common Stock shall be converted by virtue of the Parent Merger shall have been approved for listing on Nasdaq, subject to official notice of issuance;

(n) Additional Share Listing. Parent shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Conversion Shares on Nasdaq, a copy of which shall have been provided to the Investors;

(o) No Stop Order. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other Governmental Authority with respect to public trading in the Parent Common Stock;

(p) Listing. The Parent Common Stock to be issued in the Parent Merger shall have been approved for listing on the Nasdaq, subject to official notice of issuance;

(q) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order that is in effect, or pending Proceedings seeking a stop order;

(r) Facility Fee. The Facility Fee shall have been paid by Parent or the Company to the Investors (in such allocation among them as they may determine in their sole discretion);

(s) Investor Fees. The Investor Fees incurred through and including the Closing Date shall have been paid by Parent or the Company to the Investors (in such allocation among them as they may determine in their sole discretion);

(t) Indemnification Agreements. Parent shall have entered into an Indemnification Agreement with each of the Persons set forth on Schedule 9.01(t) in the form attached hereto as Exhibit H;

(u) Flow of Funds Statement. The Flow of Funds Statement shall have been finalized (the initial draft of which shall have been delivered by the Company to the Investors no later than three (3) Business Days prior to the Closing Date);

(v) Cash and Cash Equivalents. Prior to giving effect to the issuance and sale of the Investment Shares and the receipt of the aggregate Purchase Price, the Company and the Company Subsidiaries shall have Cash and Cash Equivalents of no less than $8,500,000; and

(w) Other Deliverables. The Company and the Company Subsidiaries, as applicable, shall have executed and delivered the additional agreements, documents and instruments set forth on Schedule 9.01(w).

9.02 Conditions to Obligations of the Company and Parent. Parent’s obligation to sell and issue the Investment Shares at the Closing and to consummate the other Investment Transactions is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in writing by Parent (to the extent legally permissible):

(a) Representations and Warranties. Each of the representations and warranties of the Investors contained in ARTICLE 6 of this Agreement shall be true, accurate and complete in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date;

(b) Performance of Obligations. The Investors shall have complied with or performed in all material respects all of their respective covenants and agreements they are required to comply with or perform at or prior to the Closing Date;

(c) Registration Rights Agreement. Parent shall have received a duly executed counterpart of the Registration Rights Agreement from each of the Investors;

(d) Purchase Price. The Investors shall have delivered the Purchase Price to Parent;

(e) Statutes and Injunctions. No Law or Order (whether temporary, preliminary or permanent) shall have been promulgated, entered, enforced, enacted or issued or made applicable to the Parent Merger, the issuance of the Investment Shares or any of the other Investment Transactions by any Governmental Authority that prohibits, restrains, or makes illegal the consummation of the Parent Merger, the issuance of the Investment Shares or any of the other Investment Transactions as contemplated hereunder;

(f) Specified Stockholder Approval. The Company shall have obtained the Specified Stockholder Approval;

(g) Listing. The Parent Common Stock to be issued in the Parent Merger shall have been approved for listing on the Nasdaq, subject to official notice of issuance;

(h) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order that is in effect, or pending Proceedings seeking a stop order;

(i) Governmental Consents. The Parties shall have made any material filing required to obtain all material Governmental Authorizations applicable to the Transactions, and all such Governmental Authorizations, including the lapse of any applicable waiting period, shall have been obtained; and

(j) Porsche Merger Agreement. The closing of the Acquisition Transactions shall have occurred or shall occur concurrently with the Closing.

ARTICLE 10

TERMINATION AND ABANDONMENT

10.01 Termination. This Agreement and the obligations of the Company, Parent and Merger Sub, on the one hand, and the Investors, on the other hand, to effect the Closing, may be terminated (whether before or after Stockholder Approval) only as follows:

(a) by mutual written consent of the Company and the Investors at any time prior to the Parent Merger Effective Time;

(b) by either the Company or the Investors at any time prior to the Parent Merger Effective Time if a Governmental Authority of competent jurisdiction shall have issued a final and non-appealable Order, or shall have enacted, issued, promulgated, entered, enforced or deemed applicable to the Transactions a Law, or shall have taken any other action, having the effect of: (A) permanently restraining, enjoining or otherwise prohibiting any of the Transactions; or (B) making the consummation of any of the Transaction illegal; provided, however, that the right to terminate this Agreement pursuant to this Section 10.01(b) shall not be available to any Party whose (or any of its Affiliates) breach of any provision of the Investment Documents and, in the case of the Company, the Acquisition Documents, results in the issuance of such final and non-appealable Order, the enactment, issuance, promulgation, entry or enforcement of such Law or the taking of any such other action by such Governmental Authority;

(c) by either the Company or the Investors if the Closing shall not have occurred on or prior to September 30, 2019 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 10.01(c) shall not be available to any Party whose (or any of its Affiliates) breach of any provision of any of the Investment Documents and, in the case of the Company, the Acquisition Documents, results in the failure of the Closing to have occurred by such time;

(d) by either the Company or the Investors if the Specified Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement and approval of the other Company Proposals was taken; provided, however, that the right to terminate this Agreement pursuant to this Section 10.01(d) shall not be available to the Company if its (or any of its Affiliates) breach of any provision of the Transaction Documents results in the failure of the Specified Stockholder Approval to have been obtained;

(e) by the Investors (i) if the Company, the Company Board or any committee thereof shall have effected a Company Adverse Recommendation Change, or (ii) upon a material breach by the Company of its obligations pursuant to Section 7.02;

(f) by the Company, if the Investors shall have breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of the Investors shall have become untrue, which breach or failure to perform or to be true (i) would result in the failure of any of the conditions set forth in Section 9.02(a) or Section 9.02(b) to be satisfied and (ii) cannot be cured by the Outside Date or, if curable prior to the Outside Date, has not been cured by the earlier of (A) the Outside Date and (B) thirty (30) days after the giving of written notice by the Company to the Investors of such breach, failure to perform or failure to be true; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(f) if the Company is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that a condition contained in Section 9.01(a) or Section 9.01(b) would not be satisfied;

(g) by the Investors, if (x) the Company, Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (other than with respect to a breach described under Section 10.01(e), as to which such Section 10.01(e) will apply), or if any representation or warranty of the Company, Parent or Merger Sub shall have become untrue, which breach or failure to perform or to be true (i) would result in the failure of any of the conditions set forth in Section 9.01(a) or Section 9.01(b) to be satisfied and (ii) cannot be cured by the Outside Date or, if curable prior to the Outside Date, has not been cured by the earlier of (A) the Outside Date and (B) thirty (30) days after the giving of written notice by Investors to the Company of such breach, failure to perform or failure to be true or (y) Parent, Porsche Holdco or Porsche Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Porsche Merger Agreement, or if any representation or warranty of Parent, Porsche Holdco or Porsche Merger Sub under the Porsche Merger Agreement shall have become untrue, which breach or failure to perform or to be true (i) would result in the failure of any of the conditions to closing set forth in Section 8.03(a) or Section 8.03(b) of the Porsche Merger Agreement to be satisfied and (ii) cannot be cured by the Outside Date or, if curable prior to the Outside Date, has not been cured in accordance with the terms of the Porsche Merger Agreement; provided that the Investors shall not have the right to terminate this Agreement pursuant to this Section 10.01(g) if the Investors are then in breach of any of their representations, warranties, covenants or agreements set forth in this Agreement such that a condition contained in Section 9.02(a) or Section 9.02(b) would not be satisfied;

(h) by the Investors upon a breach of any Voting Agreement or Porsche Voting Agreement, or if any Voting Agreement or Porsche Voting Agreement, at any time after its execution and delivery and for any reason other than as expressly permitted thereunder, ceases to be in full force and effect and enforceable against the parties thereto in accordance with its terms, as a result of which the Specified Stockholder Approval or the Company Shareholder Approval (as defined in the Porsche Merger Agreement) is not obtained at the meeting convened therefor or at any adjournment or postponement thereof;

(i) by either the Company or the Investors if the Porsche Merger Agreement shall have been terminated in accordance with its terms; or

(j) by the Investors upon the occurrence of, or if shall there have occurred any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in, any Material Adverse Effect or Company Material Adverse Effect (as defined in the Porsche Merger Agreement).

10.02  Notice and Effect of Termination; Expense Reimbursement.

(a) A Party terminating this Agreement pursuant to Section 10.01 (other than Section 10.01(a)) shall deliver a written notice to the other Parties setting forth specific basis for such termination and the specific provision of Section 10.01 pursuant to which this Agreement is being terminated. A valid termination of this Agreement pursuant to Section 10.01 (other than Section 10.01(a)) shall be effective upon receipt by the non-terminating Party of the foregoing written notice. A valid termination of this Agreement pursuant to Section 10.01(a) shall be effective at the time stated in the applicable written consent of the Company and the Investors.

(b) In the event of the termination of this Agreement as provided in Section 10.01, this Agreement shall be of no further force or effect; provided, however, (i) Section 7.09, this Section 10.02, ARTICLE 12 and the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect; and (ii) the termination of this Agreement shall not relieve any Party from any liability for any willful breach of any representation, warranty or covenant contained in this Agreement.

(c) In the event of the termination of this Agreement pursuant to Section 10.01 (other than pursuant to Section 10.01(f)), within one (1) Business Day following such termination, the Company shall pay, or cause to be paid, to the Investors their reasonable costs and expenses (including attorneys’ fees) incurred in connection with the Transactions; provided, however, that, notwithstanding the foregoing, in no event shall the Company’s payment obligation under this Section 10.02(c) as a result of a termination of this Agreement pursuant to Section 10.01(a), Section 10.01(b) or Section 10.01(c) exceed $250,000 in the aggregate. If Parent fails to pay the amount of such expense reimbursement in full in a timely manner to the Investors, and in order to obtain such payment, any of the Investors commence a suit that results in a judgment against Parent or any Affiliate thereof for the payment of the amount of such expense reimbursement or any portion thereof, then Parent shall pay or cause to be paid to the Investors their reasonable costs and expenses (including attorneys’ fees) in connection with such suit, together with interest (at the rate of Prime Rate, as reported in The Wall Street Journal, plus two percent (2.0%)) on the amount of such expense reimbursement payable to the Investors from and including the date payment of such amount was due to but excluding the date of actual payment.

ARTICLE 11

INDEMNIFICATION

11.01 Survival. All representations and warranties contained in this Agreement shall survive the Closing Date until the eighteen (18) month anniversary of the Closing Date; provided, however, that (a) the Specified Representations shall survive indefinitely; and (b) Sections 5.14 (Taxes), 5.15 (Employees and Employee Benefit Plans), 5.19 (Intellectual Property) and 5.20 (Environmental Matters) shall survive until ninety (90) days after the expiration of the applicable statute of limitations. The covenants contained in this Agreement shall survive the Closing until they are otherwise terminated by their respective terms. Any representation, warranty, covenant or other agreement in respect of which indemnity may be sought under this ARTICLE 11, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 11.01 (but only with respect to any claim made, and not settled or resolved, prior to the termination of the applicable survival period) if written notice of the claim giving rise to such right or potential right of indemnity shall have been given to the Indemnifying Parties prior to such time and, in any such case, notwithstanding anything herein to the contrary, such representation, warranty, covenant or other agreement shall survive only with respect to such claim and until such claim for indemnity related to such inaccuracy or breach or potential inaccuracy or breach is settled or resolved. The representations, warranties and covenants contained in this Agreement or in any certificate delivered in connection with this Agreement shall survive for the periods set forth in this Section 11.01 and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any Indemnified Party, or the knowledge of any Indemnified Party’s Representatives or the acceptance by any Indemnified Party of any certificate or opinion hereunder.

11.02 Indemnification. The Company, Parent and the Company Subsidiaries (the “Indemnifying Parties”) shall jointly and severally, indemnify and hold harmless the Investors, their respective Affiliates, and their respective directors, officers, members, managers, partners, employee, agents and representatives, and any Person claiming by or through any of them (each, an “Indemnified Party”), against and in respect of any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable counsel’s fees and other costs and expenses reasonably incurred investigating or otherwise incident to any suit, action or Proceeding) (collectively, “Damages”) incurred by the Indemnified Parties arising out of, resulting from or in connection with:

(a) any breach of representation or warranty made on the part of the Company, Parent, Merger Sub or any of their respective Affiliates under the Investment Documents or on the part of Parent, Porsche Holdco, Porsche or any of their respective Affiliates under the Acquisition Documents;

(b) any breach of covenant or agreement made by or to be performed on the part of the Company, Parent, Merger Sub or any of their respective Affiliates under the Investment Documents or on the part of Parent, Porsche Holdco, Porsche or any of their respective Affiliates under the Acquisition Documents; or

(c) any act or omission by any of the Indemnifying Parties prior to the Closing that is intended to cause, or which act or omission was reckless and as a result of such recklessness caused, an outcome that is either harmful or adverse to the Investors’ investment in the Investment Shares or the Conversion Shares.

The indemnification obligations of the Indemnifying Parties (i) under Section 11.02(a), other than with respect to Specified Representations, shall be subject to a maximum liability equal to fifteen percent (15%) of the aggregate Purchase Price, and (ii) under this Section 11.02 in the aggregate shall be subject to a maximum liability equal to one hundred fifty percent (150%) of the aggregate Purchase Price; provided, however, that the indemnifications obligations of the Indemnifying Parties under (x) Section 11.02(a), with respect to all such representations and warranties (including the Specified Representations), (y) Section 11.02(b), with respect to any breach of covenant or agreement made by or to be performed on the part of the Porsche or any of its Affiliates under the Acquisition Documents and (z) Section 11.02(c), in the aggregate, shall be subject to a maximum liability equal to the aggregate Purchase Price; provided, further that the foregoing limitations in clauses (i) and (ii) shall not apply in the event of fraudulent conduct, willful breach or intentional misrepresentation. For the purposes of calculating the amount of any Damages related to a breach of any representation or warranty (but, for the avoidance of doubt, not for purposes of determining whether a breach has occurred), the representations and warranties set forth in this Agreement shall be considered without regard to any “Knowledge,” “material,” “in all material respects,” “Material Adverse Effect” or similar qualifications set forth therein.

11.03 Conduct of Indemnification Proceedings.

(a) Procedures for Third Party Claims. In the case of any claim for indemnification arising from a claim of a third party (a “Third Party Claim”), an Indemnified Party shall give prompt written notice, following such Indemnified Party’s receipt of such claim or demand, to the Indemnifying Party of any claim or demand of which such Indemnified Party has knowledge and as to which it may request indemnification hereunder; provided, however, that failure to give such notice will not affect such Indemnified Party’s rights furnished hereunder unless, and then solely to the extent that, the rights of the parties from whom indemnity is sought are materially prejudiced as a result of such failure. The Indemnifying Party shall have the right (and if they elect to exercise such right, to do so within twenty (20) days after receiving such notice from the Indemnified Party) to defend and to direct the defense against any such claim or demand, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party; provided, that the Indemnifying Party shall only be entitled to assume control of the defense of such action only to the extent the Indemnifying Party acknowledges in writing its indemnity obligations and assumes and holds the Indemnified Party harmless from and against the full amount of any Damages resulting therefrom to which the Indemnified Party is entitled to indemnification hereunder; and provided further that the Indemnifying Party shall not be entitled to assume control of such defense if: (i) the Indemnifying Party shall not have taken any action to defend such third party claim within such twenty (20) day period; (ii) such claim or demand seeks an injunction or other equitable relief against the Indemnified Party; (iii) the Indemnified Party shall have reasonably concluded that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such claim or demand or (y) the Indemnified Party has one or more defenses not available to the Indemnifying Party; (iv) such claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; or (v) the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such third party claim. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such claim or demand. The Indemnified Party shall have the right to participate in the defense of any claim or demand with counsel employed at its own expense; provided, however, that, in the case of any claim or demand described in clauses (i) through (v) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have timely employed counsel to assume the defense of such claim or demand, the reasonable fees and disbursements of one firm of counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any such claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall not settle any such claim without the prior written consent of the Indemnified Party, unless such claim solely involves a claim for monetary Damages and such settlement is accompanied by a document releasing the Indemnified Party from all Liability with respect to the matter in controversy, in form and substance reasonably satisfactory to the Investors.

(b) Procedures for Inter-Party Claims. In the event that an Indemnified Party determines that it has a claim for Damages against an Indemnifying Party hereunder (other than as a result of a Third Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying, to the extent then known, the amount of such claim and any relevant facts and circumstances relating thereto. The Indemnified Party and the Indemnifying Party shall negotiate in good faith for a thirty (30) day period regarding the resolution of any disputed claims for Damages. If no resolution is reached with regard to such disputed claim between the Indemnifying Party and the Indemnified Party within such thirty (30) day period, the Indemnified Party shall be entitled to seek appropriate remedies in accordance with the terms hereof. Promptly following the final determination of the amount of any Damages claimed by the Indemnified Party, the Indemnifying Party shall pay such Damages to the Indemnified Party by wire transfer or check made payable to the order of the Indemnified Party, without interest. In the event that the Indemnified Party is required to institute a Proceeding in order to recover Damages to which it is entitled pursuant to a final determination hereunder, the cost of such Proceeding (including costs of investigation and reasonable attorneys’ fees and disbursements) shall be added to the amount of Damages payable to the Indemnified Party if the Indemnified Party recovers Damages in such Proceeding.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.01 Publicity.

(a) The initial press release with respect to the execution of this Agreement and the Transactions shall be a joint press release by the Company and Porsche in a form reasonably acceptable to the Investors. Except as otherwise set forth in this Section 12.01, no public release or announcement concerning the Transactions shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by Law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the Transactions. No later than the fourth trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Investment Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq.

(b) Notwithstanding the forgoing, nothing in this Section 12.01 shall prevent the Investors, or any manager or general partner thereof, from reporting or disclosing with respect to fundraising, marketing, informational or reporting activities, on a confidential basis, to its partners, investors, potential investors or similar parties, general information regarding this Agreement and the Transactions, in each case subject to customary obligations of confidentiality with respect to non-public information such as transaction value or other specific economic terms; provided, that the Investors shall be liable for any disclosures made by the recipients pursuant to this sentence.

12.02 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the Parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the receipt of the Stockholders’ Approval, there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under applicable Law without such approval having first been obtained.

12.03 Extension; Waiver. At any time prior to the Closing, the Parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 12.02, waive compliance with any of the agreements or conditions contained in this Agreement. Except as required by applicable Law, no waiver of this Agreement shall require the approval of the stockholders of any of the Company, Parent, or Merger Sub. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

12.04 Expenses. The Company shall pay the fees and expenses of the Investors, including without limitation, the reasonable and customary fees and expenses of Investor Counsel, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and any amendments, modifications or waivers thereto, as well as any fees and expenses reasonably incurred by the Investors in connection with their administration, monitoring and supervision of their investment in the Company, including without limitation, travel, meals, and lodging, as and when such fees and expenses are incurred (the “Investor Fees”). The Investor Fees incurred through the Closing Date shall be paid to the Investors (in such allocation among them as they may determine in their sole discretion) on the Closing Date. The Company, Parent and Merger Sub shall bear their own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents.

12.05 Representation; Conflict Waiver.

(a) Recognizing that Lowenstein Sandler LLP is representing the Investors in connection with the Transactions, each Party agrees that Lowenstein Sandler LLP (“Investor Counsel”) may continue to serve as counsel to the Investors and any of their Affiliates in connection with any matters unrelated or related to this Agreement, including any litigation, claim or obligation arising out of or relating to this Agreement or the Transactions notwithstanding any representation by Lowenstein Sandler LLP prior to the date hereof, and waives any claim it has or may have that Lowenstein Sandler LLP has a conflict of interest or is otherwise prohibited from engaging in such representation. Each Party hereby agrees that in the event a dispute arises after the date hereof between the Investors and/or any of their Affiliates, on the one hand, and Parent, the Company, the Company Subsidiaries and/or any of their Affiliates, on the other hand, Lowenstein Sandler LLP may represent the Investors and/or any of their Affiliates in such dispute even though the interests of such Person(s) may be directly adverse to Parent and/or the Company.

(b) Each Party further acknowledges that Lowenstein Sandler LLP has in the past performed, currently performs and may continue to perform legal services for the Company and the Company Subsidiaries in matters unrelated to the Transactions. Accordingly, each Party hereby acknowledges that they have had an opportunity to ask for information relevant to this disclosure. Each of Parent and the Company hereby consents to, and waives the conflict of interest arising from Lowenstein Sandler LLP’s representation of the Investors in connection with the Transactions and any and all existing or future matters of every type and description, whether such matters on behalf of the Investors are adverse to Parent, the Company, the Company Subsidiaries and/or any of their respective Affiliates, or otherwise, and further agrees that it will not seek to disqualify Lowenstein Sandler LLP from such representation of the Investors. Each of the Investors hereby consents to, and waives the conflict of interest arising from Lowenstein Sandler LLP’s continued (or future) representation of Parent, the Company, the Company Subsidiaries and their respective Affiliates in matters unrelated to the Transactions, now and in the future, and any and all existing or future matters of every type and description, other than in connection with matters in which the Investors or any of their Affiliates is adverse to Parent, the Company, the Company Subsidiaries and/or any of their respective Affiliates.

12.06 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), transmitted by email (notice deemed given upon transmitter’s confirmation of delivery to recipient), or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 12.06):

If to the Company, Parent or Merger Sub:

I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, NJ 07677

Attention: Chris Wolfe

E-Mail: cwolfe@id-systems.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention: Jeffrey S. Spindler

E-mail: jspindler@olshanlaw.com

If to any of the Investors:

to the addresses set forth on Schedule I affixed hereto.

With a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Steven E. Siesser, Esq.

E-mail: ssiesser@lowenstein.com

12.07 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Parties, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic mail transmission (including in portable document format (pdf) or otherwise) or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

12.08 Entire Agreement; Third Party Beneficiaries. This Agreement (including the Exhibits hereto and the documents and the instruments referred to herein), the Confidentiality Agreement and any agreements entered into contemporaneously herewith (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof, and (b) are not intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties hereto and their respective successors and permitted assigns; provided, however, notwithstanding the foregoing clause (b), the provisions of ARTICLE 11 shall be enforceable by each Indemnified Party.

12.09 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the Investment Transactions, taken as a whole, are not affected in a manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Investment Transactions be consummated as originally contemplated to the fullest extent possible.

12.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void; provided, however, an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate acquiring some or all of its Investment Shares without the prior written consent of the Company; provided, further, that any such assignment shall not relieve the assigning Party of its obligations hereunder. Any purported assignment without such consent shall be void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

12.11 Governing Law; Exclusive Jurisdiction.

(a) This Agreement shall be governed and construed in accordance with the Law of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the Law of any other jurisdiction.

(b) The Parties hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, or if such federal court does not have jurisdiction, any court of the State of Delaware having jurisdiction in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Investment Transactions, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such Proceeding shall be heard and determined in such courts. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 12.06 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(c) Each Party hereby irrevocably consents and agrees, for the benefit of each other Party, that any legal action, suit or proceeding against it with respect to the confirmation and/or enforcement of an award rendered in a Delaware court pursuant hereto (an “Award”) may be brought in the courts of Delaware or any court in a jurisdiction where the assets of such Party are located, and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each such court with respect to any such action, suit or proceeding to confirm or enforce an Award. Each Party waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such court to confirm an Award and hereby further waives and agrees not to plead or claim in any such court that any such action or proceeding brought therein has been brought in an inconvenient forum.

12.12 Remedies; Enforcement.

(a) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that (i) each of the Parties hereto shall be entitled to, and may seek in the alternative, such remedies as are available at law and in equity, and (ii)(A) the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity, (B) no Party or any other Person shall be required to secure or post any bond or similar instrument in connection with the obtaining of any specific performance or injunctive relief and each Party irrevocably waives and shall not be entitled to assert any right it may have to require the securing or posting of any such bond or similar instrument and (C) the Parties irrevocably waive and shall not be entitled to assert, in any action for specific performance, injunctive relief or other equitable relief, the defense of adequacy of a remedy at law or that an award of specific performance, injunctive relief or other equitable relief is not an appropriate remedy for any reason at law or equity. A Party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by such Party or its Affiliates. For the avoidance of doubt, (x) the Investors shall be entitled to the remedies provided herein in the alternative, and not be required to elect their remedies, in any Proceeding brought to seek redress for the failure of the Company, Parent and/or any of their Affiliates to consummate the Transactions pursuant to this Agreement or any of the other Transaction Documents and (y) notwithstanding anything to the contrary in this Agreement, the failure of any of the conditions set forth in Section 9.02 to be satisfied shall not be a defense to, and shall in no way limit or impair, the Investors’ rights to enforce specifically the Company’s, Parent’s and/or Merger Sub’s obligations hereunder if such failure results, directly or indirectly, from the Company’s, Parent’s and/or Merger Sub’s breach or failure to perform any of their respective representations, warranties, covenants or agreements set forth in this Agreement or any other Transaction Document, and, solely for purposes of enforcing this Agreement, any such condition(s) shall nevertheless be deemed satisfied.

(b) Notwithstanding Section 12.12(a) or anything else to the contrary in this Agreement, the Company shall not be entitled to enforce specifically the Investors’ obligations to consummate the purchase of the Investment Shares unless (i) all of the conditions set forth in Section 9.01 (other than those conditions that by their nature are to be satisfied at the Closing (provided that such conditions would have been satisfied or waived assuming the Closing were to occur)) shall have been satisfied (or are capable of being satisfied at the Closing) or (to the extent permissible under applicable Law) waived; (ii) the Company has irrevocably confirmed in writing to the Investors that (A) all of the conditions to the Investors’ obligations have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions would have been satisfied or waived assuming the Closing were to occur), and (B) if specific performance is granted, then it is ready, willing and able to take the actions within its control to cause the Closing to occur; and (iii) the Investors have failed to complete the Closing by the date the Closing is required to have occurred pursuant to this Agreement.

12.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

12.14 Non-Recourse. Notwithstanding anything herein to the contrary, no representative, Affiliate of, or direct or indirect equity owner in, the Company shall have any personal liability to the Investors or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of the Company, Parent or Merger Sub in this Agreement or any other Investment Document, and no representative, Affiliate of, or direct or indirect equity owner in, any of the Investors, shall have any personal liability to the Company, Parent, Merger Sub or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of any of the Investors in this Agreement or any other Investment Document.

12.15 Definitions.

(a) As used herein, the following terms have the following meanings:

“Acquisition Documents” means the Porsche Merger Agreement and the other agreements entered into by Parent, Porsche Holdco, the Company and/or Porsche in connection with the Acquisition.

“Acquisition Shares” means the shares of Parent Common Stock issued as consideration to the Porsche shareholders pursuant to the Porsche Merger Agreement.

“Acquisition Transactions” means the Acquisition and the other transactions contemplated by the Porsche Merger Agreement and the other Acquisition Documents.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such Person. The term “control” (including its correlative meanings “controlled” and “under common control with”) shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through ownership of voting securities, Contract, or otherwise or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). For the avoidance of doubt, the Investors will not be deemed to be Affiliates of Parent, Porsche, the Company or any of their respective Subsidiaries.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by Law or Order to close.

“Cash and Cash Equivalents” means all unrestricted cash on hand, cash in bank accounts, certificates of deposit, commercial paper, treasury bills and notes, marketable securities and other cash equivalents, including any received but un-cleared checks, but specifically excluding outbound ACH, drafts and wires and issued but un-cleared checks, each as determined in accordance with GAAP.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company 10-K” means the Company’s annual report on Form 10-K for the annual period ended December 31, 2017.

“Company Acquisition Proposal” means (i) any proposal or offer (other than the Transactions or any other proposal or offer by the Investors or their Affiliates) with respect to a merger, consolidation, business combination or similar transaction involving the Company or any one or more of the Company Subsidiaries (except for any transaction between or among two or more of the Company’s Subsidiaries); (ii) any proposal or offer to acquire, by tender offer, share exchange, stock or asset purchase, license acquisition or in any other manner, which, in each case with respect to clauses (i) and (ii), if consummated, would result in any Person or group of Persons (other than the Investors, Parent, Merger Sub or their respective Affiliates) becoming, in one or a series of related transactions, directly or indirectly, the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of (A) 15% or more of the total voting power or of any class of equity securities of the Company or any one or more of the Company Subsidiaries which comprise 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of the Company and the Company Subsidiaries, taken as a whole, or, in the case of a transaction described in clause (i), the entity resulting from such transaction (to the extent such entity would comprise 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of the Company and the Company Subsidiaries, taken as a whole, prior to such transaction) or (B) assets (including equity securities of any of the Company’s Subsidiaries) comprising 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of the Company and the Company Subsidiaries, taken as a whole; or (iii) a recapitalization, reorganization, joint venture, partnership, restructuring, liquidation, dissolution or other winding up of the Company and/or any of the Company Subsidiaries for consideration equal to 15% or more of the fair market value of (x) all of the issued and outstanding Company Common Stock on the last trading day prior to the date of this Agreement or (y) the consolidated total assets of the Company and the Company Subsidiaries, taken as a whole (in each case prior to such transaction).

“Company Adverse Recommendation Change” means any of the following actions by the Company, the Company Board or any committee thereof: (i) withholding, withdrawing, modifying or qualifying in a manner adverse to the Investors or proposing publicly to withhold, withdraw, modify or qualify in a manner adverse to the Investors, the Company Board Recommendation, (ii) failing to make the Company Board Recommendation or failing to include the Company Board Recommendation in (or removing it from) the Joint Proxy Statement/Prospectus, (iii) approving, endorsing, recommending or otherwise publicly declaring to be advisable or proposing to approve, endorse, recommend or determine to be advisable any Company Acquisition Proposal, (iv) following the date any Company Acquisition Proposal or any modification to the price, form of consideration or conditionality thereto is first made public or sent or given to the stockholders of the Company, failing to publicly reaffirm the Company Board Recommendation within five (5) Business Days after the Investors reasonably requests a reaffirmation thereof in writing, (v) following the commencement of any take-over bid, tender offer or exchange offer for Company Common Stock that is publicly disclosed, publicly being neutral or failing to reject or recommend against acceptance of any such take-over bid, tender offer or exchange offer within five (5) Business Days of such commencement of such take-over bid, tender offer or exchange offer or recommending that the stockholders of the Company tender their respective Company Common Stock in such take-over bid, tender offer or exchange offer, or (vi) publicly announcing an intention, or resolving, to take any of the foregoing actions; provided, however, neither (x) a customary “stop, look and listen” or similar communication by the Company Board of the type contemplated by Rule 14d-9(f) under the Exchange Act (including disclosure of the Company’s receipt of a Company Acquisition Proposal and the operation of this Agreement with respect thereto) or (y) factually accurate public statements regarding financial results, operations or business conditions or developments shall, in any case, in and of itself constitute a Company Adverse Recommendation Change.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2017 and the notes thereto set forth in the Company 10-K.

“Company Balance Sheet Date” means December 31, 2017.

“Company Board” means the Board of Directors of the Company.

“Company Equity Plans” means the following plans of the Company: the I.D. Systems, Inc. 2007 Equity Compensation Plan (as amended through June 21, 2012), I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan, as amended, I.D. Systems, Inc. 2015 Equity Compensation Plan and I.D. Systems, Inc. 2018 Incentive Plan.

“Company Intellectual Property Rights” means, collectively Owned Intellectual Property Rights and Licensed Intellectual Property Rights.

“Company Intervening Event” means a material positive event, change in circumstances or development materially affecting the business or financial condition of the Company and the Company Subsidiaries, taken as a whole, that was not known or reasonably foreseeable as of the date of this Agreement, which event, change or development first becomes known to the Company Board prior to the receipt of the Stockholder Approval and which causes the Company Board to conclude in good faith, based on the advice of the Company’s outside financial advisors and legal counsel duly licensed to practice law in the State of Delaware, that the failure to make a Company Adverse Recommendation Change would result in a violation of the fiduciary duties of the Company Board under applicable Law; provided that in no event shall the following events, changes or developments constitute an Intervening Event: (A) the receipt, existence or terms of a Company Acquisition Proposal or any matter relating thereto or consequence thereof; (B) any change in the price or trading volume of the Company Common Stock or any other securities of the Company or the securities of Porsche (provided that, except as otherwise provided in clause (D) below, the underlying causes thereof may constitute or be taken into account in determining whether there has been an Intervening Event); (C) the fact that the Company or any Company Subsidiary meets or exceeds any internal or published budgets, plans, forecasts or projections for any period (provided that the underlying causes thereof may constitute or be taken into account in determining whether there has been an Intervening Event); (D) any event, change or development relating to Porsche, its business opportunities, prospects or financial condition, or to the Porsche Merger Agreement; or (E) an increase or potential increase, or events leading to or reasonably anticipated to lead to, orders or purchases from new or existing customers or business partners.

“Company IT Assets” means any and all computers, computer software, source code, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology systems and equipment, and all associated documentation owned by the Company or any of the Company Subsidiaries or licensed or leased to the Company or any of the Company Subsidiaries (excluding any public networks).

“Company Option” means each option to purchase shares of Company Common Stock outstanding under any of the Company Equity Plans.

“Company Proposals” means (i) the adoption of this Agreement and approval of the Parent Merger, (ii) approval of the issuance of the Investment Shares, (iii) approval of the issuance of the Acquisition Shares, (iv) approval of the amendment to the I.D. Systems, Inc. 2018 Incentive Plan, (v) approval of the authorized share capital of Parent as set forth in Article Fifth of the Parent Charter, (vi) approval of the indemnification provisions in Article Eleventh of the Parent Charter, (vii) approval of the corporate opportunity provisions in Article Twelfth of the Parent Charter, and (viii) approval of the exclusive forum provisions in Article Sixteenth of the Parent Charter.

“Company Restricted Stock Award” means each restricted stock award of shares of Company Common Stock outstanding under any of the Company Equity Plans.

“Company Superior Proposal” means any bona fide and written Company Acquisition Proposal that the Company Board determines in good faith, based on the advice of with its outside legal counsel and financial advisors, is reasonably capable of being consummated substantially in accordance with its terms and, if consummated, would be more favorable from a financial point of view to the Company’s stockholders (in their capacity as such) than the Transactions, in each case, after taking into account all relevant factors, including all terms and conditions of such Company Acquisition Proposal (including the likelihood that such Company Acquisition Proposal is consummated in accordance with its terms, after taking into account all legal, financial (including the certainty of financing) and regulatory aspects of the proposal and the Person making the Company Acquisition Proposal), and this Agreement (including any adjustment to the terms and conditions of this Agreement agreed to by the Investors in writing pursuant to Section 7.02(b) in response to such Company Acquisition Proposal). For purposes of this definition, all references to “15% or more” in the definition of Company Acquisition Proposal shall be deemed to be references to “more than 50%”.

“Company Termination Fee” has the meaning ascribed to such term in the Porsche Merger Agreement.

“Contract” means any legally binding agreement, contract, instrument, note, bond, mortgage, indenture, deed of trust, lease, license or other legally binding commitment, arrangement or understanding, whether written or oral.

“Debt Financing” has the meaning ascribed to such term in the Porsche Merger Agreement.

“Debt Financing Commitment” has the meaning ascribed to such term in the Porsche Merger Agreement.

“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval System.

“Environmental Claim” means any Proceeding or Order alleging potential or actual liability (including liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees, fines or penalties) arising out of, based on, resulting from or relating to (i) the presence, Release of, or exposure to any Hazardous Substances, (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, or (iii) any other matters covered or regulated by, or for which liability is imposed under, Environmental Law.

“Environmental Law” means any Law or Order relating to pollution, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety, including any Law or Order relating to: (i) the exposure to, or Releases or threatened Releases of, Hazardous Substances, (ii) the generation, manufacture, processing, distribution, use, treatment, containment, disposal, storage, transport or handling of Hazardous Substances, or (iii) recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

“Environmental Permits” means all Governmental Authorizations required by Environmental Law.

“Equity Interest” shall mean any share, capital stock, partnership, limited liability company, membership or similar interest in any Person, and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument, obligation or right the value of which is based on any of the foregoing, in each case issued, granted, entered into, agreed to or authorized by such Person.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means each entity that is treated as a single employer with such entity for purposes of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Facility Fee” means an amount equal to two percent (2.0%) of the aggregate Purchase Price funded at the Closing.

“Flow of Funds Statement” means a “flow of funds” statement, prepared for purposes of distributing the amounts payable in connection with the closing of the Transactions, in form and substance reasonably satisfactory to the Investors.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any (i) nation or government, any federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or merger control authority, (ii) federal, state, provincial, local or non-U.S. court or tribunal, (iii) self-regulatory organization (including any national securities exchange), or (iv) other governmental, quasi-governmental, supranational or regulatory entity created or empowered under a statute (or rule, regulation or ordinance promulgated thereunder) or at the direction of any governmental authority, including those set forth in clauses (i), (ii) or (iii) of this definition, and that is empowered thereunder or thereby to exercise executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Authorization” means any license, approval, clearance, permit, certificate, waiver, amendment, consent, exemption, variance, expiration and termination of any waiting period requirements, other actions by, and any notice, filing, registration, qualification, declaration and designation with, and other authorizations and approvals issued by or obtained from a Governmental Authority.

“Hazardous Substance” means any material, substance, chemical, or waste (or combination thereof) that is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect (i) under any Environmental Law, or (ii) that can form the basis of any liability under any Environmental Law or any Order relating to pollution, waste, the environment, or the protection of worker health and safety.

“Intellectual Property” means all intellectual property and technology, including: (i) internet domain names, whether or not trademarks, web addresses, web pages, websites and related content, accounts with Twitter, Facebook, LinkedIn, Instagram, YouTube, Google+ and other social media companies and the content found thereon and related thereto, and URLs; (ii) expressions, designs and other works of authorship; (iii) inventions, discoveries, trade secrets, business and technical information and know-how, databases, processes, procedures, research and development results, marketing plans and other confidential and proprietary information, excluding any Personal Data contained in any of the foregoing; and (iv) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases, algorithms, structures, development tools and other related specifications, media and documentation, excluding any Personal Data contained in any of the foregoing.

“Intellectual Property Rights” means any and all common law or statutory intellectual property rights or proprietary rights and protections (anywhere in the world), including all such rights relating to, arising from, or associated with any Intellectual Property, including: (i) trademarks, service marks and rights in trade names, brand names, logos, corporate names, trade dress, design rights and other similar designations of source, sponsorship, association or origin, and all registrations, applications and renewals for, any of the foregoing; (ii) copyrights, author, performer, moral and neighboring rights, and mask works and all registrations, applications for registration and renewals of any of the foregoing; (iii) trade secrets and other rights in confidential information; and (iv) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models).

“Insider” means each director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and any promoter connected with the Company in any capacity on the date hereof.

“Investment Documents” means this Agreement, the Parent Charter, the Registration Rights Agreement, and each other document, agreement, instrument and certificate executed and delivered in connection therewith in respect of the Parent Merger and/or the offering and sale of the Securities.

“Investment Transactions” means the Parent Merger, the offering and sale of the Securities and the other transactions contemplated by this Agreement and the other Investment Documents.

“Knowledge” of the Company means the actual knowledge, after reasonable inquiry, of the individuals listed on Schedule 12.15.

“Law” means any United States, federal, state, provincial or local or any non-U.S. law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Authority.

“Leased Real Property” means each parcel of real property subject to a lease, sublease, license or occupancy agreement to which the Company or any of the Company Subsidiaries is a party as lessee, sublessee, licensee or occupant.

“Liability” means any liability, indebtedness obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP).

“Licensed Intellectual Property Rights” means any and all Intellectual Property Rights owned by a Third Party and licensed or sublicensed to the Company or any of the Company Subsidiaries or for which the Company or any of the Company Subsidiaries has obtained a covenant not to be sued.

“Lien” means, with respect to any property or asset, any mortgage, hypothecation, lien, pledge, charge, security interest, deed of trust, right of first refusal or offer, option, easement, right of way, or any other encumbrance (other than such a limitation arising under securities Law in respect of such property or asset).

“Material Adverse Effect” means any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, has had or would reasonably be expected to have a material adverse effect on the business, results of operations, or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, excluding any effect, change, condition, fact, development, occurrence or event resulting from or arising out of (i) changes in the financial, securities or credit markets or general economic, regulatory or political conditions in the United States or any other jurisdiction, (ii) changes or conditions generally affecting the industries, markets or geographical areas in which the Company or any of the Company Subsidiaries operate, (iii) geopolitical conditions, the outbreak or escalation of hostilities, civil disobedience, acts of war, sabotage or terrorism or any escalation or worsening of the foregoing or any natural disasters (including hurricanes, tornadoes, floods or earthquakes), (iv) changes or proposed changes in Law or authoritative interpretation thereof, (v) changes in GAAP or authoritative interpretation thereof, (vi) any action taken or not taken, in each case, by Parent, Merger Sub or any of their respective Affiliates or by any of the Company or the Company Subsidiaries or their respective Affiliates at the written direction or with the written consent of the Investors or as expressly required by the terms, conditions or restrictions of this Agreement or the Transactions, (vii) the entry into, the public announcement of, or pendency of this Agreement and the Transactions (it being understood that this clause (vii) shall not apply to any representation or warranty of the Company herein that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement), (viii) any failure by the Company and the Company Subsidiaries to meet any internal or published projections, forecasts or predictions in respect of financial or operating performance for any future period, or (ix) any change in the market price or trading volume of the Company’s securities or in its credit ratings; provided, however, (A) in the case of clauses (i), (ii), (iii), (iv) and (v), any effect, change, condition, fact, development, occurrence or event resulting from or arising out of the matters referred to therein shall not be excluded to the extent the same disproportionately affects (individually or together with other effects, changes, conditions, facts, developments, occurrences or events) the Company and the Company Subsidiaries, taken as a whole, as compared to other similarly situated Persons operating in the same industry in which the Company and the Company Subsidiaries operate; and (B) in the case of clauses (viii) and (ix), the underlying causes of any failure or adverse change shall not be excluded unless otherwise specifically excluded by clauses (i) through (vii).

“Nasdaq” means The Nasdaq Global Market LLC.

“Open Source Material” means software or other material that is licensed or distributed under a “free” source-code license, including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including but not limited to any license approved by the Open Source Initiative, or any Creative Commons License.

“Order” means any order, writ, injunction, decree, consent decree, judgment, ruling, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

“Owned Intellectual Property Rights” means any and all Intellectual Property Rights owned by, purported to be owned by or exclusively licensed to the Company or any of the Company Subsidiaries.

“Parent Board” means the Board of Directors of Parent.

“Parent Common Stock” means the common stock of Parent, par value $0.01 per share, together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, to the extent the Investment Shares, in connection with any such reclassification, become convertible into such securities pursuant to the Parent Charter.

“Party” means each of the Company, Parent, Merger Sub and the Investors individually, as the context requires, and “Parties” means all of them collectively.

“Permitted Liens” means (i) Liens for Taxes not yet delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves (as determined in accordance with GAAP) have been established on the Financial Statements, or (with respect to such Liens arising after the date of this Agreement) on the financial books and records of the Company, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising in the ordinary course of business with respect to amounts not yet overdue or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves (as determined in accordance with GAAP) have been established on the Financial Statements, or (with respect to such Liens arising after the date of this Agreement) on the financial books and records of the Company, (iii) Liens reflected on the Company Balance Sheet, (iv) zoning, building and other land use regulations imposed by any Governmental Authority having jurisdiction over the Leased Real Property which are not violated by the current use and operation of the Leased Real Property in any manner that would reasonably be expected to materially impair the continued use and operation of the Leased Real Property as presently conducted, (v) licenses or covenants not to sue with respect to Intellectual Property Rights, (vi) statutory, common law or contractual liens of landlords, (vii) title defects, encumbrances or irregularities that do not secure the payment of a sum of money or that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of such entity and its Affiliates as presently conducted, and (viii) any Liens set forth on Schedule 12.15.

“Person” means an individual, corporation, partnership, limited liability company, association, company, joint venture, estate, trust, association other entity or organization of any kind or nature, including a Governmental Authority or arbitrator (public or private), or group (within the meaning of Section 13(d)(3) of the Exchange Act).

“Personal Data” means an identifiable individual’s name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or biometric identifiers or any other piece of information that, alone or in combination with other information held by the Company or any of the Company Subsidiaries, allows the identification of or contact with an individual and any other information about such individual that can be traced back thereto.

“Porsche Shareholder Approval” means the affirmative vote of the holders of a majority of the outstanding ordinary shares of Porsche in favor of the Porsche Merger Agreement and the transactions contemplated thereby.

“Porsche Voting Agreement” has the meaning ascribed to the term “Voting Agreement” in the Porsche Merger Agreement.

“Proceeding” means any suit, audit, action, claim, litigation, arbitration, mediation, hearing, public inquiry, or similar proceeding (in each case, whether civil, criminal or administrative, whether public or private or whether written or oral) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Authority or arbitrator (public or private).

“Registration Statement” has the meaning ascribed to such term in the Porsche Merger Agreement.

“Release” shall have the same meaning as under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Section 9601 (22).

“Representatives” means a Person and its Subsidiaries’ directors, officers, employees, Affiliates, agents, attorneys, accountants, advisors, consultants and other authorized representatives.

“Required Financing Information” has the meaning ascribed to such term in the Porsche Merger Agreement.

“Sarbanes-Oxley Act” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the Investment Shares and the Conversion Shares.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Series A Director” has the meaning ascribed to such term in the Parent Charter.

“Specified Representations” means the representations and warranties contained in the first sentence of Section 5.01 (Organization and Qualification), Section 5.02 (Authorization; Enforcement; Validity), Section 5.05 (Valid Issuance), Section 5.06(a) (Capitalization), the first two sentences of Section 5.07(a) (Subsidiaries), the first and third sentences of Section 5.07(b) (Subsidiaries), Section 5.11(b) (Absence of Certain Changes), Section 5.24 (Finders’ Fees, etc.), Section 5.26 (Application of Takeover Protections; Rights Agreements), Section 5.28 (No Directed Selling Efforts or General Solicitation), Section 5.29 (No Integrated Offering), Section 5.30 (Rule 506 Compliance), Section 5.31 (Private Placement) and Section 5.33 (Investment Company); provided, however, that, for purposes of ARTICLE 11, Section 5.11(b) shall not be deemed to be a Specified Representation.

“Specified Stockholder Approval” means the approval of the following Company Proposals by the holders of the requisite number of shares of Company Common Stock: (i) the adoption of this Agreement and approval of the Parent Merger, (ii) approval of the issuance of the Investment Shares, (iii) approval of the issuance of the Acquisition Shares, and (iv) approval of the authorized share capital of Parent as set forth in Article Fifth of the Parent Charter.

“Standstill Termination Date” means the earlier to occur of (i) such date as the Investors and their respective Affiliates collectively cease to beneficially own five percent (5%) of the outstanding Parent Common Stock (determined on a fully-diluted basis) or (ii) the thirteen (13) month anniversary of the Optional Redemption Date (as defined in the Parent Charter) in connection with an Optional Redemption Notice (as defined in the Parent Charter) providing for a redemption of such number of shares of Series A Preferred Stock as would result, if consummated (whether or not consummated), in the Investors and their respective Affiliates collectively ceasing to beneficially own at least five percent (5%) of the outstanding Parent Common Stock (determined on a fully-diluted basis) as of such Optional Redemption Date, whether or not any shares of Series A Preferred Stock then remain outstanding.

“Subsidiary” means, with respect to any Person, another Person (other than a natural Person), of which such first Person (i) owns directly or indirectly (a) an aggregate amount of the voting securities, other voting ownership or voting partnership interests to elect or appoint a majority of the board of directors or other governing body or (b) if there are no such voting interests, a majority of the equity interests therein or (ii) has the right to appoint a majority of the directors or managers.

“Taxes” means (i) any and all federal, state, provincial, local, non-U.S. and other taxes, levies, imposts, duties, and similar governmental charges (including any interest, consumer price index linkage, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, harmonized sales, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), national health insurance, unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group), and (iii) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability, in respect of any items described in clause (i) or (ii) above.

“Tax Return” means any report, return, document, declaration or other information or filing supplied or required to be supplied to any Governmental Authority with respect to Taxes, including information returns, any documents to be supplied to any Governmental Authority with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Tax Sharing Agreement” means any Contract binding a Party or any of its Subsidiaries that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit (excluding any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries and any commercially reasonable indemnity, sharing or similar agreements or arrangements where the inclusion of a Tax indemnification or allocation provision is customary or incidental to an agreement the primary nature of which is not Tax sharing or indemnification).

“Third Party” means any Person other than the Company, Parent, Merger Sub or any of their respective Affiliates.

“Transaction Documents” means the Investment Documents and the Acquisition Documents.

“Transactions” means the Investment Transactions and the Acquisition Transactions.

“Treasury Regulations” means the regulations promulgated under the Code.

(b) Each of the following terms is defined in the section set forth opposite such term:

Defined Term	Section	Defined Term	Section

Acceptable Company Confidentiality Agreement	7.02(a)	internal controls	5.08(g)
Acquisition	Recitals	Investment Effective Time	1.03
Agreement	Preamble	Investment Shares	Recitals
Alternative Company Acquisition Agreement	7.02(a)	Investor or Investors	Preamble
Award	12.11(c)	Investor Counsel	12.05(a)
Award Agreements	8.01	Investor Fees	12.04
Bankruptcy and Equity Exception	5.02	Joint Proxy Statement/Prospectus	5.36
Buy-In	7.08	Merger Sub	Preamble
Certificate of Merger	2.02(a)	Multiemployer Plan	5.15(d)
Closing	4.02	Outside Date	10.01(c)
Closing Date	4.02	Parent	Preamble
Company	Preamble	Parent Charter	2.03(c)
Company Board Recommendation	7.04(a)	Parent Charter Effective Time	1.01
Company Common Stock	3.01(a)	Parent Merger	Recitals
Company Customers and Suppliers	5.22	Parent Merger Effective Time	1.02
Company Material Contract	5.21(a)	Per Share Price	Recitals
Company Plan	5.15(a)
Company Preferred Stock	5.06(a)	Porsche	Recitals
Company Privacy Policy	5.19(n)	Porsche Holdco	Recitals
Company Real Property Leases	5.18(b)	Porsche Holdco Loan and Contribution Transactions	Recitals
Company Registered IP	5.19(d)	Porsche Merger Agreement	Recitals
Company SEC Documents	5.08(a)	Pre-Closing Period	7.01
Company Securities	5.06(a)	Public Official	5.23(a)
Company Source Code	5.19(i)	Purchase Price	Recitals
Company Subsidiary or Company Subsidiaries	5.07(a)	Registered Intellectual Property Rights	5.19(a)
Company Subsidiary Securities	5.07(b)	Registration Rights Agreement	Recitals
Conversion Shares	Recitals	Regulation D	Recitals
Damages	11.02	Rule 144	7.08
DGCL	2.01	Rule 506	5.30
Disclosure Schedule	ARTICLE 5	SEC	Recitals
Disqualification Event	5.30	Series A Preferred Stock	Recitals
Employment Agreements	8.01	Stockholder Approval	5.02
Evaluation Date	5.08(g)	Stockholder Litigation	7.14
FCPA	5.23(a)	Stockholders’ Meeting	7.03
Financial Statements	5.09	Surviving Corporation	2.01
Governmental Grant	5.19(m)	Third Party Claim	11.03(a)
Indemnified Party	11.02	Transfer Agent	7.08
Indemnifying Parties	11.02	Voting Agreements	Recitals

12.16 Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(a) The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Annexes, Exhibits and Schedules are to Articles, Sections, Annexes, Exhibits and Schedules of this Agreement unless otherwise specified.

(b) All Annexes, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Annex, Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(c) Any reference in a particular Section of the Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations and warranties (or covenants, as applicable) of the Company, Parent and Merger Sub that are contained in any other Section of this Agreement (except for those contained in in the first sentence of Section 5.01 (Organization and Qualification) and Section 5.06(a) (Capitalization)) if the relevance of that reference as an exception to (or a disclosure for purposes of) such other representations and warranties of the Company, Parent and Merger Sub set forth in this Agreement would be reasonably apparent to an individual who has read that reference and such representations and warranties. The listing of any matter on the Disclosure Schedule shall not be deemed to constitute an admission by the Company, Parent and Merger Sub, or to otherwise imply, that any such matter is material, is required to be disclosed by the Company, Parent and Merger Sub under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in the Disclosure Schedule relating to any possible breach or violation by the Company, Parent and Merger Sub of any Contract or applicable Law, the enforceability of any Contract, the existence or non-existence of third-party rights or similar matters or statements shall be construed as an admission or indication with respect to any of the foregoing. Any disclosure in any Section of the Disclosure Schedule of information that is also filed with or disclosed in any Company SEC Document shall not be deemed a representation that there is no other information filed with or disclosed in any Company SEC Document that would qualify the corresponding representation. All disclosures in the Disclosure Schedule are intended only to allocate rights and risks between the parties to the Agreement and are not intended to be admissions against interests, be admissible against any Party by any Person who is not a Party (other than Affiliates, beneficiaries, or successors or assigns of any of the Parties), or give rise to any claim or benefit to any Person who is not a Party (other than Affiliates, beneficiaries, or successors or assigns of any of the Parties).

(d) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.

(f) The use of the word “or” shall not be exclusive unless expressly indicated otherwise.

(g) Any reference to a Party or a party to any other agreement or document contemplated hereby shall include such Person’s successors and permitted assigns.

(h) Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States.

(i) A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation; provided, that with respect to any representation or warranty contained in this Agreement, such reference shall mean the legislation or provision as exists as of the date that such representation or warranty is made.

(j) A reference to any Contract (including this Agreement and the other Transaction Documents) is to that Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms thereof, except that with respect to any Contract listed on any schedule hereto, all such amendments, modifications or supplements must also be listed on such schedule in order to be included in such reference.

(k) The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(l) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(m) References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively.

(n) References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified.

(o) If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

(p) Whenever the phrase “ordinary course of business” is used in this Agreement, it shall be deemed to be followed by the words “consistent with past practice”, whether or not it is in fact followed by those words or words of like import.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the undersigned has executed this Investment and Transaction Agreement or caused its duly authorized officer to execute this Investment and Transaction Agreement as of the date first above written.

I.D. SYSTEMS, INC.

By:	/s/ Chris Wolfe
Name:	Chris Wolfe
Title:	Chief Executive Officer

POWERFLEET, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	President

POWERFLEET US ACQUISITION INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	President

[COMPANY, PARENT AND MERGER SUB SIGNATURE PAGE TO
INVESTMENT AND TRANSACTION AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Investment and Transaction Agreement or caused a duly authorized person to execute this Investment and Transaction Agreement as of the date first above written.

INVESTOR:

ABRY Senior Equity V, L.P.
Print name of entity

By:	/s/ John Hunt
Name:	John Hunt
Title:	Managing Partner

Delaware
Print jurisdiction of organization of entity

Address:
Abry Partners
888 Boylston Street
Suite 1600
Boston, MA 02199
Attention: John Hunt
E-mail: jhunt@abry.com

Aggregate dollar amount of Investment Shares committed to be purchased pursuant to the terms of the Agreement:

$41,960,000.00

Number of Investment Shares:

41,960

 [INVESTOR SIGNATURE PAGE TO INVESTMENT AND TRANSACTION AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Investment and Transaction Agreement or caused a duly authorized person to execute this Investment and Transaction Agreement as of the date first above written.

INVESTOR:

ABRY Senior Equity Co-Investment Fund V, L.P.
Print name of entity

By:	/s/ John Hunt
Name:	John Hunt
Title:	Managing Partner

Delaware
Print jurisdiction of organization of entity

Address:
Abry Partners
888 Boylston Street
Suite 1600
Boston, MA 02199
Attention: John Hunt
E-mail: jhunt@abry.com

Aggregate dollar amount of Investment Shares committed to be purchased pursuant to the terms of the Agreement:

$8,040,000.00

Number of Investment Shares:

8,040

 [INVESTOR SIGNATURE PAGE TO INVESTMENT AND TRANSACTION AGREEMENT]

Exhibit A

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [●], 2019 (the “Agreement Date”), by and among PowerFleet, Inc., a Delaware corporation (the “Company”), and the several investors signatory hereto (each an “Investor” and collectively, the “Investors”).

This Agreement is made pursuant to the Investment and Transaction Agreement, dated as of March 13, 2019, by and among the Company, the Investors and the other parties signatory thereto (the “Investment Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Investors agree as follows:

1. Definitions. Capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Investment Agreement. As used in this Agreement, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Allowable Grace Period” shall have the meaning set forth in Section 2(e).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereinafter be reclassified.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Cutback Shares” means any Registrable Securities not included in a Demand Registration Statement as a result of a limitation on the maximum number of shares of Common Stock permitted to be registered by the staff of the SEC pursuant to Rule 415.

“Demand Notice” shall have the meaning set forth in Section 2(a).

“Demand Registration Statement” shall have the meaning set forth in Section 2(a).

“Effective Date” means the date that each Registration Statement filed pursuant to Section 2(a) is first declared effective by the SEC.

“Effectiveness Deadline” means, with respect to each Demand Registration Statement or New Demand Registration Statement, the sixtieth (60th) calendar day following the applicable Filing Deadline (or, in the event the SEC reviews and has written comments to such Demand Registration Statement or New Demand Registration Statement, the one hundred twentieth (120th) calendar day following the applicable Filing Deadline); provided, however, that if the Company is notified by the SEC that such Demand Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business; provided, further, if the Demand Notice giving rise to such Demand Registration Statement or New Demand Registration Statement was delivered within the first fifteen (15) calendar days of a fiscal quarter, then the Effective Deadline otherwise calculated under this definition shall be extended (up to fifteen (15) calendar days) by a like number of calendar days.

“Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Event” shall have the meaning set forth in Section 2(c).

“Event Date” shall have the meaning set forth in Section 2(c).

“Filing Deadline” means, with respect to each Demand Registration Statement required to be filed pursuant to Section 2(a), (i) the thirtieth (30th) day following the delivery to the Company by any Investor of a Demand Notice if Form S-3 is then available to register the Registrable Securities to be covered by such Demand Registration Statement or (ii) the sixtieth (60th) day following the delivery to the Company by any Investor of a Demand Notice if Form S-3 is then unavailable to register the Registrable Securities to be covered by such Demand Registration Statement; provided, however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Filing Deadline shall be extended to the next Business Day on which the SEC is open for business.

“FINRA” shall have the meaning set forth in Section 2(d)(ii).

“Governmental Authority” means any U.S. or other national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry, board or other similar body exercising executive, legislative, judicial, arbitral, regulatory or administrative authority or functions of or pertaining to government, including any authority or other self-regulatory organization or quasi-governmental entity established to perform any of such functions.

“Grace Period” shall have the meaning set forth in Section 2(e).

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c)(i).

“Indemnifying Party” shall have the meaning set forth in Section 5(c)(i).

“Investment Agreement” shall have the meaning set forth in the Recitals.

“Investor” or “Investors” shall have the meaning set forth in the preamble to this Agreement.

“Liquidated Damages” shall have the meaning set forth in Section 2(c).

“Losses” shall have the meaning set forth in Section 5(a).

“New Demand Registration Statement” shall have the meaning set forth in Section 2(a).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.

“Piggyback Registration” shall have the meaning set forth in Section 2(g)(i).

“Principal Market” means the NASDAQ Global Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of (i) the Shares and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, provided, that the Holder has completed and delivered to the Company a Selling Stockholder Questionnaire; and provided, further, that securities shall cease to be Registrable Securities (x) upon a sale pursuant to a Registration Statement or Rule 144 under the 1933 Act (in which case, only such security sold shall cease to be a Registrable Security) or (y) at such time as they may be sold pursuant to Rule 144 without any limitation thereunder (including with respect to volume or manner of sale) or need for current public information or similar requirements.

“Registration Statements” means any one or more registration statements of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including, without limitation, any Demand Registration Statements, any New Demand Registration Statements and any Remainder Demand Registration Statements), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Remainder Demand Registration Statement” shall have the meaning set forth in Section 2(a).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the 1933 Act.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“Series A Preferred Shares” means (i) the shares of Series A Preferred Stock issued to the Investors on the Agreement Date pursuant to the Investment Agreement and (ii) any additional shares of Series A Preferred Stock that are issued or issuable to the Investors at any time and from time to time after the Agreement Date, including, without limitation, shares of Series A Preferred Stock issued as payment-in-kind dividends on their respective shares of Series A Preferred Stock in accordance with the terms thereof.

“Shares” means (i) the shares of Common Stock issued or issuable upon conversion of any Series A Preferred Shares (including, without limitation, upon any change in the Series A Conversion Price (as that term is defined in the Parent Charter) such that additional shares of Common Stock become issuable upon conversion of the Series A Preferred Shares), and (ii) any shares of Common Stock issued or issuable with respect to such Series A Preferred Shares or Conversion Shares as a result of any stock split, stock dividend, recapitalization or similar event.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market (or, if not traded on the Principal Market, on any applicable Trading Market); provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Principal Market (or, if not traded on the Principal Market, on any applicable Trading Market) for less than 4.5 hours; provided, further, that in the event that the Common Stock is not listed or quoted as set forth on a Trading Market, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the Principal Market, New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Capital Market or the OTC Bulletin Board (or any successors to any of the foregoing) on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, or any successor transfer agent for the Company.

2. Registration.

(a) Registration Statements. At any time and from time to time following the Agreement Date, any Investor may make up to three (3) demands for the Company to register under the 1933 Act all of the Registrable Securities not then covered by an existing and effective Registration Statement by delivering to the Company a written notice of each such demand (each, a “Demand Notice”). On or prior to each Filing Deadline, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of such Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders may reasonably specify (each, a “Demand Registration Statement”). The Demand Registration Statement shall be on Form S-3 (except if the Company is then ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on such other form available to register for resale the Registrable Securities as a secondary offering) subject to the provisions of Section 2(e) and shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Registration Statement) the “Plan of Distribution” section attached hereto as Annex A. Notwithstanding the registration obligations set forth in this Section 2, in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (1) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Demand Registration Statement as required by the SEC and/or (2) withdraw the Demand Registration Statement and file a new registration statement (a “New Demand Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Demand Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by the Registrable Securities not acquired or issued, directly or indirectly, pursuant to the Investment Agreement or the terms of the Series A Preferred Shares issued pursuant to the Investment Agreement (whether pursuant to registration rights or otherwise) (applied, in the case that some Registrable Securities may be registered, to the Holders on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders) and second, by the Registrable Securities acquired or issued, directly or indirectly, pursuant to the Investment Agreement or the terms of the Series A Preferred Shares issued pursuant to the Investment Agreement (applied, in the case that some Registrable Securities may be registered, to the Holders on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders, subject to a determination by the SEC that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders). In the event the Company amends the Demand Registration Statement or files a New Demand Registration Statement, as the case may be, under clauses (1) or (2) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Demand Registration Statement, as amended, or the New Demand Registration Statement (the “Remainder Demand Registration Statements”).

(b) Effectiveness Period. The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the SEC as soon as practicable and, with respect to any Demand Registration Statement or New Demand Registration Statement, as applicable, no later than the Effectiveness Deadline applicable to such Registration Statement (including filing with the SEC a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the 1933 Act within five (5) Business Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed,” or not be subject to further review and the effectiveness of such Registration Statement may be accelerated), and shall use its commercially reasonable efforts to keep each Registration Statement continuously effective under the 1933 Act until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been sold by the Holders or (ii) the date that all Registrable Securities covered by such Registration Statement may be sold without any restriction under Rule 144 as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Transfer Agent (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day. The Company shall promptly notify the Holders via facsimile or electronic mail of a “.pdf” format data file of the effectiveness of a Registration Statement within one (1) Business Day of the Effective Date with respect to such Registration Statement. The Company shall, by 9:30 a.m. New York City Time on the first (1st) Trading Day after such Effective Date, file a final Prospectus with the SEC, as required by Rule 424(b). Failure to so notify the Holders on or before the second (2nd) Business Day after such notification or effectiveness or failure to file a final Prospectus as aforesaid shall be deemed an Event under Section 2(c).

(c) Liquidated Damages. If: (i) any Demand Registration Statement is not filed with the SEC on or prior to the Filing Deadline applicable to such Demand Registration Statement; (ii) the Demand Registration Statement or New Demand Registration Statement, as applicable, is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline applicable to such Registration Statement; (iii) after its Effective Date and during the Effectiveness Period with respect thereto, (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities for which it is required to be effective or (B) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities, in the case of (A) and (B), for more than an aggregate of thirty (30) Trading Days (which need not be consecutive) (other than during an Allowable Grace Period); or (iv) a Grace Period exceeds the length of an Allowable Grace Period (any such failure or breach in clauses (i) through (iv) above being referred to as an “Event,” and, for purposes of clauses (i) or (ii), the date on which such Event occurs, or for purposes of clause (iii), the date on which such thirty (30) Trading Day period is exceeded, or for purposes of clause (iv) the date on which such Allowable Grace Period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1.0% of the aggregate purchase price paid by such Holder for any Registrable Securities held by such Holder on the Event Date and covered by such Registration Statement. The parties agree that (1) notwithstanding anything to the contrary herein or in the Investment Agreement, no Liquidated Damages shall be payable for any period after the expiration of the Effectiveness Period, and in no event shall the aggregate amount of Liquidated Damages payable to a Holder exceed, in the aggregate, 5.0% of the aggregate purchase price paid by such Holder for its Registrable Securities and (2) in no event shall the Company be liable in any thirty (30)-day period for Liquidated Damages under this Agreement in excess of 1.0% of the aggregate purchase price paid by the Holders for their Registrable Securities that are covered by such Registration Statement. If the Company fails to pay any Liquidated Damages pursuant to this Section 2(c) in full within five (5) Business Days after the date payable, the Company will pay interest thereon at a rate of 1.0% per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. In the event that the Company registers, or the applicable Event applies to, some but not all of the Registrable Securities, the 1.0% of Liquidated Damages referred to above for any monthly period shall be reduced to equal the percentage determined by multiplying 1.0% by a fraction, the numerator of which shall be the number of Registrable Securities (other than Cutback Shares) requested to be registered in such Registration Statement and for which there is not an effective Registration Statement at such time and the denominator of which shall be the number of Registrable Securities at such time. The Filing Deadline and/or the Effectiveness Deadline, as applicable, for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to file or obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Holder to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the 1933 Act (in which case the Filing Deadline and/or the Effectiveness Deadline, as applicable, would be extended with respect to Registrable Securities held by such Holder). For the avoidance of doubt, the Company will not owe any Liquidated Damages with respect to (x) any securities that are not deemed to be Registrable Securities because they may be sold without any limitations under Rule 144 and (y) any Cutback Shares provided that the Company complies with its obligations with respect to such Cutback Shares under Section 2(a).

(d) Selling Stockholder Questionnaires.

(i) At least seven (7) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder other than the information contained in the Selling Stockholder Questionnaire, if any, which shall be completed and delivered to the Company together with a completed Selling Stockholder Questionnaire promptly upon request Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire and a response to any requests for further information as described in the previous sentence. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire or request for further information. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 2(e) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

(ii) Each Holder acknowledges that the Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder and any Affiliate thereof, (ii) any Financial Industry Regulatory Authority (“FINRA”) affiliations, (iii) any natural persons who have the power to vote or dispose of the Common Stock and (iv) any other information as may be requested by the SEC, FINRA or any state securities commission. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of Registrable Securities because any Holder fails to furnish any information called for by this Section 2(d) within three (3) Trading Days of the Company’s request, any Liquidated Damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

(e) Grace Periods. Notwithstanding anything to the contrary herein, at any time after a Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Company, in the best interests of the Company (a “Grace Period”); provided, however, the Company shall promptly (i) notify the Holders in writing of the existence of material non-public information giving rise to a Grace Period (provided that the Company shall not disclose the content of such material non-public information to the Holders) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends; provided, further, that no single Grace Period shall exceed thirty (30) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all Grace Periods shall not exceed an aggregate of sixty (60) days (each Grace Period complying with this provision being an “Allowable Grace Period”). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) above and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) above and the date referred to in such notice; provided, however, that no Grace Period shall be longer than an Allowable Grace Period. Notwithstanding anything to the contrary, the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to a transferee of a Holder in accordance with the terms of the Investment Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale prior to the Holder’s receipt of the notice of a Grace Period and for which the Holder has not yet settled.

(f) Form of Registration Statement. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering such Registrable Securities has been declared effective by the SEC.

(g) Right to Piggyback Registration.

(i) If, at any time following the Agreement Date when any Registrable Securities remain outstanding, (A) there is not one or more effective Registration Statements covering all of the Registrable Securities and (B) the Company proposes for any reason to register any shares of Common Stock under the 1933 Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) with respect to an offering of Common Stock by the Company for its own account or for the account of any of its stockholders, it shall at each such time promptly give written notice to the Holders of its intention to do so (but in no event less than thirty (30) days before the anticipated filing date) and, to the extent permitted under the provisions of Rule 415 under the 1933 Act, include in such registration all Registrable Securities with respect to which the Company has received written requests (which, for the avoidance of doubt, shall not constitute a demand under Section 2(a)) for inclusion therein within fifteen (15) days after receipt of the Company’s notice (a “Piggyback Registration”). Such notice shall offer the Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request and shall indicate the intended method of distribution of such Registrable Securities.

(ii) Notwithstanding the foregoing, (1) if such registration involves an underwritten public offering, the Holders must sell their Registrable Securities to, if applicable, the underwriter(s) at the same price and subject to the same underwriting discounts and commissions that apply to the other securities sold in such offering (it being acknowledged that the Company shall be responsible for other expenses as set forth in Section 4) and shall enter into customary underwriting documentation for selling stockholders in an underwritten public offering, and (2) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to Section 2(g)(i) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to cause such registration to become effective under the 1933 Act, the Company shall deliver written notice to the Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration; provided, however, that nothing contained in this Section 2(g)(ii) shall limit the Company’s liabilities and/or obligations under this Agreement, including, without limitation, the obligation to pay Liquidated Damages under Section 2(c).

(iii) If the managing underwriter or underwriters with respect to such underwritten offering advise the Company in writing that in its or their opinion the number of securities proposed to be offered by selling security holders in such registration exceeds the number of securities which can be sold in such offering without a material adverse effect on such offering, the Company will include in such registration only the number of securities of such selling security holders which, in the opinion of such underwriter or underwriters, can be sold, selected pro rata (based on the number of Registrable Securities requested to be included) among the Holders that have requested Registrable Securities to be included in such registration; provided, that any securities to be sold by stockholders of the Company other than the Holders shall be cut back first (on a pro rata basis, based on the number of securities requested to be included by each such stockholder).

3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) not less than five (5) Trading Days prior to the filing of a Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports), furnish to the Holder copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Holder (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents within such five (5) Trading Day or one (1) Trading Day period, as the case may be, then the Holder shall be deemed to have consented to and approved the use of such documents); the Company shall not file any Registration Statement or amendment or supplement thereto in a form to which a Holder reasonably objects in good faith, provided that, the Company is notified of such objection in writing within the five (5) Trading Day or one (1) Trading Day period described above, as applicable;

(b) (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period (except during an Allowable Grace Period); (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424 (except during an Allowable Grace Period); (iii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the SEC relating to such Registration Statement that pertains to the Holders as “Selling Stockholders” but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply with the provisions of the 1933 Act and the 1934 Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during its Effectiveness Period; provided, however, that each Holder shall be responsible for the delivery of the Prospectus to the Persons to whom such Holder sells any of the Registrable Securities (including in accordance with Rule 172 under the 1933 Act), and each Holder agrees to dispose of Registrable Securities in compliance with the plan of distribution described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws; in the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the 1934 Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report which created the requirement for the Company to amend or supplement such Registration Statement was filed;

(c) notify the Holders (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably practicable (and, in the case of (i)(A) below, not less than two (2) Trading Days prior to such filing, in the case of (iii) and (iv) below, not more than one (1) Trading Day after such issuance or receipt, in the case of (v) below, not less than one (1) Trading Day after a determination by the Company that the financial statements in any Registration Statement have become ineligible for inclusion therein and, in the case of (vi) below, not more than one (1) Trading Day after the occurrence or existence of such development) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on any Registration Statement (in which case the Company shall provide to each of the Holders true and complete copies of all comments that pertain to the Holders as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Company believes would constitute material and non-public information with respect to the Company); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Governmental Authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as “Selling Stockholders” or the “Plan of Distribution”; (iii) of the issuance by the SEC or any other Governmental Authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading;

(d) use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

(e) if requested by a Holder, furnish to such Holder, without charge, at least one (1) conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the SEC’s EDGAR system;

(f) prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction;

(g) if requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Investment Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request;

(h) following the occurrence of any event contemplated by Section 3(c)(iii)-(v), as promptly as reasonably practicable (taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event), prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading;

(i) cooperate with the placement agent and any registered broker dealer that is required to make a filing with FINRA pursuant to Rule 5100 in connection with the resale of any Registrable Securities by any Holder and pay the filing fee required for the first such filing;

(j) if at any time the Company receives a Demand Notice, take all such action as shall be necessary to (1) register the Common Stock under Section 12 of the 1934 Act in order to enable the Holders to use the Registration Statement to be filed in response to such Demand Notice pursuant to Section 2(a) for the sale of their Registrable Securities, such action to be taken as soon as practicable after the Company’s receipt of such Demand Notice, and in no event later than the Effective Date of such Registration Statement; and (2) use reasonable best efforts to cause all the Registrable Securities covered by a Registration Statement (A) to be listed on each Trading Market on which securities of the same class or series issued by the Company are then listed, and (B) to be registered with or approved by such other Governmental Authorities as may be necessary to enable the Holders to consummate the disposition of the Registrable Securities;

(k) if the Company does not then have a transfer agent, provide and cause to be maintained a registrar and transfer agent for all Registrable Securities covered by any Registration Statement from and after a date not later than the Effective Date of such Registration Statement; and

(l) if the Company does not then have a CUSIP number for the Registrable Securities, shall provide a CUSIP number for all Registrable Securities, not later than the Effective Date of the Registration Statement therefor.

4. Registration Expenses. All fees and expenses incidental to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement, provided, that, the fees and expenses of counsel to the Holders shall be limited to the reasonable and customary fees and expenses of one (1) counsel with respect to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as reasonably requested by the Holders and (C) if not previously paid by the Company, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to Rule 5100, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) 1933 Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each of the Holders, the officers, directors, agents, partners, members, managers, stockholders, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the 1933 Act, 1934 Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, in any such case except to the extent, and only to the extent, that any such Losses arise out of or are based upon (A) such untrue statements, alleged untrue statements, omissions or alleged omissions that are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose), (B) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(v), the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective or (C) the Holder’s (or any other indemnified Person’s) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon (i) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation of the 1933 Act, 1934 Act or any state securities law or any rule or regulation thereunder, in connection with the performance of any obligations under this Agreement, in any such case to the extent, and only to the extent, that any such Losses arise out of (A) such untrue statements or omissions that are contained in the information furnished by such Holder in writing to the Company expressly for use therein, (B) such information that relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities that was reviewed and approved by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose), (C) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective, or (D) such Holder’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, to the Persons asserting an untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings.

(i) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such prompt notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

(ii) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, with the fees and expenses of such counsel being at the expense of such Indemnified Party unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one (1) separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(iii) Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5(c)) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such Proceedings for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder.

(d) Contribution.

(i) If a claim for indemnification under Section 5(a) or 5(b) is, for any reason, unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue (or, if applicable, alleged untrue) statement of a material fact or omission (or, if applicable, alleged omission) of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) No Limitation of Rights. The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Investment Agreement.

6. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations. From and after the Agreement Date and so long as any Series A Preferred Shares are outstanding, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement (other than a Registration Statement subject to Section 2(g)) other than the Registrable Securities and the Company shall not prior to the Effective Date of any Registration Statement enter into any agreement providing any such right to any of its security holders. The Company shall not, from the date of a Demand Notice until the date that is sixty (60) days after the Effective Date of the Registration Statement relating thereto, prepare and file with the SEC a registration statement relating to an offering for its own account under the 1933 Act of any of its equity securities other than a registration statement on Form S-8 or, in connection with an acquisition, on Form S-4.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to any Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in such Registration Statement.

(d) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the Agreement Date, nor shall the Company or any of its Subsidiaries, on or after the Agreement Date, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or that otherwise conflicts with the provisions hereof.

(e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders holding a majority of the then outstanding Registrable Securities, provided that any party may give a waiver (which shall be signed by such party and in writing) as to itself. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Investment Agreement.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) or obligations hereunder without the prior written consent of all the Holders of the then outstanding Registrable Securities. Each Holder may assign its respective rights hereunder in the manner and to the Persons as permitted under the Investment Agreement.

(h) Execution and Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

(i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Investment Agreement.

(j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

(m) Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. The decision of each Investor to purchase shares of Series A Preferred Stock pursuant to the Investment Documents has been made independently of any other Investor. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Investment Documents. Each Investor shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Agreement for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

POWERFLEET, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

INVESTORS:

ABRY SENIOR EQUITY V, L.P.

By:
Name:
Title:
Address for Notices:

Attention:

ABRY SENIOR EQUITY CO-INVESTMENT FUND V,L.P.

By:
Name:
Title:
Address for Notices:

Attention:

[Signature Page to Registration Rights Agreement]

Annex A

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

○	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

○	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

○	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

○	an exchange distribution in accordance with the rules of the applicable exchange;

○	privately negotiated transactions;

○	short sales effected after the effective date of the registration statement of which this prospectus is a part;

○	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

○	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

○	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

Annex B

POWERFLEET, INC.

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of shares of the common stock, par value $0.01 per share of PowerFleet, Inc. (the “Company”) issued pursuant to a certain Investment and Transaction Agreement, dated as of March 13, 2019, by and among the Company, the Investors named therein and the other parties signatory thereto (the “Agreement”), understands that the Company intends to file with the Securities and Exchange Commission a registration statement (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “1933 Act”), of the Registrable Securities in accordance with the terms of the Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the 1933 Act) and be bound by the provisions of the Agreement (including certain indemnification provisions, as described below). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling stockholders in the Prospectus. Holders of Registrable Securities who do not complete, execute and return this Selling Stockholder Notice and Questionnaire within seven (7) Trading Days (1) will not be named as selling stockholders in the Resale Registration Statement or the Prospectus and (2) may not use the Prospectus for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling stockholder in the Resale Registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Resale Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), pursuant to the Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:
E-mail address of Contact Person:

3. Beneficial Ownership of Registrable Securities Issuable Pursuant to the Investment Agreement:

(a)	Type and Number of Registrable Securities beneficially owned and issued pursuant to the Agreement:

(b)	Number of shares of Common Stock to be registered pursuant to this Notice for resale:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes	[ ]	No	[ ]

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes	[ ]	No	[ ]

Note:	If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes	[ ]	No	[ ]

Note:	If yes, provide a narrative explanation below:

(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes	[ ]	No	[ ]

Note:	If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned:

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three (3) years.

State any exceptions here:

7. Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A to the Registration Rights Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the Agreement Date and prior to the effective date of any applicable Resale Registration Statement. All notices hereunder and pursuant to the Agreement shall be made in writing, by hand delivery, confirmed or facsimile transmission, first-class mail or air courier guaranteeing overnight delivery at the address set forth below. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Resale Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act of 1934, as amended, and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Resale Registration Statement. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the SEC pursuant to the 1933 Act.

The undersigned hereby acknowledges and is advised of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling stockholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Tel:
Email:

Exhibit B-1

Emancipation Management, LLC

Emancipation Capital Master, Ltd.

Emancipation Capital SPV IV LLC

Emancipation Capital LLC

Exhibit B-2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of March 13, 2019, is entered into by and among each of the undersigned stockholders (collectively, “Stockholder”), in their capacities as stockholders of I.D. Systems, Inc., a Delaware corporation (the “Company”), the Company, ABRY Senior Equity V, L.P., a Delaware limited partnership, and ABRY Senior Equity Co-Investment Fund V, L.P., a Delaware limited partnership (collectively, “Audi”), and Pointer Telocation Ltd., a public company limited by shares formed under the laws of the State of Israel (“Porsche”). Stockholder, the Company, Audi and Porsche are referred to herein together as the “Parties” and each as a “Party.” Capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Investment Agreement (as defined below).

WHEREAS, Stockholder owns of record and/or beneficially the number of shares of Company Common Stock set forth on Schedule A hereto (such Company Common Stock held by Stockholder together with any other shares of Company Common Stock acquired by Stockholder after the date hereof and during the Term (as defined below) being collectively referred to herein as the “Subject Shares”);

WHEREAS, Stockholder owns of record and/or beneficially the number of Company Options and Company Restricted Stock Awards, and other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, or exercisable for or convertible into Company Common Stock or other equity securities set forth on Schedule B hereto (such Company Options, Company Restricted Stock Awards and other such securities held by Stockholder together with any other Company Options, Company Restricted Stock Awards or other such securities of the Company acquired by Stockholder after the date hereof and during the Term being collectively referred to herein as the “Other Shares,” and together with the Subject Shares, the “Company Shares”);

WHEREAS, simultaneously with the execution of this Agreement, the Company, PowerFleet, Inc., a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of the Company (“Parent”), PowerFleet US Acquisition Inc., a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of Parent (“Merger Sub”), and the Investors set forth on Schedule I affixed thereto (each being an affiliated fund of Audi), are entering into an Investment and Transaction Agreement, dated as of the date hereof (as the same may be amended or supplemented in accordance with its terms, the “Investment Agreement”), pursuant to which, among other things, (i) the Company will reorganize into a new holding company structure by merging Merger Sub with and into the Company (the “Parent Merger”), with the Company surviving as a wholly-owned subsidiary of Parent and (ii) Parent will issue and sell to the Investors, and the Investors will purchase from Parent, the Investment Shares, in each case, on the terms and subject to the conditions set forth in the Investment Agreement;

WHEREAS, simultaneously with the execution and delivery of the Investment Agreement, Parent, the Company, Porsche Holdco, Porsche Merger Sub and Porsche are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented in accordance with its terms, the “Porsche Merger Agreement”), pursuant to which, among other things, Porsche Holdco will acquire Porsche for consideration consisting of cash and shares of Parent Common Stock, on the terms and subject to the conditions set forth in the Porsche Merger Agreement (the “Acquisition”);

WHEREAS, each of the Boards of Directors of the Company, Parent and Merger Sub has (a) determined that the Parent Merger and other Investment Transactions are fair to and in the best interests of their respective companies and respective stockholders, (b) approved and declared advisable the execution, delivery and performance of the Investment Agreement and the consummation of the Parent Merger and other Investment Transactions, (c) resolved, in the case of the Company and Merger Sub, to recommend to their respective stockholders that such holders adopt the Investment Agreement, and (d) directed, in the case of the Company and Merger Sub, that the Investment Agreement be submitted to their respective stockholders for their adoption;

WHEREAS, each of the Boards of Directors of the Company and Parent has unanimously approved and declared advisable and in the best interests of their respective companies and respective stockholders, the Acquisition and other Acquisition Transactions;

WHEREAS, as a condition, and as a material inducement, to their willingness to enter into the Investment Agreement, the Investors have required that certain stockholders of the Company, including Stockholder, each execute and deliver a voting and support agreement, in the form and substance of this Agreement, simultaneously with the execution and delivery of the Investment Agreement; and

WHEREAS, as a condition, and as a material inducement, to its willingness to enter into the Porsche Merger Agreement, Porsche has required that certain stockholders of the Company, including Stockholder, each execute and deliver a voting and support agreement, in the form and substance of this Agreement, simultaneously with the execution and delivery of the Porsche Merger Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and as a material inducement to the Investors entering into the Investment Agreement and Porsche entering into the Porsche Merger Agreement, the Parties agree as follows:

1. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to the Company, Audi and Porsche as follows:

(a)	Authority; Execution and Delivery; Enforceability.

(i) Stockholder has all requisite power, authority and legal capacity to enter into, execute and deliver this Agreement and to perform the obligations to be performed by Stockholder hereunder and consummate the transactions contemplated hereby. The execution and delivery by Stockholder of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Stockholder. Stockholder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, and other similar Laws affecting the rights and remedies of creditors generally and general principles of equity.

(ii) The execution, delivery and performance by Stockholder of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any breach of, require the consent, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Stockholder under, any provision of any contract or agreement to which Stockholder is a party or by which any properties or assets of Stockholder are bound or any provision of any Order or Law applicable to Stockholder or the properties or assets of Stockholder.

(iii) No consent or approval of, or registration, declaration or filing with, any Governmental Authority or other Person is required to be obtained or made by or with respect to Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 and Section 14 (as applicable) of the Exchange Act, as may be required in connection with this Agreement.

(b)	Company Shares.

(i) Stockholder is the record and/or beneficial owner of and has good and marketable title to the Company Shares, free and clear of all Liens and any other material limitation or restriction (including any restriction on the right to vote or otherwise transfer of the Subject Shares) other than pursuant to this Agreement, the Investment Agreement and, with respect to Other Shares, the Company Equity Plans and except for such transfer restrictions of general applicability as may be provided under the Securities Act and “blue sky” laws. Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case, other than the Company Shares. Stockholder has the sole right to dispose of the Company Shares, and none of the Company Shares are subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement or the Investment Agreement.

(ii) Stockholder has the sole right to vote the Subject Shares, and none of Stockholder’s Subject Shares is subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares (other than this Agreement).

(iii) Stockholder has not entered into or agreed to enter into any option (other than with respect to the Other Shares), call, put, derivative, hedging, swap, forward or other similar arrangement in respect of Company Common Stock, and has no agreement, arrangement or understanding with respect to any of the foregoing.

(c) Company Acquisition Proposals. Stockholder is not currently engaged in any discussions or negotiations with any Person (other than the Investors and Porsche) regarding any Company Acquisition Proposal.

(d) Legal Proceedings. There is no pending or, to the knowledge of Stockholder, threatened in writing, Proceeding against Stockholder that could reasonably be expected to prevent or delay Stockholder’s performance under this Agreement.

2. Covenants of Stockholder. Stockholder covenants and agrees as follows, during the Term:

(a) Voting of Shares.

(i) At the Stockholders’ Meeting, and at any adjournment or postponement thereof, and in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Investment Agreement, the Porsche Merger Agreement, the other Transaction Documents or any of the Transactions is sought, Stockholder shall, including by executing a written consent solicitation if requested by the Company, Audi or Porsche, vote (or cause to be voted), in person or by proxy, the Subject Shares in favor of (i) granting the Stockholder Approval and (ii) any proposal to adjourn the Stockholders’ Meeting which the Company supports.

(ii) At every meeting of stockholders of the Company or at any adjournment or postponement thereof and in any other circumstances upon which Stockholder’s vote, consent or other approval (including by written consent) is sought, Stockholder shall vote (or cause to be voted) the Subject Shares against any (i) Company Adverse Recommendation Change, (ii) Company Acquisition Proposal or Company Superior Proposal, (iii) action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of the Company’s Affiliates under the Investment Agreement or the Porsche Merger Agreement, and (iv) amendment of the Company’s or Parent’s Certificate of Incorporation or Bylaws or other action, proposal or transaction involving the Company or any of its Subsidiaries (including, without limitation, Parent), which amendment or other action, proposal or transaction would reasonably be expected to impede, interfere with, delay, frustrate, prevent or nullify any provision of the Investment Agreement, the Porsche Merger Agreement or any other Transaction Documents, inhibit the timely consummation of the Transactions or change in any manner the voting rights of any class of capital stock of the Company. Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

(b) Grant of Irrevocable Proxy. Stockholder hereby irrevocably grants to, and appoints, each of Audi and any individual designated in writing by Audi, and each of them individually, as Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Stockholder, to attend any meeting of stockholders of the Company on behalf of such Stockholder or otherwise cause all of the Subject Shares to be counted as present thereat for purposes of establishing a quorum, to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares, solely in a manner required by this Section 2. Stockholder understands and acknowledges that the Investors are entering into the Investment Agreement and the applicable Investment Documents in reliance upon Stockholder’s execution and delivery of this Agreement. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in consideration of the execution of the Investment Agreement by the Investors, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest sufficient at law to support an irrevocable proxy and may under no circumstances be revoked except upon the termination of this Agreement in accordance with its terms. Stockholder hereby ratifies and confirms all actions that such proxyholder may lawfully take or cause to be taken by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable, and the exercise of the voting rights of the Subject Shares in the manner required by this Section 2 is intended to be enforceable, in accordance with the provisions of all applicable Law, including Sections 212 and 218 of the DGCL. The irrevocable proxy granted hereunder shall remain in full force and effect for the Term. With respect to the proxy granted hereunder by Stockholder, Audi agrees not to exercise this proxy if Stockholder complies with its obligations in this Agreement. Stockholder shall take all further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this irrevocable proxy. Stockholder hereby represents that any proxies heretofore given in respect of the Subject Shares, if any, with respect to the matters set forth in Section 2(a) are revocable and hereby revokes any and all such proxies.

(c) Transfers. Stockholder shall not, (i) directly or indirectly offer, sell (including short sales), transfer, tender, assign, exchange, pledge, encumber or otherwise dispose of (including by gift, merger or operation of law) (collectively, “Transfer”), or enter into any contract, option, derivative, hedging, swap, forward or other agreement, understanding or other arrangement (including any profit sharing arrangement) with respect to a Transfer of, any of the Company Shares, or any interest therein, to any Person, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares, (iii) grant any proxies or powers of attorney with respect to any or all of the Subject Shares, (iv) agree to divest itself of any voting rights in the Subject Shares or (v) commit or agree to take any of the foregoing actions. Stockholder agrees that any Transfer of Subject Shares not permitted hereby shall be null and void ab initio and that any such prohibited Transfer may and should be enjoined. If any involuntary Transfer of any of the Company Shares shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Company Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect for the Term. The Company agrees that if Stockholder attempts to Transfer, vote or provide any other Person with the authority to vote any of the Company Shares other than in strict compliance with this Agreement, the Company shall not (x) permit any such Transfer on the Company’s books and records, (y) issue a new certificate or instrument representing any of the Company Shares or permit any book entries for any such Transfer with respect to any Company Shares that are in uncertificated form or (z) record such vote, in each case, unless and until Stockholder shall have complied with the terms of this Agreement.

(d) Other Offers. Stockholder shall not engage, nor shall Stockholder authorize or permit any investment banker, attorney, accountant or other representative or agent (collectively, the “Stockholder Representatives”) of Stockholder to engage, directly or indirectly, in any of the following actions: (i) initiate, solicit or knowingly encourage a Company Acquisition Proposal; (ii) furnish to any Person (other than the Investors and Porsche) any non-public information relating to the Company or any of its Subsidiaries, or afford to any Person (other than the Investors) access to the properties, books, records or other non-public information of the Company or any of its Subsidiaries, in any such case, with the intent to induce the making, submission or announcement of, or the intent to encourage, a Company Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to a Company Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to a Company Acquisition Proposal (other than, in response to an unsolicited inquiry, to refer the inquiring person to this Section 2(d) or Section 7.02 of the Investment Agreement); or (iv) enter into or accept any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar document or agreement relating to a Company Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Affiliate of Stockholder or by a Stockholder Representative or any of its Affiliates shall be deemed to be a breach of this Section 2(d) by Stockholder. For the avoidance of doubt, nothing in this Section 2(d) shall limit or affect any actions or omissions taken by Stockholder in its capacity as a director of the Company and no such actions or omissions shall be deemed a breach of this Section 2(d).

(e) Voting Trusts. Stockholder agrees that it will not, nor will it permit any entity under its control to, deposit any of the Subject Shares in a voting trust or subject any of the Subject Shares to any arrangement with respect to the voting of the Subject Shares other than as provided herein.

(f) Communications. Stockholder shall not, and shall not permit the Stockholder Representatives to, issue any press release or make any other public statement with respect to this Agreement, the Investment Agreement, the Porsche Merger Agreement, the other Transaction Documents, any Company Acquisition Proposal, or any of the Transaction without the prior written consent of the Company, Audi and Porsche, other than as required by the Exchange Act. Stockholder hereby (i) consents to and authorizes the publication and disclosure by Audi, Parent, Merger Sub, the Company and Porsche (including in any publicly filed documents relating to the Transactions) of: (x) Stockholder’s identity; (y) Stockholder’s beneficial ownership of the Company Shares; and (z) the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that Audi, Parent, Merger Sub, the Company or Porsche determines to be necessary in any SEC disclosure document in connection with the Transactions and (ii) agrees as promptly as practicable to notify Audi, the Company and Porsche of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document.

(g) No Limitation. Notwithstanding anything in this Agreement to the contrary, Stockholder shall not be limited or restricted in any way from taking any action (or failing to take any action) in good faith in his or her capacity as a director or officer of the Company (including to the extent permitted by the Investment Agreement), or in the exercise of his or her fiduciary duties in his or her capacity as a director or officer of the Company, and no action taken in good faith in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement; provided that any action so taken or omitted shall not relieve Stockholder from its obligations hereunder. All rights, ownership and economic benefits of and relating to the Company Shares shall remain vested in and belong to Stockholder, and, notwithstanding anything in this Agreement to the contrary, Stockholder shall not be limited or restricted in any way from voting in its sole discretion on any matter other than the matters referred to in Section 2(a) hereof.

(h) No Appraisal Rights. Stockholder hereby acknowledges and agrees that, in accordance with the DGCL, no appraisal rights shall be available to any holders of Company Common Stock, including Stockholder, in connection with the Parent Merger. Without limiting the foregoing, Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Audi, the Investors, Company, Parent or any of their respective Affiliates, successors, directors or officers, (a) challenging the validity, binding nature or enforceability of, or seeking to enjoin the operation of or damages in connection with, this Agreement, the Investment Agreement, the Porsche Merger Agreement or any other Transaction Document, or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement, the Investment Agreement, the Porsche Merger Agreement or any other Transaction Document.

(i) No Additional Consideration. Stockholder hereby acknowledges that it is familiar with and has reviewed the Investment Agreement and the Porsche Merger Agreement and understands that the only consideration it will receive as a holder of Company Shares in connection with the Transactions are the direct and indirect benefits in respect of the Company Common Stock that will result from the purchase and sale of the Investment Shares and the consummation of the other Transactions.

3. Termination. The term of this Agreement (the “Term”) shall begin on the date hereof and shall terminate upon the earliest to occur of (i) the mutual consent of the Parties set forth in a written instrument signed by each of the Parties, (ii) the Effective Time (as defined in the Porsche Merger Agreement), (iii) the termination of the Investment Agreement and the Porsche Merger Agreement in accordance with their respective terms, (iv) the occurrence of a Company Adverse Recommendation Change made by the Company Board in compliance with the terms of the Investment Agreement and (v) the effectiveness of any amendment, modification or supplement to the Investment Agreement, in each case, where such amendment, modification, supplement would change the conversion of each share of Company Common Stock into the right to receive one validly issued, fully paid and nonassessable share of Parent Common Stock; provided, however, that (x) this Section 3 and Section 5 shall survive the termination of this Agreement and (y) the termination of this Agreement shall not relieve Stockholder from liability for its willful and material breach of any terms of this Agreement.

4. Further Assurances. Stockholder shall, from time to time, without payment of additional consideration, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company, Audi or Porsche may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

5. General Provisions.

(a) Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of Audi and Stockholder at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that any amendment, modification or supplement that materially and adversely affects the rights of the Company, or materially increases the obligations of the Company, shall be made only with the approval of the Company; provided further, however, that any amendment, modification or supplement that materially and adversely affects the rights of Porsche, or materially increases the obligations of Porsche, shall be made only with the approval of Porsche.

(b) Extension; Waiver. Subject to the remainder of this Section 5(b), at any time prior to the Closing, the Parties may, to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of any other Party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by: (i) in the case of any such waiver or extension of which Stockholder is the beneficiary, Audi and Porsche; (ii) in the case of any such waiver or extension of which Audi or Porsche is the beneficiary, Stockholder; and (iii) in the case of any such waiver or extension of which the Company is the beneficiary, Stockholder and Audi. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by such Party, as the case may be, of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

(c) Interpretation. Unless otherwise expressly provided, for purposes of this Agreement and any schedules attached hereto, the following rules of interpretation shall apply:

(i) The schedules to this Agreement are hereby incorporated and made a part hereof and is an integral part of this Agreement. Any capitalized terms used in such schedules but not otherwise defined therein shall be defined as set forth in this Agreement;

(ii) Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa;

(iii) The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified;

(iv) The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise expressly requires;

(v) The word “including” or any variation thereof means “including, without limitation,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; and

(vi) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(d) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the Transactions, taken as a whole, are not affected in a manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties, as closely as possible in an acceptable manner in order that the Investment Transactions be consummated as originally contemplated to the fullest extent possible.

(e) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic mail transmission (including in portable document format (pdf) or otherwise) or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

(f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), transmitted by email (notice deemed given upon transmitter’s confirmation of delivery to recipient), or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 5(f)):

If to Audi:

Abry Partners

888 Boylston Street

Suite 1600

Boston, MA 02199

Attention: John Hunt

E-Mail: jhunt@abry.com

with a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, NY 10020
Attention: Steven E. Siesser, Esq.
E-mail: ssiesser@lowenstein.com

If to the Company:

I.D. Systems, Inc.
123 Tice Boulevard

Woodcliff Lake, NJ 07677
Attention: Chris Wolfe
E-Mail: cwolfe@id-systems.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
Attention: Jeffrey S. Spindler
E-mail: jspindler@olshanlaw.com

If to Porsche:

Pointer Telocation Ltd.
14 Hamelacha Street

Rosh Haayin 4809133

Israel
Attention: David Mahlab
E-Mail: Davidm@pointer.com

with a copy (which shall not constitute notice) to:

Zysman, Aharoni, Gayer & Co. (ZAG/S&W)

Beit Zion, 41-45 Rothschild

Blvd, Tel Aviv 6578401

Israel

Attention: Shy S. Baranov

Email: sbaranov@zag-sw.com

If to Stockholder:

to the address set forth on Stockholder’s signature page affixed hereto.

(g) Entire Agreement; Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, and (b) is not intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties and their respective successors and permitted assigns.

(h) Governing Law; Exclusive Jurisdiction.

(i) This Agreement shall be governed and construed in accordance with the Law of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the Law of any other jurisdiction.

(ii) Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, or if such federal court does not have jurisdiction, any court of the State of Delaware having jurisdiction in respect of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and such Party irrevocably agrees that all claims with respect to such Proceeding shall be heard and determined in such courts. Each of the Parties hereby consents to and grants any such court jurisdiction over the person of such Party and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 5(f) or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. Each of the Parties agrees that a judgment in any such Proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(iii) WAIVER OF JURY TRIAL. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH OF THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES TO THE WAIVER OF EACH RESPECTIVE PARTY’S RIGHT TO TRIAL BY JURY. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER; (C) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(h)(iii).

(i) Binding Effect; Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void; provided, however, that Audi may assign, or may cause its permitted Affiliates to assign, this Agreement to any entity in accordance with the procedures set forth in the following sentence. Audi and/or the Company may assign (without Stockholder’s consent) this Agreement and any or all of its respective rights or obligations hereunder to any of its respective Affiliates or to any lender to the Company or any of its Subsidiaries.

(j) Remedies. The Parties agree that irreparable damage would occur in the event that any term or provision of this Agreement was not performed by any Party in accordance with the terms hereof and that each Party shall be entitled to (after obtaining the appropriate court order pursuant to this Section 5(j)) an injunction or injunctions to prevent breaches of this Agreement or specific performance of the terms and provisions hereof, in addition to any other remedies to which such Party is entitled at law or in equity, in each case without the requirement of posting any bond or other type of security or proving the adequacy or inadequacy of damages or remedies at Law. Each of the Parties hereby agrees not to raise any objection or legal or equitable defense to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by another Party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of another Party under this Agreement. Notwithstanding anything to the contrary herein, any Party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled at law or in equity, including the right to pursue remedies for liabilities or monetary damages incurred or suffered by such Party.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

I.D. SYSTEMS, INC.

By:
Name:	Chris Wolfe
Title:	Chief Executive Officer

[Schedule b to voting and support agreement]

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

ABRY SENIOR EQUITY V, L.P.

By:
Name:	John Hunt
Title:	Managing Partner

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

ABRY SENIOR EQUITY CO-INVESTMENT FUND V, L.P.

By:
Name:	John Hunt
Title:	Managing Partner

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

POINTER TELOCATION LTD.

By:
Name:	Yossi Ben Shalom
Title:	Chairman of the Board of Directors

By:
Name:	David Mahlab
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

[SHAREHOLDER]

By:
Name:
Title:

Print jurisdiction of organization of entity
Address: ______________________________________ ______________________________________ ______________________________________ Attention: E-mail:

with a copy to:

[Firm]
[Address]
Attention: [Name]
E-Mail: [e-mail]

SCHEDULE A

Stockholder	Number of Subject Shares

SCHEDULE B

Stockholder	Number of Options	Number of Company Restricted Stock Awards

[Schedule b to voting and support agreement]

Exhibit C

CERTIFICATE OF MERGER

OF

POWERFLEET US ACQUISITION INC.

INTO

I.D. SYSTEMS, INC.

Under Section 251(c) of the General Corporation Law of the State of Delaware

Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”), I.D. Systems, Inc., a Delaware corporation (the “Company”), hereby certifies as follows, in connection with the merger of PowerFleet US Acquisition Inc. (as defined below) with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (as defined below) (the “Merger”):

FIRST: The names and states of incorporation of the constituent corporations to the Merger (the “Constituent Corporations”) are:

Name	State of Incorporation

I.D. Systems, Inc.	Delaware

PowerFleet US Acquisition Inc.	Delaware

SECOND: The Investment and Transaction Agreement, dated as of March 13, 2019, by and among the Company, PowerFleet, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Parent”), PowerFleet US Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the investors signatory thereto (the “Investment Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251(c) of the DGCL.

THIRD: The surviving corporation in the Merger is the Company (the “Surviving Corporation”).

FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A and shall become effective at [8:00 a.m.] on [●], 2019 (the “Effective Time”).

FIFTH: An executed copy of the Investment Agreement is on file at the principal place of business of the Surviving Corporation, located at 123 Tice Boulevard, Woodcliff Lake, New Jersey, 07677.

SIXTH: A copy of the Investment Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

SEVENTH: The Merger is to become effective at the Effective Time.

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Merger has been executed on this [●] day of [●], 2019.

I.D. SYSTEMS, INC.

By:
[●]

[Signature Page to Certificate of Merger]

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

I.D. SYSTEMS, INC.

Exhibit D

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

I.D. SYSTEMS, Inc.

The undersigned, [NAME], certifies that he is the [TITLE] of I.D. Systems, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, as from time to time amended, and does hereby further certify as follows:

1. The name of the Corporation is I.D. Systems, Inc. The original Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on August 24, 1993 (the “Initial Certificate of Incorporation”).

2. The Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Initial Certificate of Incorporation in the form hereof, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders and submitting the proposed amendment and restatement to the stockholders of the Corporation for consideration thereof.

3. This Amended and Restated Certificate of Incorporation was approved by the written consent of the stockholders of the Corporation holding the requisite number of outstanding shares of the stock of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

4. The text of the Initial Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

FIRST. The name of the corporation is I.D. Systems, Inc. (the “Corporation”).

SECOND. The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 5,000. All such shares are to be Common Stock, par value of $0.01 per share, and are to be of one class.

FIFTH. Unless and except to the extent that the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation (the “Board”) is expressly authorized to make, alter and repeal the by-laws of the Corporation.

SEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

EIGHTH. The following indemnification provisions shall apply to the persons enumerated below.

A. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or any subsidiary of the Corporation or, while a director or officer of the Corporation or such subsidiary, is or was serving at the request of the Corporation or such subsidiary as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section C of this Article Eighth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

B. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Eighth or otherwise.

C. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Eighth is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

D. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

E. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

F. Non-Exclusivity of Rights. The rights conferred on any person by this Article Eighth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

G. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

H. Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Eighth; and (ii) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Eighth.

I. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Eighth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

NINTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article Ninth.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation this ___ day of [MONTH], 2019.

I.D. SYSTEMS, INC.

Name:
Title:

Exhibit E

AMENDED AND RESTATED BYLAWS

OF

I.D. SYSTEMS, Inc.

ARTICLE I

Stockholders

1.1 Annual Meeting. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board (the “Board”) of I.D. Systems, Inc. (the “Corporation”) from time to time. Any other proper business may be transacted at the annual meeting. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

1.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.

1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

1.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

1.5 Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

1.6 Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

1.7 Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless a different or minimum vote is required by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

1.8 Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) Unless otherwise restricted by the certificate of incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

1.9 List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.

1.10 Action By Written Consent of Stockholders. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

1.11 Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

1.12 Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

Board

2.1 Number; Qualifications. The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board. Directors need not be stockholders.

2.2 Election; Resignation; Vacancies. The Board shall initially consist of the persons named as directors in the certificate of incorporation or elected by the incorporator of the Corporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is duly elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation. Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the Board for any cause may be filled by a majority of the remaining members of the Board, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

2.3 Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine.

2.4 Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

2.5 Telephonic Meetings Permitted. Members of the Board, or any committee designated by the Board, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

2.6 Quorum; Vote Required for Action. At all meetings of the Board the directors entitled to cast a majority of the votes of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board.

2.7 Organization. Meetings of the Board shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in their absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

2.8 Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee in accordance with applicable law.

ARTICLE III

Committees

3.1 Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

3.2 Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these bylaws.

ARTICLE IV

Officers

4.1 Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board shall elect a President and Secretary, and it may, if it so determines, choose a Chairperson of the Board and a Vice Chairperson of the Board from among its members. The Board may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

4.2 Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

4.3 Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board, the Chairperson of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board, the President or the Vice President.

ARTICLE V

Stock

5.1 Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation (it being understood that each of the Chairperson of the Board, the Vice Chairperson of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary shall be an authorized officer for such purpose), certifying the number of shares owned by such holder in the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Miscellaneous

6.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

6.2 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.

6.3 Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the certificate of incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 6.3, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

6.4 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

6.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

6.6 Amendment of Bylaws. These bylaws may be altered, amended or repealed, and new bylaws made, by the Board, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.

Exhibit F-1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

POWERFLEET, INC.

Pursuant to Sections 242 and 245 of
the General Corporation Law of the State of Delaware

The undersigned, [NAME], certifies that he is the [TITLE] of PowerFleet, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, as from time to time amended, and does hereby further certify as follows:

1. The name of the Corporation is PowerFleet, Inc. The original Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on February 21, 2019 (the “Initial Certificate of Incorporation”).

2. The Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Initial Certificate of Incorporation in the form hereof, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders and submitting the proposed amendment and restatement to the stockholders of the Corporation for consideration thereof.

3. This Amended and Restated Certificate of Incorporation was approved by the written consent of the stockholders of the Corporation holding the requisite number of outstanding shares of the stock of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

4. The text of the Initial Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

FIRST. The name of this corporation is PowerFleet, Inc. (the “Corporation”).

SECOND. The registered office of the Corporation in the State of Delaware is located at [ADDRESS]. The name of its registered agent is [NAME].

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. As used herein, the following terms shall have the following meanings:

“Additional Consideration” has the meaning set forth in Section A.3.c.ii.(4) of Article Fifth.

“Additional Securities” has the meaning set forth in Section A.8.a of Article Fifth.

“Affiliate” means “Affiliate” as defined in Rule 405 of the Securities Act of 1933, as amended.

“Associate” means “Associate” as defined in Rule 405 of the Securities Act of 1933, as amended.

“Available Proceeds” has the meaning set forth in Section A.3.c.i of Article Fifth.

“Bank Change of Control” means any “change of control” (as may be defined from time to time in any agreement governing indebtedness of the Corporation or any of its subsidiaries) that entitles the lender(s) thereunder to declare an event of default under such agreement or that constitutes an event of default or default under such agreement, which shall be deemed to occur (i) (x) in the case of a replacement of a majority of the Corporation’s (or such subsidiary’s) board of directors (or similar governing body), upon the twentieth (20th) calendar day during the continuance thereof, unless the lender(s) accelerate, or provide notice to accelerate such indebtedness, in which case, such Bank Change of Control shall be deemed to occur immediately upon the first to occur of any of such events, and (y) in all other cases, immediately thereupon and (ii) in any such cases, provided, that, if any such event ceases to continue prior to the twentieth (20th) calendar day of the occurrence or deemed occurrence thereof, a Deemed Liquidation Event shall no longer be deemed to have occurred.

“Board” means the board of directors of the Corporation.

“Bylaws” has the meaning set forth in Section A.4.c.ii of Article Fifth.

“Closing Bid Price” means the last closing bid price for the Common Stock on the Principal Market (or, if the Common Stock is not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded), as reported by Bloomberg, L.P., or, if the Principal Market (or, if the Common Stock is not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded) begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price of the Common Stock prior to 4:00 p.m., New York Time, as reported by Bloomberg, L.P., or if the foregoing do not apply, the average of the bid prices of any market makers for the Common Stock as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).

“Common Stock” has the meaning set forth in Article Fifth.

“Conversion Notice” has the meaning set forth in Section A.5.a.ii of Article Fifth.

“Conversion Rights” has the meaning set forth in Section A.5 of Article Fifth.

“Corporation” has the meaning set forth in Article First.

“day” means a calendar day, unless “business day” is expressly stated, in which case, business day shall refer to each day on which banks are authorized or required by applicable law to be open for business in the State of New York.

“Debt Securities” means each security of the Corporation, including without limitation, non-convertible preferred stock and convertible debt, that is not an Equity Security.

“Deemed Liquidation Event” has the meaning set forth in Section A.3.c.i of Article Fifth.

“Deemed Liquidation Event Notice” has the meaning set forth in Section A.3.c.ii.(2) of Article Fifth.

“Definitive Agreement” has the meaning set forth in Section A.3.c.ii.(1) of Article Fifth.

“Dividend Payment Date” has the meaning set forth in Section A.2.b of Article Fifth.

“Dividend Payment Failure” means, with respect to any Preferred Dividends, the failure of the Corporation to pay in full (whether by issuance of PIK Shares or in cash, as the case may be) such Preferred Dividends to the holders of Series A Preferred Stock within five (5) business days after the applicable Dividend Payment Date in accordance with the terms of Section A.2 of Article Fifth.

“Dividend Rate” has the meaning set forth in Section A.2.a.i of Article Fifth.

“Dividends” has the meaning set forth in Section A.2.a.ii of Article Fifth.

“Eligible Market” means any of the following: the Principal Market, the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Capital Market or the OTC Bulletin Board (or any successors to any of the foregoing).

“Equity Securities” means any class or series of capital stock of the Corporation (other than Preferred Stock that is not, directly or indirectly, convertible into, exchangeable or exercisable for, Common Stock or a security that itself is not convertible into, exchangeable or exercisable for, Common Stock), and all securities that are convertible into, exchangeable or exercisable for, and all rights, warrants and options to acquire, any of the foregoing; provided that any security that has a fixed maturity, redemption or repayment, or that entitles the holder(s) thereof to require, whether subject to condition, notice or lapse of time, the Corporation or a subsidiary of the Corporation to redeem, retire, repay or defease, in whole or in part, such as, but not in limitation, convertible debt, shall be deemed a Debt Security and not an Equity Security.

“Exchange Act” has the meaning set forth in Section A.2.c of Article Fifth.

“Indemnified Person” has the meaning set forth in Section A of Article Tenth.

“Initial Consideration” has the meaning set forth in Section A.3.c.ii.(4) of Article Fifth.

“Issuance Date” means the date on which shares of Series A Preferred Stock are issued by the Corporation, as applicable.

“Issuance Notice” has the meaning set forth in Section A.8.b.i of Article Fifth.

“Junior Stock” has the meaning set forth in Section A.1.a of Article Fifth.

“Mandatory Conversion Notice” has the meaning set forth in Section A.5.b.i of Article Fifth.

“Mandatory Conversion Time” has the meaning set forth in Section A.5.b.i of Article Fifth.

“Mandatory Redemption Date” has the meaning set forth in Section A.6.a.i of Article Fifth.

“Mandatory Redemption Notice” has the meaning set forth in Section A.6.a.ii of Article Fifth.

“Observer” has the meaning set forth in Section A.4.c.ii of Article Fifth.

“Optional Conversion Time” has the meaning set forth in Section A.5.a.ii of Article Fifth.

“Optional Redemption Date” has the meaning set forth in Section A.6.b.i of Article Fifth.

“Optional Redemption Notice” has the meaning set forth in Section A.6.b.i of Article Fifth.

“Original Issuance Date” means the date on which any shares of Series A Preferred Stock are first issued by the Corporation.

“Participating Dividends” has the meaning set forth in Section A.2.a.ii of Article Fifth.

“PIK Shares” has the meaning set forth in Section A.2.a.i of Article Fifth.

“Porsche Merger Agreement” has the meaning ascribed to such term in the Purchase Agreement.

“Preferred Dividend Payment Date” has the meaning set forth in Section A.2.b of Article Fifth.

“Preferred Dividend Period” has the meaning set forth in Section A.2.b of Article Fifth.

“Preferred Dividends” has the meaning set forth in Section A.2.a.i of Article Fifth.

“Preferred Stock” has the meaning set forth in Article Fifth.

“Principal Market” means the NASDAQ Global Market.

“Pro Rata Share” has the meaning set forth in Section A.8.b.ii of Article Fifth.

“Proceeding” has the meaning set forth in Section A of Article Tenth.

“Purchase Agreement” means the Investment and Transaction Agreement, dated as of March 13, 2019, by and among the Corporation, the Requisite Investors, as the initial holders of shares of Series A Preferred Stock, and the other parties signatory thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Redemption Failure” has the meaning set forth in Section A.6.b.ii of Article Fifth.

“Redemption Price” means, as of the date of determination, with respect to a share of Series A Preferred Stock, the greater of: (i) the product of (x) 1.5 multiplied by (y) the sum of (A) Series A Issue Price, plus (B) any Preferred Dividends (assuming a cash election were made, whether or not permitted hereunder) accrued but unpaid thereon, whether or not declared, plus (C) any other dividends declared but unpaid thereon; and (ii) the product of (x) the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock calculated using the then current Series A Conversion Price multiplied by (y) the VWAP during the thirty (30) consecutive Trading Day period ending on the specified reference date, except if the Redemption Price is being calculated in connection with a Deemed Liquidation Event, then the dollar amount of this clause (ii)(y) shall be the value ascribed to a share of Common Stock in such Deemed Liquidation Event. If any dividends described in clause (i)(y)(C), or any of the consideration for the Common Stock in a Deemed Liquidation Event, are payable other than in cash, the dollar value thereof shall be determined by the Board in good faith, without taking into account any discounts for illiquidity, marketability, minority or similar limitations.

“Requisite Investors” means ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P., and also includes any of their respective (i) Affiliates to whom Series A Preferred Stock is transferred and (ii) limited partners to whom Series A Preferred Stock is transferred in connection with a liquidating distribution.

“Sale Period” has the meaning set forth in Section A.6.b.iii of Article Fifth.

“Sale Transaction” has the meaning set forth in Section A.6.b.ii of Article Fifth.

“SEC” means the U.S. Securities and Exchange Commission.

“Selected Bid” has the meaning set forth in Section A.6.b.ii of Article Fifth.

“Series A Conversion Price” has the meaning set forth in Section A.5.a.i of Article Fifth.

“Series A Directors” has the meaning set forth in Section A.4.c.ii of Article Fifth.

“Series A Issue Price” means, with respect to a share of Series A Preferred Stock, $1,000.00, which shall be subject to ratable adjustment in the case of stock dividends (other than the Preferred Dividends), stock splits, reverse stock splits, combinations, divisions and reclassifications affecting the Series A Preferred Stock, with all such adjustments to be reasonably determined in good faith by the Board.

“Series A Liquidation Amount” has the meaning set forth in Section A.3.a of Article Fifth.

“Series A Preferred Stock” has the meaning set forth in Article Fifth.

“Series A Preferred Stock Register” has the meaning set forth in Section A.1.b of Article Fifth.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market (or, if not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded); provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Principal Market (or, if not traded on the Principal Market, in any applicable Eligible Market) for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Principal Market (or, if not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded) (or if the Principal Market (or, if not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded) does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York Time).

“Transaction Committee” has the meaning set forth in Section A.6.b.ii of Article Fifth.

“VWAP” means, on any particular Trading Day or for any particular period, the volume weighted average trading price per share of Common Stock on such date or for such period on the Principal Market (or, if not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded) as reported by Bloomberg L.P., through its “Volume at Price” functions, or, if the foregoing does not apply, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for the Common Stock as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.); provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to adjustment from time to time for stock splits, stock dividends, combinations and similar events, as applicable.

FIFTH. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 75,150,000 shares, consisting of:

(a) 75,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”); and

(b) 150,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), of which 100,000 shares of Preferred Stock shall be designated Series A Convertible Preferred Stock (“Series A Preferred Stock”) and 50,000 shares of Preferred Stock shall initially be undesignated.

The Board is expressly authorized at any time, subject to compliance with all applicable provisions of this Certificate of Incorporation, to provide for the issuance of shares of Preferred Stock in one or more series in a resolution or resolutions duly adopted by it, and by filing a certificate of designations pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including without limitation the following:

(i) the distinctive serial designation of such series that shall distinguish it from other series;

(ii) the number of shares of such series, which number the Board may thereafter (except where otherwise provided in the certificate of designations) increase or decrease (but not below the number of shares of such shares then outstanding);

(iii) whether dividends shall be payable to the holders of the shares of such series and, if so, the basis on which such holders shall be entitled to receive dividends (which may include, without limitation, a right to receive such dividends or distributions as may be declared on the shares of such series by the Board, a right to receive such dividends or distributions, or any portion or multiple thereof, as may be declared on the Common Stock or any other class of stock or, in addition to or in lieu of any other right to receive dividends, a right to receive dividends at a particular rate or at a rate determined by a particular method, in which case, such rate or method of determining such rate as may be set forth), the form of such dividend, any conditions on which such dividends shall be payable and the date or dates, if any, on which such dividends shall be payable;

(iv) whether dividends on the shares of such series shall be cumulative and, if so, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(v) the amount or amounts, if any, which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

(vi) the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

(vii) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or any other securities or property of the Corporation or any other entity, and the price or prices (in cash, securities or other property or a combination thereof) or rate or rates of conversion or exchange and any adjustments applicable thereto;

(viii) whether or not the holders of the shares of such series shall have voting rights, and if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter; and

(ix) any other relative, participating, optional or other special rights, powers or preferences of such series, and any qualifications, limitations or restrictions thereof.

For all purposes, this Certificate of Incorporation shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock. Subject to the rights, if any, of the holders of any series of Preferred Stock set forth in this Certificate of Incorporation or a certificate of designation(s), an amendment of this Certificate of Incorporation to increase or decrease the number of authorized shares of a series of Preferred Stock (but not below the number of shares thereof then outstanding) may be adopted and approved by resolution duly adopted by the Board.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. SERIES A PREFERRED STOCK

The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

1. Preference and Ranking, Amount and Par Value; Assignment.

a. The preferences of each share of Series A Preferred Stock with respect to dividend payments and distributions of the Corporation’s assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event or otherwise shall be equal to the preferences of every other share of Series A Preferred Stock from time to time outstanding in every respect. The Series A Preferred Stock shall, with respect to dividends and distributions upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event or otherwise, rank prior to all classes of Common Stock of the Corporation and to each other class of capital stock or series of Preferred Stock hereafter created, the terms of which do not expressly provide that it ranks prior to or pari passu with the Series A Preferred Stock as to dividends and distributions upon a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event (including all securities that are convertible into, exchangeable or exercisable for, and all rights, warrants and options to acquire, any of the foregoing, “Junior Stock”). On and after a Redemption Failure, until such time as the redemption process to which such Redemption Failure relates, including the payment in full of the aggregate Redemption Price payable, has been completed in accordance with Section A.6, no other Equity Securities or Debt Securities shall be permitted to rank senior to, or pari passu with, the Series A Preferred Stock without express written approval of the holders of at least a majority of the outstanding shares of Series A Preferred Stock unless the proceeds of the sale of such Equity Securities and/or Debt Securities are used to so complete such redemption process.

b. The Corporation shall register the issuance of shares of Series A Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series A Preferred Stock Register”), in the name of the holders of Series A Preferred Stock from time to time. The Corporation may deem and treat the registered holders of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion or redemption thereof and for all other purposes. Shares of Series A Preferred Stock may be issued solely in book-entry form or, if requested by any holder of Series A Preferred Stock, such holder’s shares may be issued in certificated form. The Corporation shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon delivery to the Corporation of a stock power or other writing reasonably acceptable to the Corporation duly executed by the then registered holder thereof, together in the case of certificated form, with surrender of the certificates evidencing such share to be transferred, duly endorsed by the holder thereof, to the Corporation at its address specified herein. Upon any such registration of the transfer of shares of Series A Preferred Stock, a book-entry notation (or, to the extent such shares are certificated or if requested by the transferee, a new certificate) evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a book-entry notation (or, to the extent such shares are certificated or if requested by the transferring holder, a new certificate) evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring holder, in each case, within three (3) business days. The provisions of this Certificate of Incorporation are intended to be for the benefit of all holders of Series A Preferred Stock from time to time and shall be enforceable by any such holder as an express intended third party beneficiary hereof.

2. Dividend Rights.

a. Each holder of the then outstanding shares of Series A Preferred Stock, in preference and prior to the holders of all other classes of stock of the Corporation, shall be entitled to receive:

i. on each share of Series A Preferred Stock, dividends at an initial rate of [__]%1 per annum (the “Dividend Rate”) of the Series A Issue Price (subject to adjustment as set forth herein), accrued daily and compounded quarterly from and after the applicable Issuance Date of each such share of Series A Preferred Stock (the “Preferred Dividends”), which shall be payable (subject to Sections A.2.c and A.5.b.i) by the Corporation issuing and delivering to each such holder of Series A Preferred Stock a number of additional fully paid and non-assessable shares of Series A Preferred Stock or fraction thereof (“PIK Shares”) equal to the quotient (calculated to the fourth decimal place) of (i) the aggregate dollar amount of the Preferred Dividend payable, divided by (ii) the then current Series A Issue Price; and

ii. when, as and if declared by the Board, out of any funds legally available therefor, dividends on shares of Series A Preferred Stock equal (on an as-converted-to-Common-Stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock, which shall be made in accordance with Section A.5.f) declared on shares of Common Stock when, as and if such dividends are paid on shares of Common Stock (the “Participating Dividends” and, together with the Preferred Dividends, the “Dividends”).

Commencing on the sixty sixth (66)-month anniversary of the Original Issuance Date and on each monthly anniversary thereafter, the Dividend Rate shall increase by 100 basis points, until the Dividend Rate reaches 17.5% per annum, provided, however, that up to three (3) such consecutive monthly increases may be deferred if, and for so long as it remains in effect (but, in any event, not longer than three (3) consecutive months, provided, that, following the cessation of any such deferral, the Dividend Rate shall be re-calculated to the amount it would have been at such time had no such deferral occurred), a bona fide written letter of intent is entered into with any third party who is not an Affiliate of the Corporation, evidenced by the execution by the Corporation and such third party and delivery thereof by the Corporation, of a full and complete copy thereof to the holders of Series A Preferred Stock prior to any such deferral, where the primary purpose of such letter of intent is the consummation of a Deemed Liquidation Event.

1 If the One Time Conversion Price Adjustment Amount (as defined in footnote 3 below) is zero, the initial Dividend Rate shall be 7.5%, if the One Time Conversion Price Adjustment Amount is greater than zero but less than or equal to $0.50, the initial Dividend Rate shall be 8.0%, and if the One Time Conversion Price Adjustment Amount is greater than $0.50, the initial Dividend Rate shall be 8.5%.

The Corporation will not declare or pay any dividends or other distributions on any Junior Stock that would require a Participating Dividend, unless it first declares and pays the Preferred Dividends and concurrently therewith declares and sets aside for payment or distribution, as applicable, and then pays, such Participating Dividend for all shares of Series A Preferred Stock then outstanding. Each share of Series A Preferred Stock issued as a PIK Share shall be entitled to all Dividends payable with respect to each other share of Series A Preferred Stock, irrespective of the fact that it was issued as a PIK Share.

b. Preferred Dividends shall be cumulative and shall accrue and accumulate daily and compound quarterly for each share of Series A Preferred Stock commencing on the applicable Issuance Date and be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates occurring after the Original Issuance Date (each a “Preferred Dividend Payment Date”) and the period from the applicable Issuance Date to the first Preferred Dividend Payment Date and from the day after a Preferred Dividend Payment Date to the subsequent Preferred Dividend Payment Date being a “Preferred Dividend Period”). Participating Dividends shall be payable as and when paid to the holders of Junior Stock (each such date together with each Preferred Dividend Payment Date, a “Dividend Payment Date”). Preferred Dividends that are payable on Series A Preferred Stock in respect of any Preferred Dividend Period shall be computed on the basis of a 360-day year consisting of twelve (12), thirty (30)-day months. The amount of Preferred Dividends payable on Series A Preferred Stock on any date prior to the end of a Preferred Dividend Period, and for the initial Preferred Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve (12), thirty (30)-day months, and actual days elapsed over a thirty (30)-day month, and for the period that Series A Preferred Stock is outstanding. Preferred Dividends, whether or not declared, shall accumulate, whether or not in any Preferred Dividend Period there have been funds of the Corporation legally available for the payment of such Preferred Dividends. Participating Dividends are payable on a cumulative basis once declared, whether or not there shall be funds legally available for the payment thereof.

c. In lieu of the payment of any Preferred Dividend in PIK Shares on a Preferred Dividend Payment Date, provided that (i) no Dividend Payment Failure has occurred and is continuing and (ii) there has not previously occurred two (2) or more Dividend Payment Failures, the Corporation may elect, unless the Corporation is prohibited from doing so by applicable law or the terms of any indebtedness, credit agreement, indenture or similar instrument of the Corporation or any of its subsidiaries (without giving effect to any waiver thereof, unless such waiver is irrevocable and has been obtained prior to the Corporation making such election without the payment of any material fees) to pay all but not less than all of such Preferred Dividend in cash out of any funds immediately legally available therefor. Between sixty (60) and thirty (30) days prior to the applicable Preferred Dividend Payment Date (time being of the essence), if the Corporation is permitted to and does so elect, then the Corporation shall send written notice to each holder of Series A Preferred Stock of the Corporation’s election to pay the Preferred Dividend in cash out of funds immediately legally available therefor. If so elected, the Corporation shall pay such Preferred Dividend in cash to the holders of Series A Preferred Stock on the applicable Preferred Dividend Payment Date by wire transfer of immediately available funds to an account designated by such holder (or by good check, subject to collection, if so requested by any such holder); provided, however, in the event of a Dividend Payment Failure in respect of any such Preferred Dividends, such election shall be automatically, without further action, notice or deed, revoked and the Corporation shall pay such Preferred Dividend by issuing and delivering to each holder of Series A Preferred Stock, no later than three (3) Business Days after the applicable Preferred Dividend Payment Date, the number of PIK Shares that would have been payable to such holder pursuant to Section A.2.a.i if such election had not been made. The Corporation’s election under this Section A.2.c shall be made, with respect to an applicable Preferred Dividend Payment Date, for all but not less than all outstanding shares of Series A Preferred Stock, and shall not require the Corporation to make a similar election with respect to any future Preferred Dividend Payment Date. Any election by the Corporation pursuant to this Section A.2.c shall be made by a committee of the Board, comprised entirely of “independent” members of the Board as determined in accordance with the Listing Rules of the NASDAQ Stock Exchange and applicable rules and regulations promulgated under federal securities laws, including but not limited to Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and excluding any directors elected pursuant to Section A.4.c.

3. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

a. Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A Issue Price, plus any Preferred Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section A.5 immediately prior to such liquidation, dissolution, or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to its stockholders shall be insufficient to pay the holders of shares of the Series A Preferred Stock the full amount to which they shall be entitled under this Section A.3.a, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets legally available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full, and further, if upon any such liquidation, dissolution or winding up of the Corporation the assets of the Corporation legally available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Section A.3.a, no holder of any Junior Stock shall receive any such portion of the assets of the Corporation available for distribution to its stockholders.

b. Payments to Holders of Junior Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of the Series A Liquidation Amount required to be paid to the holders of shares of Series A Preferred Stock, any remaining assets of the Corporation legally available for distribution to its stockholders shall be distributed among the holders of shares of Junior Stock, pro rata based on the number of shares held by each such holder or otherwise in accordance with the terms of such Junior Stock.

c. Deemed Liquidation Event.

i. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Series A Preferred Stock elect otherwise by written notice, sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(1) a merger or consolidation in which: (x) the Corporation is a constituent party or (y) a subsidiary of the Corporation is a constituent party and, in the case of this clause (y), the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except that this clause (1) shall not apply to any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation that are not converted into the right to receive cash or other securities but rather continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (i) the surviving or resulting corporation or (ii) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

(2) (x) the sale, lease, transfer, exclusive license or other disposition, directly or indirectly, in a single transaction or series of transactions, by the Corporation, or any subsidiary of the Corporation, of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole or (y) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of transactions), directly or indirectly, of one or more subsidiaries of the Corporation, if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Corporation;

(3) any Bank Change of Control, but subject to the proviso in clause (ii) of that definition; or

(4) any person (other than ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. and the controlled Affiliates of Abry Partners II, LLC) or “group” of persons (as such term is defined by Rule 13d-5 of the Securities and Exchange Act of 1934, as amended, and which “group” does not include ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. or any other controlled Affiliates of Abry Partners II, LLC) becomes the “beneficial owner” (as such term is defined by Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of equal to or greater than (x) 35.0% of the Corporation’s then outstanding Common Stock, if any of such shares of Common Stock have been acquired from the Corporation or any controlled Affiliate thereof, or (y) 45.0% of the Corporation’s then outstanding Common Stock.

With respect to a Deemed Liquidation Event, “Available Proceeds” shall mean, collectively, (x) the consideration actually received by the Corporation, if any, for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), and (y) all other assets of the Corporation legally available for distribution to its stockholders, all to the extent permitted by law governing distributions to stockholders, and notwithstanding Section A.3.a, payments to holders of Series A Preferred Stock, if any, in connection with such Deemed Liquidation Event shall be made in accordance with Section A.3.c.ii.(1)-(4).

ii. Effecting a Deemed Liquidation Event.

(1) The Corporation shall not have the power to effect a Deemed Liquidation Event, or enter into any definitive agreement to effect any Deemed Liquidation Event, unless the definitive agreement for such transaction (a “Definitive Agreement”) expressly provides in form and substance reasonably acceptable to the holders of at least a majority of the outstanding shares of Series A Preferred Stock that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be paid, upon the consummation thereof, to the holders of capital stock of the Corporation in accordance with this Section A.3.c.ii.

(2) In the event of any Deemed Liquidation Event, the Corporation shall send a written notice (the “Deemed Liquidation Event Notice”) to each holder of Series A Preferred Stock no later than the fifth (5th) business day after the signing of a Definitive Agreement. Such Deemed Liquidation Event Notice shall include copies of any and all executed documents in connection with and relating to the Deemed Liquidation Event, including but not limited to any and all Definitive Agreements and any and all exhibits and disclosure schedules thereto (to be supplemented by the Corporation with any other documents that the holders of at least a majority of the outstanding shares of Series A Preferred Stock may reasonably request from time to time). In the event of any Deemed Liquidation Event referred to Section A.3.c.i.(1), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the Available Proceeds, as applicable, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount per share, payable in cash, equal to the Redemption Price. In the event of any other Deemed Liquidation Event, the Corporation shall use the Available Proceeds to redeem, immediately upon the consummation of such Deemed Liquidation Event, all outstanding shares of Series A Preferred Stock at a price per share, payable in cash, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, equal to the Redemption Price. Notwithstanding the foregoing, if upon any such Deemed Liquidation Event, the consideration payable to stockholders in such Deemed Liquidation Event or the Available Proceeds, as applicable, shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Section A.3.c.ii.(2), (a) the holders of shares of Series A Preferred Stock shall share ratably in the consideration payable to stockholders in such Deemed Liquidation Event or Available Proceeds, if applicable, in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock held by them upon such distribution or redemption if all amounts payable on or with respect to such shares were paid in full, (b) no holder of any Junior Stock shall receive any such portion of the consideration or Available Proceeds, as applicable, (c) a pro rata portion of each holder’s shares of Series A Preferred Stock shall be redeemed (or, in the case of a Deemed Liquidation Event referred to in Section A.3.c.i.(1), be deemed to have been redeemed) to the fullest extent of such consideration or Available Proceeds, as applicable, based on the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock if the consideration or Available Proceeds, as applicable, were sufficient to pay in full all amounts payable under this Section A.3.c.ii.(2) and (d) the Corporation shall redeem the remaining shares (or, in the case of a Deemed Liquidation Event referred to in Section A.3.c.i.(1), shall cause the surviving or resulting corporation or the parent corporation thereof to distribute such amounts as would be payable to redeem such remaining shares) as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of Sections A.6.c and A.6.d shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of Series A Preferred Stock pursuant to this Section A.3.c. Prior to the distribution or redemption provided for in this Section A.3.c, the Corporation shall not expend or dissipate the consideration received in such Deemed Liquidation Event or any of the Corporation’s other assets, except to discharge reasonable transaction expenses directly incurred in connection with such Deemed Liquidation Event. For the avoidance of doubt, the right of the holders of Series A Preferred Stock to receive the amounts provided for in this Section A.3.c shall not be affected by the voluntary or involuntary liquidation, dissolution or winding up of the Corporation following any Deemed Liquidation Event.

(3) Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event as determined by the Board in good faith, provided that to the extent such property, rights or securities consist of securities traded on an Eligible Market, the value shall be deemed to be the average of the closing prices of the securities on such Eligible Market over the thirty (30) Trading Day period ending three (3) days prior to the closing of such Deemed Liquidation Event.

(4) Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the Corporation or to the stockholders of the Corporation is payable only upon satisfaction of contingencies, conditions or the passage of time (the “Additional Consideration”), the Definitive Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections A.3.a, A.3.b and A.3.c, as if the Initial Consideration were the only consideration payable in connection with, and shall be payable to the holders of Series A Preferred Stock upon consummation of, such Deemed Liquidation Event and (b) any Additional Consideration that becomes payable to the Corporation or the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections A.3.a, A.3.b and A.3.c, after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section A.3.c.ii.(4), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification, working capital adjustments or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

4. Voting.

a. General. Except as otherwise provided herein, or as required by applicable law and the Listing Rules of the NASDAQ Stock Exchange, the holders of Series A Preferred Stock shall be entitled to vote on all matters on which the holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock as a single class on an as-converted basis. The holders of Series A Preferred Stock shall be given notice of any meeting of stockholders as to which the holders of Common Stock are given notice in accordance with the Bylaws. As to any matter on which the holders of Series A Preferred Stock shall be entitled to vote, each holder of Series A Preferred Stock shall have a number of votes per share of Series A Preferred Stock held of record by such holder on the record date for determining the stockholders entitled to vote at the meeting of stockholders, if such matter is subject to a vote at a meeting of stockholders, or on the record date for determining the stockholders entitled to act by written consent, if such matter is subject to a written consent of the stockholders in lieu of a meeting of stockholders, subject to the maximum number of votes permitted by the Listing Rules of the NASDAQ Stock Exchange, including but not limited to Rule 5640 of the NASDAQ Listing Rules and the NASDAQ Voting Rights Policy, equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock (including any accrued but unissued PIK Shares to which the holder is entitled as of such record date, without giving effect to any election made under Section A.2.c unless the applicable Preferred Dividend has been indefeasibly and fully paid in cash thereunder) is then convertible on such record date in accordance with Section A.5. Notwithstanding anything to the contrary contained herein, (i) any action required or permitted to be taken by the holders of outstanding shares of Series A Preferred Stock, voting separately as a class, may be effected by the consent in writing of the holders of at least a majority of the total voting power of the outstanding shares of Series A Preferred Stock entitled to vote thereon, voting together as a single class, in lieu of a duly called meeting of holders of Series A Preferred Stock; and (ii) any action required or permitted to be taken by the holders of outstanding shares of Common Stock, whether voting separately or together with the holders of outstanding shares of Series A Preferred Stock voting together with the holders of Common Stock as a single class on an as-converted basis, may be effected by the consent in writing of (x) then current holders of outstanding shares of Series A Preferred Stock and/or (y) then current holders of outstanding shares of Common Stock that are current or former holders of Series A Preferred Stock holding at least a majority of the total voting power of the outstanding shares of Common Stock and/or Series A Preferred Stock entitled to vote thereon, whether voting separately or voting together as a single class on an as-converted basis (as applicable), in lieu of a duly called meeting of stockholders.

b. Protective Provisions. At any time when shares of Series A Preferred Stock are outstanding (provided, that, if a Mandatory Redemption Notice has been given, and any shares of Series A Preferred Stock thereafter remain outstanding, or on and after a Redemption Failure, all shares of Series A Preferred Stock which have been redeemed, if any, shall for purposes of determining whether either of the conditions set forth in this sentence are met, be deemed outstanding) and convertible into shares of Common Stock equal to at least ten percent (10.0%) of the voting power of the Corporation’s Common Stock (on a fully diluted basis), or at any time when the Requisite Investors collectively hold at least thirty-three percent (33.0%) of the aggregate amount of Series A Preferred Stock issued to the Requisite Investors on the Original Issuance Date, the Corporation shall not, and shall not permit any of its subsidiaries to, and neither the Corporation nor any subsidiary shall enter into any agreement to, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

i. liquidate, dissolve or wind-up the business and affairs of the Corporation or any operating subsidiary, effect any merger, consolidation or Deemed Liquidation Event of the Corporation or any operating subsidiary of the Corporation or consummate or agree to make any sale, transfer, assignment, pledge, lease, license, acquisition (other than the acquisition of a Person, business or interest therein, whether by acquisition of assets or securities, merger, consolidation, joint venture, business combination or otherwise, that has positive consolidated earnings, before interest, taxes, depreciation and amortization (each of the foregoing calculated in accordance with U.S. generally accepted accounting principles consistently applied) for the twelve calendar month period ending with the last full calendar month immediately preceding the calculation thereof, and in which shares of Common Stock, Options or Convertible Securities issued to such third party (or its equity holders) as acquisition consideration, if any, represent less than ten percent (10.0%) of the Corporation’s then outstanding Common Stock (on a fully diluted basis)), or similar transaction by which the Corporation or any subsidiary of the Corporation grants on an exclusive basis any rights to any of the Corporation’s or any of a Corporation’s subsidiary’s intellectual property, or consent to any of the foregoing, except for a Deemed Liquidation Event in which the holders of Series A Preferred Stock shall indefeasibly receive for each of their shares of Series A Preferred Stock upon the consummation thereof, an amount in cash not less than the Redemption Price (provided, however, that in no event, irrespective of whether consent is given under this subsection i, shall the Corporation be relieved of, nor shall the holders of Series A Preferred Stock be deemed to have waived, the Corporation’s obligation to redeem all outstanding shares of Series A Preferred Stock and pay the Redemption Price in accordance with Section A.3.c);

ii. amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock, it being understood that the authorization, issuance, conversion, reclassification, exchange or amendment of a new or existing class or series of capital stock that is, or that is convertible into, capital stock that is pari passu or senior to the powers, privileges, preferences, rights or otherwise, of the Series A Preferred Stock shall be deemed to adversely affect the powers, preferences or rights of the Series A Preferred Stock;

iii. (a) (i) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock of the Corporation unless the same (x) ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or upon a Deemed Liquidation Event, the payment of dividends and rights of redemption and (y) is issued at fair market value as reasonably and in good faith determined by the Board, or (ii) increase the authorized number of shares of Series A Preferred Stock (except as provided in Section A.5.c.i) or increase the authorized number of shares of any additional class or series of capital stock of the Corporation, unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or upon a Deemed Liquidation Event, the payment of dividends and rights of redemption or (b) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock of any subsidiary of the Corporation;

iv. [intentionally omitted];

v. purchase or redeem (or permit any subsidiary to purchase or redeem) or pay, declare or set aside any fund for, any dividend or distribution on, any Junior Stock, other than purchases of Equity Securities upon the termination of an employee of the Corporation or any of its subsidiaries in accordance with the terms of such employee’s employment agreement or any equity incentive or similar plan approved by the Board;

vi. issue any shares of Series A Preferred Stock to any individual, entity or other person other than to the Requisite Investors, and any transferees thereof;

vii. create, incur, grant, enter into, permit, assume or suffer to exist, directly or indirectly, (i) any indebtedness by the Corporation (or any of its subsidiaries) or otherwise issue any Debt Securities at any time when, or as a result of which, the principal amount of the Corporation’s total outstanding and available indebtedness and Debt Securities exceeds the product of (x) three (3) multiplied by (y) the consolidated earnings, before interest, taxes, depreciation and amortization of the Corporation and its subsidiaries (each of the foregoing calculated in accordance with U.S. generally accepted accounting principles) for the twelve calendar month period ending with the last full calendar month immediately preceding the calculation thereof, (ii) any lien, charge or other encumbrance on any of the Corporation’s (or any of its subsidiaries’) properties or assets other than Permitted Liens (as defined in the Purchase Agreement), or (iii) guaranty the obligations of any third party;

viii. take any actions to, or that has the effect of a, change in the size of the Board to a number other than seven (7) directors;

ix. take any actions to relocate, or relocate, the principal executive offices of the Corporation outside of the United States;

x. enter into any arrangement with any Affiliate or Associate of the Corporation or any subsidiary of the Corporation, or modify any existing arrangement between the Corporation and any of its Affiliates or Associates or an existing arrangement between any subsidiary of the Corporation and any of its Affiliates or Associates, except for transactions (x) solely between or among two or more of the Corporation and any of its wholly-owned subsidiaries or (y) the terms and conditions of which have been determined by the Board to be no less favorable in any material respect to the Corporation or any subsidiary of the Corporation than those terms and conditions that would be obtained on an arm’s length basis and that does not provide for, or is not reasonably likely to result in, aggregate payments to or by the Corporation or any subsidiary of the Corporation in excess of $1,000,000; provided that the provisions of this subsection x shall not apply to customary director, officer, employee and consultant compensation (including bonuses) and other employment benefits (including retirement, health, stock and other benefit plans) and indemnification and insurance arrangements approved by the Board;

xi. take any actions to, or otherwise, amend, modify, repeal or enter any waiver of [_]2, or enter into or consummate any replacement, substitution or refinancing thereof; or

xii. agree to, commit to, resolve to, or otherwise enter into any agreement to do any of the foregoing.

For the avoidance of doubt, any action that is permitted under one or more of the above subsections i-xii of this Section A.4.b, but is not permitted under any other of such subsections shall nevertheless require consent as described in this Section A.4.b under such other subsections.

c. Election of Directors.

i. Subject to Section A.4.c.ii, the Board shall consist of seven (7) members or such other number as the Board and, so long as the holders of Series A Preferred Stock are entitled to the consent right under Section A.4.b.viii above, the holders of at least a majority of the outstanding shares of Series A Preferred Stock shall determine from time to time.

ii. As long as any shares of Series A Preferred Stock remain outstanding and represent fifteen percent (15.0%) or more (provided, that, if a Mandatory Redemption Notice has been given, and any shares of Series A Preferred Stock thereafter remain outstanding, or on and after a Redemption Failure, all shares of Series A Preferred Stock which have been redeemed shall for purposes of determining whether the conditions for the entitlement to elect one or more Series A Directors set forth in this Section A.4.c are met, be deemed outstanding), on an as-converted basis, of the voting power of the Corporation’s Common Stock (on a fully diluted basis), the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Series A Directors”) who will serve on the Board and who will be entitled to serve on each committee and subcommittee thereof (subject to applicable NASDAQ and SEC independence requirements). As long as any shares of Series A Preferred Stock remain outstanding and represent less than fifteen percent (15.0%), but no less than five percent (5.0%), on an as-converted basis, of the voting power of the Corporation’s Common Stock (on a fully diluted basis), the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) Series A Director who will serve on the Board and will be entitled to serve on each committee and subcommittee thereof (subject to applicable NASDAQ and SEC independence requirements). For so long as any shares of Series A Preferred Stock remain outstanding, and if there are no Series A Directors on the Board, the holders of at least a majority of the outstanding shares of Series A Preferred Stock shall be entitled to designate one (1) non-voting observer (an “Observer”) to attend all meetings of the Board and committees and subcommittees thereof. The Board will give the Observer the same prior notice given to each member of the Board in a manner permitted by the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) for notice to directors of the time and place of any proposed meeting, and such notice in all cases shall include true and correct copies of all documents and other materials furnished to any director in connection with such meeting. The Observer will be entitled to be present in person or by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and will be entitled to participate in all discussions conducted at such meeting. The Corporation will deliver to the Observer copies of all documents that may be distributed from time to time to the members of the Board (in their capacity as such) at such time as such papers are so distributed to them, including copies of any written consents, and the Observer shall otherwise be given copies of all materials, including access to all electronic portals and materials, given or made available to other members of the Board, in order to afford the Observer the same access as all other members of the Board. The Observer shall hold in confidence, to the same extent required by law of the members of the Board, all documents furnished in connection with any meeting of the Board and any committee or subcommittee thereof, and all information received through oral communication in any meeting of the Board and any committee or subcommittee thereof and the rights of the Observer will be subject always to the rules of attorney-client privilege. One or more investment professionals employed by the Requisite Investors shall be entitled to accompany and otherwise participate with, the Series A Director(s) at each meeting of the Board (and committee or subcommittee thereof), provided that such investment professionals shall hold in confidence, to the same extent required by law of the members of the Board, all documents furnished in connection with any meeting of the Board and any committee or subcommittee thereof, and all information received through oral communication in any meeting of the Board and any committee or subcommittee thereof and the rights of such investment professionals will be subject always to the rules of attorney-client privilege. Notwithstanding anything to the contrary contained in the foregoing, the Corporation reserves the right to withhold any information and to exclude the Observer and any investment professionals employed by the Requisite Investors from any meeting or portion thereof if access to such information or attendance at such meeting could reasonably be expected to adversely affect the attorney-client privilege between the Corporation and its counsel.

2 Credit Agreement to be entered into in connection with the Debt Financing (as defined in the Porsche Merger Agreement).

iii. Any Series A Director may be removed during the aforesaid term of office, without cause, by, and only by, the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock acting as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such holders. In the case of any vacancy, howsoever arising, in the office of a Series A Director at a time when the holders of Series A Preferred Stock are entitled to designate a Series A Director(s), the holders of at least a majority of the outstanding shares of Series A Preferred Stock as a separate class shall, by affirmative vote, be entitled to elect a successor to hold office for the unexpired term of the Series A Director whose directorship shall be vacant. If the holders of Series A Preferred Stock fail to elect a Series A Director or to fill any vacancy in the Series A Director directorship, then (i) such directorship shall remain vacant until such time as the holders of Series A Preferred Stock acting as a separate class elect a person to fill such directorship, and (ii) any Series A Director then in office shall be entitled to cast two (2) votes on every matter to be voted upon or consented to by the Board (or any committee or subcommittee thereof on which both Series A Directors were appointed to serve).

5. Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

a. Optional Right to Convert by Holders.

i. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, in whole or in part (pro rated for partial conversions), into such number of fully paid and non-assessable shares of Common Stock equal to the quotient (rounded up to the nearest whole number of shares) of (x) the sum of (A) the Series A Issue Price, plus (B) any Preferred Dividends (assuming a cash election were made, whether or not permitted hereunder) accrued but unpaid thereon, whether or not declared, plus (C) the dollar amount any other dividends declared but unpaid thereon, divided by (y) the Series A Conversion Price in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $[_]3. The Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. If any dividends described in clause (x)(C) are payable other than in cash, the dollar value thereof shall be determined by the Board in good faith, without taking into account any discounts for illiquidity, marketability, minority or similar limitations.

3 Initial Series A Conversion Price to be a 30% premium to the lesser of: (i) the VWAP for 60 consecutive Trading Days immediately prior to the closing date and (ii) the VWAP for the seven consecutive Trading Days preceding the date of the Purchase Agreement; provided, that, such amount shall be increased one-time at Closing (as defined in the Purchase Agreement), if and to the extent necessary, to the dollar amount that results in the holders of capital stock of the Company (as defined in the Purchase Agreement) immediately prior to the Closing holding, immediately following the Closing, a number of shares of Common Stock equal to 50% of the then issued and outstanding Common Stock plus one share of Common Stock (calculated assuming the full conversion of the Series A Preferred Stock into Common Stock). The amount, if any, by which the initial Series A Conversion Price is adjusted, if at all, pursuant to the immediately preceding proviso is referred to herein as the “One Time Conversion Price Adjustment Amount.” For example, if the amount in clause (i) is $5.00 and the amount in clause (ii) is $6.66, resulting in an initial Series A Conversion Price of $6.50, before giving effect to the proviso, and is $6.68 after giving effect to the proviso, then the One Time Conversion Price Adjustment Amount would be $0.18 ($6.68-$6.50).

ii. In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Series A Preferred Stock and, if applicable, any event upon which such conversion is, or such future time at which such conversion shall be, effective (a “Conversion Notice”) and (b) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such Conversion Notice shall state such holder’s name or the names of the nominees in which such holder desires the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the Conversion Notice (or as applicable, the future event or time upon which the effectiveness of the conversion was contingent) and, if applicable, certificates (or lost certificate affidavit and agreement), shall be the time of conversion (as applicable, the “Optional Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such Optional Conversion Time.

iii. The Corporation shall, as soon as practicable (but in no event later than three (3) business days) after the Optional Conversion Time issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares in lieu of certificates (or a certificate or certificates, if so requested by such holder) for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a notice of issuance of uncertificated shares in lieu of certificates (or a certificate or certificates, if so requested by such holder) for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate, if applicable, that were not converted into Common Stock. In the event a Conversion Notice set forth any event upon which such conversion is, or such future time at which such conversion was to be, conditioned or effective, at any time prior to the Optional Conversion Time, the holder of the Series A Preferred Stock may revoke its Conversion Notice, by written notice to the Corporation.

b. Mandatory Conversion by Corporation.

i. Subject to Section A.5.b.v, beginning on or after the later of (a) the third (3rd) anniversary of the Original Issuance Date and (b) the 30th consecutive Trading Day in which the closing price of the Common Stock exceeds the product of (x) 1.5 multiplied by (y) the then current Series A Conversion Price, provided that the Corporation then has sufficient liquidity and lawfully available funds to fully redeem all of the Series A Preferred Stock then outstanding in accordance with Section 6.b, the Corporation may, at its option, deliver a notice to the holders of Series A Preferred Stock (a “Mandatory Conversion Notice”) requiring that all or a portion of the outstanding shares of Series A Preferred Stock held by such holders automatically be converted into shares of Common Stock at the then current Series A Conversion Price as calculated pursuant to Section A.5.a.i at a date no earlier than ninety (90) days subsequent to the receipt of the Mandatory Conversion Notice by the holder (such date, the “Mandatory Conversion Time”). The Mandatory Conversion Notice shall specify the Mandatory Conversion Time pursuant to this Section A.5.b. As a condition to the conversion pursuant to this Section A.5.b.i, the Corporation shall set aside, declare and pay in full (whether by issuance of PIK Shares or, to the extent permitted under Section A.2.c, in cash) all accrued but unpaid Dividends through the date on which the Mandatory Conversion Time occurs, with such payment to be made by the Corporation to the applicable holders one (1) business day after such date; provided, however, that in the event the Corporation shall issue any PIK Shares pursuant to the foregoing clause, such PIK Shares shall be deemed to be issued as of the date on which the Mandatory Conversion Time occurs and such PIK Shares shall automatically be converted into shares of Common Stock at the Mandatory Conversion Time.

ii. In the event a holder of Series A Preferred Stock receives a Mandatory Conversion Notice, such holder shall have the right to require the Corporation to redeem all or any portion (irrespective of the number of shares of Series A Preferred Stock subject to the Mandatory Conversion Notice) of its outstanding shares of Series A Preferred Stock for cash at the Redemption Price by delivering an Optional Redemption Notice prior to the ninetieth (90th) day following the date of the Mandatory Conversion Notice in accordance with the procedures set forth in Section A.6 below. In the event an Optional Redemption Notice is delivered after receipt of a Mandatory Conversion Notice, such Mandatory Conversion Notice shall be automatically, without further action, notice or deed, rescinded and void ab initio, and the Mandatory Conversion Time shall not be deemed to occur with respect to the shares subject to the Optional Redemption Notice.

iii. If the holder of Series A Preferred Stock who has received a Mandatory Conversion Notice does not deliver an Optional Redemption Notice to the Corporation prior to the ninetieth (90th) day following the date of the Mandatory Conversion Notice, such holder of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at its principal office (or such other place as is mutually agreed between the Corporation and the holders of at least a majority of the outstanding shares of Series A Preferred Stock). If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.

iv. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock (but in no event later than three (3) business days thereafter), the Corporation shall (a) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares in lieu of certificates (or a certificate or certificates if so requested by such holder) for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a notice of issuance of uncertificated shares in lieu of certificates (or a certificate or certificates if so requested by such holder) for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate, if applicable, that were not converted into Common Stock, and (b) pay all declared or otherwise accrued or payable but unpaid dividends on the shares of Series A Preferred Stock converted; provided, however, that in the event the Corporation elects to pay any dividends pursuant to the foregoing clause (b) by the issuance of PIK Shares, such PIK Shares shall be deemed to be issued as of the date on which the Mandatory Conversion Time occurs and such PIK Shares shall automatically be converted into shares of Common Stock at the Mandatory Conversion Time.

v. Notwithstanding anything in this Certificate of Incorporation to the contrary, the Corporation shall not be permitted to either issue a Mandatory Conversion Notice (or, in the case of clauses (d) or (e) below, such notice shall be automatically, without further action, notice or deed, revoked) or require conversion of Series A Preferred Stock under this Section A.5.b if any of the following conditions exists: (a) the Common Stock is not then listed on any Eligible Market (other than the OTC Bulletin Board) or such other securities exchange as may be approved by the holders of at least a majority of the outstanding shares of Series A Preferred Stock; (b) all of the shares of Common Stock issuable upon conversion are not registered for resale with the SEC pursuant to an effective registration statement, or are not subject to resale by the holders without volume, information or other limitations; (c) the Corporation does not have a number of authorized shares of Common Stock greater than the number of shares of Common Stock issuable upon conversion; (d) the Corporation is then in material breach of (or has previously on more than two (2) occasions breached) any of the provisions of this Certificate of Incorporation, including without limitation, payment of all Dividends on the shares then being converted; (e) any of the Corporation or its subsidiaries is not then in compliance in all material respects with all applicable laws that are material to their respective businesses; (f) if an Optional Redemption Notice has been, or is, after receipt of a Mandatory Conversion Notice, delivered to the Corporation, but only with respect to the shares of Series A Preferred Stock subject to such Optional Redemption Notice; (g) the Corporation is then, or at any time after delivering the Mandatory Conversion Notice and prior to the applicable Mandatory Conversion Time, prohibited from redeeming for cash any of the shares of Series A Preferred Stock by applicable law or the terms of any indebtedness, credit agreement, indenture or similar instrument of the Corporation or any of its subsidiaries (without giving effect to any waiver thereof, unless such waiver is irrevocable and has been obtained prior to the delivery of the Mandatory Conversion Notice without the payment of any material fees) to which the Corporation or any of its subsidiaries is a party; (h) if the Corporation shall have previously issued a Mandatory Conversion Notice for all outstanding shares of Series A Preferred Stock or (i) the Corporation does not then have sufficient liquidity or lawfully available funds to fully redeem all of the Series A Preferred Stock then outstanding in accordance with Section 6.b.

c. Mechanics of Conversion.

i. Reservation of Shares. The Corporation shall at all times when Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock and, for the purpose of effecting the payment of any Preferred Dividend in PIK Shares, such number of its duly authorized shares of Series A Preferred Stock as shall from time to time be sufficient to effect the issuance of any PIK Shares as payment for a Preferred Dividend; and, if at any time the number of authorized but unissued shares of Common Stock or Series A Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock or the issuance of PIK Shares as payment for a Preferred Dividend, through and including the sixty-six (66) month anniversary of the Original Issuance Date (and, if any shares of Series A Preferred Stock are outstanding after the sixty-six (66) month anniversary of the Original Issuance Date, through and including an additional period of two (2) years thereafter), the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock or Series A Preferred Stock, as applicable, to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to call a meeting of the stockholders and obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. Before taking any action that would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of Series A Preferred Stock, the Corporation will take any corporate action which may, based upon the advice of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series A Conversion Price.

ii. Effect of Conversion. All rights with respect to Series A Preferred Stock converted pursuant to Section A.5.b, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only (x) the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in Section A.5.b.iv and (y) such rights arising out of the failure of the Corporation to comply with all of its obligations in this Certificate of Incorporation and each other agreement to which the Corporation, on the one hand, and the holders of Series A Preferred Stock, on the other hand and in their capacity as such, are party. Any holder of shares of Series A Preferred Stock that have been surrendered for conversion as herein provided shall be deemed to be the holder of the Common Stock issuable upon the conversion as of the Optional Conversion Time or Mandatory Conversion Time, as applicable. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock by an amount not in excess of the number of surrendered shares.

iii. No Further Adjustment. Upon any conversion of Series A Preferred Stock, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on Series A Preferred Stock surrendered for conversion, or on the Common Stock delivered upon conversion. The holder shall be credited for any accrued but unpaid dividends at the time of conversion to be paid in the form of, and at the time prescribed by, Section A.3.a and this Section A.5.

iv. Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section A.5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

d. Adjustments to Series A Conversion Price for Diluting Issues.

i. Special Definitions. For purposes of this Section A.5.d, the following definitions shall apply:

(1) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(2) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(3) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section A.5.d.iii, deemed to be issued) by the Corporation after the Original Issuance Date, other than (x) the following shares of Common Stock and (y) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (x) and (y), collectively, “Exempted Securities”):

(1) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock;

(2) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections A.5.e, A.5.f, A.5.g, and A.5.h;

(3) shares of Common Stock or Options issued as compensation for services to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board;

(4) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case, provided such issuance is pursuant to the terms of such Option or Convertible Security; or

(5) shares of Common Stock issued as acquisition consideration pursuant to the Porsche Merger Agreement or shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, in each case approved by the Board and otherwise consummated in compliance with Section A.4.b.

ii. No Adjustment of Series A Conversion Price. No adjustment to the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the outstanding Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

iii. Deemed Issue of Additional Shares of Common Stock.

(1) If the Corporation at any time, or from time to time after the Original Issuance Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Section A.5.d.iv, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (a) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (b) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (1) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security or (2) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(3) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Section A.5.d.iv (either because the consideration per share (determined pursuant to Section A.5.d.v) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issuance Date), are revised after the Original Issuance Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section A.5.d.iii.(1)), shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(4) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Section A.5.d.iv, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(5) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Section A.5.d.iii shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration, without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (ii) and (iii) of this Section A.5.d.iii). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Section A.5.d.iii at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to such Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

iv. Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event that the Corporation shall at any time after the Original Issuance Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section A.5.d.iii) without consideration, or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Series A Conversion Price in effect immediately after such issuance, or deemed issuance, of Additional Shares of Common Stock;

“CP1” shall mean the Series A Conversion Price in effect immediately prior to such issuance, or deemed issuance, of Additional Shares of Common Stock;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance, or deemed issuance, of Additional Shares of Common Stock (treating, for this purpose, as outstanding, all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance, or deemed issuance, or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance);

“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

v. Determination of Consideration. For purposes of this Section A.5.d, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property. Such consideration shall (x) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest, (y) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board and (z) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (x) and (y) above, as determined in good faith by the Board.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section A.5.d.iii, relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

vi. Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Section A.5.d.iv, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

e. Adjustment for Stock Splits and Combinations. If the Corporation shall at any time, or from time to time after the Original Issuance Date, effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or, from time to time after the Original Issuance Date, combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section A.5.e shall become effective at the close of business on the date the subdivision or combination becomes effective.

f. Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issuance Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then, and in each such event, the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect for such series by a fraction:

i. the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

ii. the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price for such series shall be recomputed accordingly as of the close of business on such record date, and thereafter, the Series A Conversion Price shall be adjusted pursuant to this Section A.5.f as of the time of actual payment of such dividends or distributions and (b) no such adjustment shall be made if the holders of such Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such Series A Preferred Stock had been converted into Common Stock on the date of such event.

g. Adjustments for Other Dividends and Distributions. In the event that the Corporation at any time, or from time to time after the Original Issuance Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property for which Series A Preferred Stock does not receive a dividend or distribution pursuant to the terms of this Certificate of Incorporation, then, and in each such event, the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

h. Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which Common Stock (but not Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section A.3.c.(1), A.5.d, A.5.f or A.5.g) then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock not so converted or exchanged shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section A.5 with respect to the rights and interests thereafter of the holders of Series A Preferred Stock, to the end that the provisions set forth in this Section A.5 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such Series A Preferred Stock.

i. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section A.5, the Corporation at its expense shall, as promptly as reasonably practicable, but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such Series A Preferred Stock is convertible) and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event, not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

j. Notice of Record Date. In the event (i) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security, (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of Series A Preferred Stock a notice specifying, as the case may be, (x) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (y) the effective date on which such reorganization, reclassification, Deemed Liquidation Event, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, Deemed Liquidation Event, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to Series A Preferred Stock and Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

6. Redemption.

a. Mandatory Redemption by Corporation.

i. Subject to Section A.6.a.iv, the Corporation shall have the right to redeem all (but not less than all) of the shares of Series A Preferred Stock at any time after the third (3rd) anniversary of the Original Issuance Date by delivering a Mandatory Redemption Notice to each holder of the then outstanding shares of Series A Preferred Stock. On the date of payment provided in the Mandatory Redemption Notice (the “Mandatory Redemption Date”), the Corporation shall redeem all outstanding shares of Series A Preferred Stock for cash and the Corporation shall deliver to each holder of the then outstanding shares of Series A Preferred Stock an amount in cash equal to the aggregate Redemption Price (where the reference date is the Trading Day immediately prior to the date of the Mandatory Redemption Notice) for the shares of Series A Preferred Stock owned by such holder, from funds legally available therefor.

ii. The Corporation shall send written notice of the mandatory redemption (the “Mandatory Redemption Notice”) to each holder of the then outstanding shares of Series A Preferred Stock not less than sixty (60) nor greater than ninety (90) days prior to the Mandatory Redemption Date. The Mandatory Redemption Notice shall state:

(1) the number of shares of Series A Preferred Stock held by such holder, all of which the Corporation shall redeem on the Mandatory Redemption Date (to be not less than all of the shares of Series A Preferred Stock held by such holder);

(2) the Mandatory Redemption Date, which shall be a business day selected by the Corporation not less than sixty (60) and not greater than ninety (90) days subsequent to the date of the Mandatory Redemption Notice, and the Redemption Price; and

(3) for holders holding shares in certificated form, that such holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed, provided, that, the place of surrender shall be the Corporation’s principal office, unless the holders of at least a majority of the outstanding shares of Series A Preferred Stock and the Corporation have previously agreed in writing to a different place.

iii. Upon indefeasible receipt of the full Redemption Price in cash by the holders of the then outstanding shares of Series A Preferred Stock, all shares of Series A Preferred Stock shall cease to be outstanding.

iv. Notwithstanding anything in this Certificate of Incorporation to the contrary, the Corporation shall not be permitted to either issue a Mandatory Redemption Notice (or, in the case of clauses (a) or (b) below, such notice shall be automatically, without further action, notice or deed, revoked) or consummate a mandatory redemption of Series A Preferred Stock under this Section A.6.a if any of the following conditions exists: (a) the Corporation is then in material breach of (or has previously on more than two (2) occasions materially breached) any of the provisions of this Certificate of Incorporation (it being understood that the failure to timely pay in full any Preferred Dividends shall be deemed a material breach of this Certificate of Incorporation), including without limitation, payment of all Dividends on the shares then being redeemed; (b) the Corporation is at the time of delivering the Mandatory Redemption Notice, or at any time after delivering the Mandatory Redemption Notice and on or prior to the applicable Mandatory Redemption Date, prohibited from redeeming for cash any of the shares of Series A Preferred Stock by applicable law or the terms of any indebtedness, credit agreement, indenture or similar instrument of the Corporation or any of its subsidiaries (without giving effect to any waiver thereof, unless such waiver is irrevocable and has been obtained prior to the delivery of the Mandatory Redemption Notice without the payment of any material fees) to which the Corporation or any of its subsidiaries is a party; or (c) the Corporation shall have previously issued a Mandatory Redemption Notice.

b. Optional Redemption by Holders.

i. Each holder of outstanding shares of Series A Preferred Stock shall have the right to require the Corporation to redeem all or any portion of its outstanding shares of Series A Preferred Stock (x) at any time and from time to time after the sixty-six (66) month anniversary of the Original Issuance Date, or (y) following delivery of a Mandatory Conversion Notice, or (z) in connection with, and (except in the case of a Bank Change of Control described in clause (i)(x) of the definition thereof, but subject to the proviso in clause (ii) of the definition thereof) conditioned upon, the occurrence of a Deemed Liquidation Event, by delivering written notice thereof to the Corporation (the “Optional Redemption Notice”) which, in the case of clause (x) above, may be delivered as early as the sixtieth (60th) month anniversary of the Original Issuance Date. Such Optional Redemption Notice shall specify whether it is being delivered pursuant to clause (x), (y) or (z) of this Section A.6.b.i, the number of shares of Series A Preferred Stock to be redeemed, the date on which such redemption shall occur (which in the case of clause (x) shall not be less than six (6) months after the date of the Optional Redemption Notice (and the reference date with respect to the Redemption Price payable shall be the Trading Day immediately prior to the date of the Optional Redemption Notice), and in the case of clause (y) shall not be less than sixty (60) days after the date of the Mandatory Conversion Notice (and the reference date shall be the Trading Day immediately prior to the date of the Mandatory Conversion Notice), and in the case of clause (z), shall be no later than simultaneously with, and (except in the case of a Bank Change of Control described in clause (i)(x) of the definition thereof, but subject to the proviso in clause (ii) of the definition thereof) shall be conditioned upon, consummation of the Deemed Liquidation Event, such redemption date, the “Optional Redemption Date”) and that the certificates, if any, of the shares being redeemed shall be surrendered at the Corporation’s principal office, unless the Corporation and such holder shall have mutually agreed in writing to a different place. On the Optional Redemption Date, the Corporation shall redeem the shares of Series A Preferred Stock in cash specified in the Optional Redemption Notice(s) and, simultaneously, the Corporation shall deliver to each holder who has then delivered an Optional Redemption Notice the aggregate Redemption Price in cash, from funds legally available therefor, for each share of Series A Preferred Stock subject to such Optional Redemption Notice. Notwithstanding the foregoing, if on the Optional Redemption Date, applicable law governing distributions to stockholders prevents either (x) the Board from authorizing redemption or (y) the Corporation from redeeming all shares of Series A Preferred Stock at the aggregate Redemption Price for such shares, then the Corporation shall ratably redeem the maximum number of shares of Series A Preferred Stock that it is permitted to redeem under such law at the aggregate Redemption Price, and shall redeem the remaining shares as soon as it may lawfully do so under such law. If a holder of Series A Preferred Stock does not elect to send an Optional Redemption Notice in connection with a Deemed Liquidation Event, such holder shall not be deemed to, and shall not, have waived its rights, or in any way impaired its right to payment, under Section A.3.c.

ii. In the event all holders of the then outstanding shares of Series A Preferred Stock deliver an Optional Redemption Notice with respect to all then outstanding shares of Series A Preferred Stock pursuant to Section A.6.b.i.(x), and if the Corporation (x) has not redeemed all of the shares of Series A Preferred Stock subject to the Optional Redemption Notice on the applicable Optional Redemption Date, and (y) such redemption process, including the payment of the aggregate Redemption Price payable, has not been completed on the six (6) month anniversary thereof (such anniversary, a “Redemption Failure”), then the holders of at least a majority of the outstanding shares of Series A Preferred Stock shall have the right to initiate, conduct and direct, through majority vote of the Transaction Committee (but subject to Board approval of the Selected Bid as provided in this Section A.6.b.ii below), a customary sale process of the entire Corporation and its subsidiaries, or such lesser portion thereof as the Transaction Committee shall deem appropriate (a “Sale Transaction”) to be conducted by a special committee of the Board consisting of one non-Series A Director selected by the Board and the Series A Directors (the “Transaction Committee”). The Transaction Committee will have the authority to, among other things, (a) engage financial advisors and/or investment bankers on behalf of, in the name of and at the expense of (including the payment of fees, expenses and customary financial advisor indemnification), the Corporation, (b) determine the process for conducting the Sale Transaction, including selecting the parties to participate in such process, the right to accept or reject any offers, and the timing thereof, (c) review, mark-up, comment on and negotiate the definitive agreements for such Sale Transaction, (d) communicate with the purchaser parties and/or their representatives and participate in meetings with them, and (e) determine the structure and terms of the Sale Transaction, in each case in its sole discretion in consultation with its advisors. Within thirty (30) days (or such later date as is approved by the Transaction Committee) after a Redemption Failure, the Transaction Committee shall engage an investment bank with reasonable experience in selling companies in the Corporation’s industry and shall execute the engagement letter for such engagement on behalf of the Corporation. Such engagement shall be negotiated by the Transaction Committee. The fees, expenses and indemnity obligations payable to such investment bank shall be borne solely and exclusively by the Corporation. However, the investment bank shall be engaged by and report directly to the Transaction Committee. If the Transaction Committee receives one or more bids from a potential buyer to engage in a Sale Transaction, in each case, whether pursuant to the sale process or otherwise during the thirteen (13) months after the Optional Redemption Date, then the Transaction Committee shall make a determination as to which bid to select among all the bids received (even if only one bid is received) (such bid and the transactions contemplated thereby, collectively, the “Selected Bid”) and shall recommend the Selected Bid to the full Board for review and determination. If the Selected Bid is approved by the Board, the Board shall recommend to the Corporation’s stockholders that such holders approve the Selected Bid and adopt the definitive agreement for the Selected Bid, as applicable, in accordance with applicable law, and shall direct that the Selected Bid and the definitive agreement for the Selected Bid, as applicable, be submitted to the Corporation’s stockholders for adoption.

iii. If the Board fails to approve the Selected Bid for any reason or the Selected Bid is not consummated within thirteen (13) months after the Optional Redemption Date (the “Sale Period”), the Transaction Committee may terminate the sale process, and at any time thereafter as it deems appropriate, reinstate the sale process set forth in this Section A.6.b with the same or a new investment bank, as it shall determine.

c. Surrender of Certificates; Payment. On or before the applicable Mandatory Redemption Date or Optional Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such Mandatory Redemption Date or Optional Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section A.5, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Mandatory Redemption Notice or Optional Redemption Notice, and thereupon the Redemption Price for such shares shall be payable in cash to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a book entry (or a new certificate, if so requested by such holder) representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

d. Rights Subsequent to Redemption. If the Mandatory Redemption Notice or Optional Redemption Notice shall have been duly given, and if on the applicable Mandatory Redemption Date or Optional Redemption Date, the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Mandatory Redemption Date or Optional Redemption Date is indefeasibly paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue from and after such Mandatory Redemption Date or Optional Redemption Date, and all rights with respect to such shares shall forthwith after the Mandatory Redemption Date or Optional Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

7. Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred as shares of such series. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption.

8. Preemptive Rights.

a. For so long as at least twenty-five percent (25.0%) of the aggregate amount of Series A Preferred Stock issued on the Original Issuance Date continues to be outstanding, each holder thereof shall be entitled to participate in each of the Corporation’s future offerings of Equity Securities and Debt Securities (other than asset-based lending or credit facilities with money-center commercial banks) (as the case may be, “Additional Securities”) in accordance with this Section A.8. Such participation will be allocable on a pro rata basis among the holders of Series A Preferred Stock according to their then-ownership of Series A Preferred Stock. Notwithstanding anything in this Certificate of Incorporation to the contrary, the Corporation shall not issue any Equity Securities or Debt Securities (other than asset-based lending or credit facilities with money-center commercial banks) without first complying with this Section A.8.

b. Each time the Corporation proposes to offer any Additional Securities, the Corporation shall first offer the Additional Securities to each holder of Series A Preferred Stock in accordance with the following provisions:

i. The Corporation shall deliver a notice (the “Issuance Notice”) to the holders of Series A Preferred Stock as soon as practicable after the Board has resolved to offer such Additional Securities stating (i) its bona fide intention to offer such Additional Securities, (ii) the number of such Additional Securities to be offered, (iii) the price and terms, if any, upon which it proposes to offer such Additional Securities and (iv) the anticipated closing date of the sale of such Additional Securities (such notice shall be delivered no later than thirty (30) days before such anticipated closing date); and

ii. By written notification delivered to the Corporation within twenty (20) days after the date of the Issuance Notice, any holder of Series A Preferred Stock may elect to purchase, at the same price and on the same terms specified in the Issuance Notice, a number of Additional Securities specified in the Issuance Notice in accordance with the following. If any Additional Securities being offered are Equity Securities, a holder of Series A Preferred Stock may elect to purchase up to, as determined by such holder, a number of such Additional Securities so that immediately after the issuance of all Additional Securities then being offered, such holder’s voting power is equal to such holder’s voting power immediately prior to the issuance of such Additional Securities (voting power is based upon the number of votes such holder is entitled to cast, counting all Equity Securities held by such holder, when voting together with the Common Stock relative to the total number of votes of Common Stock, inclusive of all classes and series that vote together with the Common Stock as a single class, that may be cast) (the proportion of such Equity Securities the holder is entitled to purchase, such holder’s “Pro Rata Share”). If the Additional Securities being offered are Debt Securities, a holder of Series A Preferred Stock may elect to purchase up to, as determined by such holder, a number of such Additional Securities having a principal amount (disregarding any original issuance discount) or purchase price, as applicable, equal to such holder’s Pro Rata Share. Notwithstanding the foregoing, the Corporation and the holders of at least a majority of the outstanding shares of Series A Preferred Stock may mutually agree that the holders of Series A Preferred Stock shall be entitled to purchase an amount of the Additional Securities then being offered in excess of the aggregate Pro Rata Shares of all such holders, up to the full amount of the Additional Securities being offered.

c. Any Additional Securities issued pursuant to this Section A.8 to any holder of Series A Preferred Stock shall be purchased at the same price sold by the Corporation in connection with such issuance of Additional Securities, or, if the price to be paid by a purchaser is consideration other than cash, then at a cash price which is substantially equal in value to such other consideration as determined in good faith by the Board. The closing of the offering of Additional Securities shall take place on the anticipated closing date set forth in the Issuance Notice, or such later date, and on such additional or different terms, as may be mutually agreed by the Corporation and the holders of at least a majority of the outstanding shares of Series A Preferred Stock.

d. Any Additional Securities included in an Issuance Notice that are not purchased by the holders of Series A Preferred Stock may be sold by the Corporation to any third parties, but not on price or other material terms or conditions that are less favorable to the Corporation, either individually or in the aggregate, than those offered to the holders of Series A Preferred Stock. If the closing of the offering of Additional Securities does not occur within one hundred twenty (120) days after the delivery of the Issuance Notice, such Issuance Notice shall be void, and the Corporation shall once again be required to comply with this Section A.8 by re-offering any, or different, Additional Securities to the holders of Series A Preferred Stock in accordance with this Section A.8.

e. The rights of holders of Series A Preferred Stock under this Section A.8 shall not apply to: (i) the conversion of Series A Preferred Stock; (ii) the exercise of any compensatory options to acquire Common Stock outstanding on the date this Certificate of Incorporation is filed with the Secretary of State of the State of Delaware; (iii) the issuance of Common Stock, stock awards or options under or the exercise of any options granted pursuant to, any employee stock option or similar employee incentive or benefit plan for the issuance of stock awards, options or capital stock of the Corporation approved by the Board; (iv) the issuance of shares of Common Stock or Preferred Stock pursuant to a stock split, stock dividend, combination or subdivision of the outstanding shares of Common Stock or Preferred Stock (as the case may be) approved by the Board; (v) any offering of Additional Securities expressly waived in writing by the holders of at least a majority of the outstanding shares of Series A Preferred Stock, which waiver may be given in such holders sole and absolute discretion; (vi) any registered public offering of Common Stock; or (vii) any issuance of Exempted Securities.

9. Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock.

10. Notices. Any notice required or permitted to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation or given by electronic communication in compliance with the provisions of the General Corporation Law of the State of Delaware, and shall be deemed given upon such mailing or direction to such holder by electronic transmission in the manner permitted by the General Corporation Law of the State of Delaware.

B. COMMON STOCK

The rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:

1. Dividends. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends and the applicable terms of this Certificate of Incorporation, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

2. Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event or otherwise, holders of Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders, subject to any preferential or pari passu rights of any then outstanding Preferred Stock.

3. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or this Certificate of Incorporation and subject to the rights of holders of Preferred Stock, the holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation in respect of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separate or together as a class with the holders of one or more such other series, to vote thereon pursuant to this Certificate of Incorporation or the General Corporation Law of the State of Delaware.

SIXTH. The election of directors need not be by written ballot unless the Bylaws shall so require.

SEVENTH. Subject to any additional vote required by this Certificate of Incorporation, the Board is expressly authorized to adopt, amend or repeal the Bylaws. Notwithstanding the foregoing, such power shall not divest or limit the power of the stockholders of the Corporation to adopt, amend or repeal the Bylaws.

EIGHTH. Unless otherwise set forth herein, a majority in voting power of directors present at a meeting at which a quorum is present shall be the act of the Board. Unless otherwise set forth herein, each director shall have one (1) vote on all matters to be voted on by the Board or any committee thereof.

NINTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

TENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ELEVENTH. The following indemnification provisions shall apply to the persons enumerated below.

A. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or any subsidiary of the Corporation or, while a director or officer of the Corporation or such subsidiary, is or was serving at the request of the Corporation or such subsidiary as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section C of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

B. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

C. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

D. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

E. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

F. Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

G. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

H. Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (ii) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

I. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

TWELFTH. To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Series A Directors or any holder of Series A Preferred Stock (or Common Stock issuable upon the conversion of Series A Preferred Stock) or any partner, manager, member, director, officer, stockholder, employee, agent or Affiliate of any such holder. Any amendment or repeal of this Article Eleventh shall only be prospective and shall not affect the rights under this Article Eleventh in effect at the time of the occurrence of any actions or omissions to act giving rise to any liability or alleged liability or with respect to any opportunities of which such persons become aware prior to such amendment or repeal.

THIRTEENTH. The books of the Corporation may be kept outside the State of Delaware as may be designated by the Board or in the Bylaws.

FOURTEENTH. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by (i) the Board pursuant to a resolution adopted by a majority of the entire Board, either upon motion of a director or upon written request by the holders of at least fifty percent (50%) of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class or (ii) the chairman of the Board or the president of the Corporation.

FIFTEENTH. In addition to any requirements of the General Corporation Law of Delaware (and notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware), the affirmative vote of the holders of at least 75% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, adopt or repeal Article Fourteenth or Article Fifteenth hereof.

SIXTEENTH. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or this Certificate of Incorporation or the Bylaws or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Fourteenth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Fourteenth (including, without limitation, each portion of any sentence of this Article Fourteenth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Fourteenth.

5. This Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Initial Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation this ___ day of [MONTH], 2019.

POWERFLEET, INC.

/s/
Name:
Title:

Exhibit F-2

AMENDED AND RESTATED BYLAWS

OF

POWERFLEET, INC.

___________________________________

ARTICLE I
STOCKHOLDERS

1.1 Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors (the “Board”) of PowerFleet, Inc. (the “Corporation”), the Chief Executive Officer or the Chair of the Board or, if not so designated, at the principal office of the Corporation. The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

1.2 Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board, the Chief Executive Officer or the Chair of the Board. The Board, the Chief Executive Officer or the Chair of the Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

1.3 Special Meetings. Special meetings of stockholders for any purpose or purposes may only be called in the manner provided in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The Board, the Chief Executive Officer or the Chair of the Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4 Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

1.5 Voting List. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.7 Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time to any other time and to any other place, if any, at which a meeting of stockholders may be held under these Bylaws by the Board, the chair of the meeting or, if directed to be voted on by the chair of the meeting, by the stockholders having a majority in voting power of the shares of stock of the Corporation present or represented at the meeting and entitled to vote thereon, although less than a quorum. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8 Proxies. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by applicable law. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.9 Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), except when a different vote is required by express provision of applicable law, regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect.

1.10 Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Subject to the rights of holders of Preferred Stock, nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting upon such election of directors or upon such other business, as the case may be, and who complies with the notice procedures set forth in this Section 1.10.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (and must timely provide any updates or supplements to such notice at such times and in such forms provided by this Section 1.10) and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th ) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). For purposes of the first annual meeting of the Corporation, the date of the first anniversary of the preceding year’s annual meeting shall be deemed to be [_________ __, 201_]. In no event shall the public announcement of an adjournment, postponement or recess of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form for purposes of this Section 1.10, such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, as well as any other material relationships, between or among such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made and its affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand, (ii) such person’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected, (iii) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to clause (b) of paragraph (A)(2) of this Section 1.10 if such proposed nominee were the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made and (iv) a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (1) is qualified and if elected intends to serve as a director of the Corporation for the entire term for which such proposed nominee is standing for election, (2) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with the proposed nominee’s fiduciary duties under applicable law, (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (4) if elected as a director of the Corporation, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation; (b) as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting (iv) any direct or indirect material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons with whom such stockholder or beneficial owner, if any, has any agreement, arrangement or understanding in connection with such proposal and (v) such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially (within the meaning of Rule 13d-3 under the Exchange Act) or of record by such stockholder and such beneficial owner (provided, that such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such stockholder or beneficial owner, if any, has a right to acquire beneficial ownership at any time in the future), (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting upon such business or nomination, as the case may be, and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. If requested by the Corporation, the information required by clause (c) of this paragraph (A)(2) shall be supplemented by such stockholder and any such beneficial owner not later than ten (10) days after the record date for the meeting to disclose such information as of the record date. In addition, a stockholder seeking to nominate a director candidate or bring other business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation. The foregoing notice requirements of this paragraph (A) of this Section 1.10 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.10 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Subject to the rights of holders of Preferred Stock, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Subject to the rights of holders of Preferred Stock, nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 1.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment, postponement or recess of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General.

(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the chair of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 1.10) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 1.10, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.10; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.10 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 1.10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (A)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.10 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

1.11 Conduct of Meetings.

(A) Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in the Chair’s absence by the Vice Chair of the Board, if any, or in the Vice Chair’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chair designated by the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chair of the meeting may appoint any person to act as secretary of the meeting.

(B) The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chair of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chair of any meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chair should so determine, the chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(C) The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(D) In advance of any meeting of stockholders, the Board, the Chair of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

ARTICLE II
DIRECTORS

2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.

2.2 Number, Election and Qualification. The total number of directors constituting the Board shall be as fixed in, or in the manner provided by, the Certificate of Incorporation. Election of directors need not be by written ballot. Directors need not be stockholders of the Corporation.

2.3 Chair of the Board; Vice Chair of the Board. The Board may appoint from its members a Chair of the Board and a Vice Chair of the Board, neither of whom need be an employee or officer of the Corporation. If the Board appoints a Chair of the Board, such Chair shall perform such duties and possess such powers as are assigned by the Board and, if the Chair of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these Bylaws. If the Board appoints a Vice Chair of the Board, such Vice Chair shall perform such duties and possess such powers as are assigned by the Board. The Chair of the Board shall preside at all meetings of the Board at which he or she is present. If the Chair of the Board is not present at a meeting of the Board, the Vice Chair of the Board, if any, shall preside at such meeting, and, if the Vice Chair in not present at such meeting (or if the Board does not have a Vice Chair), the Chief Executive Officer shall preside at such meeting unless a majority of the directors present at such meeting shall elect one (1) of their other members to preside.

2.4 Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending at the next annual meeting of stockholders and until the election and qualification of his or her successor, subject to his or her earlier death, disability, disqualification, resignation or removal.

2.5 Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the whole Board shall constitute a quorum of the Board. If at any meeting of the Board there shall be less than a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.6 Action at Meeting. A majority in voting power of directors present at a meeting at which a quorum is present shall be the act of the Board, unless a greater number is required by law or by the Certificate of Incorporation.

2.7 Removal. Subject to the rights of holders of any series of Preferred Stock and except as otherwise provided in the Certificate of Incorporation or by applicable law, any director or the entire Board may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

2.8 Vacancies. Subject to the provisions of the Certificate of Incorporation and the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders and until the election and qualification of his or her successor, subject to his or her earlier death, disability, disqualification, resignation or removal.

2.9 Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chair of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.

2.10 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.11 Special Meetings. Special meetings of the Board may be called by the Chair of the Board, the Chief Executive Officer, the affirmative vote of a majority of the directors then in office, or by one director in the event that there is only a single director in office.

2.12 Notice of Special Meetings. Notice of the date, place and time of any special meeting of the Board shall be given to each director by the Secretary or by the person or persons calling the meeting. Notice shall be duly given to each director (a) in person or by telephone at least twenty-four (24) hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile, electronic mail or other means of electronic transmission, or delivering written notice by hand, to such director’s last known business, home or means of electronic transmission address at least twenty-four (24) hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least seventy-two (72) hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.

2.13 Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.14 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.15 Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation with such lawfully delegable powers and duties as the Board thereby confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any provision of these Bylaws. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

2.16 Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings of the Board or any committee thereof as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

ARTICLE III
OFFICERS

3.1 Titles. The officers of the Corporation may consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary and such other officers with such other titles as the Board shall from time to time determine. The Board may appoint such other officers, including one or more Vice Presidents and one or more Assistant Treasurers or Assistant Secretaries, as it may deem appropriate from time to time.

3.2 Election. The officers of the corporation shall be elected by the Board.

3.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is duly elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation, disqualification or removal.

3.5 Resignation and Removal. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the directors then in office at any meeting of the Board at which a quorum is present. Except as the Board may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation.

3.6 Vacancies. The Board may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled, for such period as it may determine, any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is duly elected and qualified, or until such officer’s earlier death, resignation, disqualification or removal.

3.7 President; Chief Executive Officer. Unless the Board has designated another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board. The President shall perform such other duties and shall have such other powers as the Board or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

3.8 Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board or the Chief Executive Officer may from time to time prescribe. The Board may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board.

3.9 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and the Board and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.

The chair of any meeting of the Board or of stockholders may designate a temporary secretary to keep a record of any meeting.

3.10 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board) shall perform the duties and exercise the powers of the Treasurer.

3.11 Salaries. Officers (as defined under Section 16(a) of the Exchange Act) of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board or by a committee of the Board. The Chief Executive Officer of the Corporation shall have the authority to fix the salaries, compensation or reimbursements of all other officers of the Corporation.

3.12 Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE IV
CAPITAL STOCK

4.1 Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board in such manner, for such lawful consideration and on such terms as the Board may determine.

4.2 Uncertificated Shares; Stock Certificates. Except as otherwise provided in a resolution approved by the Board, all shares of capital stock of the Corporation issued after the date hereof shall be uncertificated. In the event the Board elects to provide in a resolution that certificates shall be issued to represent some or all shares of any or all classes or series of capital stock of the Corporation, every holder of such shares shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL and each of the Chief Executive Officer, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer are duly authorized to sign such certificates by, or in the name of, the Corporation, unless otherwise expressly provided in the resolution of the Board electing such officer.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated shares, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or, with respect to Section 151 of DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4.3 Transfers. Shares of stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these Bylaws. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

4.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

4.5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (1) in the case of determination of stockholders entitled to notice of any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting, which date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed by the Board: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

4.6 Regulations. The issue and registration of shares of stock of the Corporation shall be governed by such other regulations as the Board may establish.

ARTICLE V
GENERAL PROVISIONS

5.1 Fiscal Year. Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December in each year.

5.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board.

5.3 Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

5.4 Voting of Securities. Except as the Board may otherwise designate, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may waive notice, vote, consent, or appoint any person or persons to waive notice, vote or consent, on behalf of the Corporation, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution), with respect to the securities of any other entity which may be held by this Corporation.

5.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

5.7 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

5.8 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

5.9 Preferred Stock. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any series of Preferred Stock of the Corporation if and to the extent provided for under applicable law, the Certificate of Incorporation or these Bylaws.

ARTICLE VI
Amendments

Subject to the rights of holders of Preferred Stock, these Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board or by the stockholders, in each case as provided in the Certificate of Incorporation.

Exhibit G

Legal Opinion

Form of Opinion of Counsel

Counsel’s opinion shall be based on a customary review of the transaction documents, the charter and by-laws of Parent (referred to below as the “Corporation”), all material contracts and the provisions of applicable law and shall be subject only to customary limitations and qualification. For the avoidance of doubt, no opinion is given with respect to Porsche or any of its subsidiaries or Affiliates (other than Parent). Such opinion shall be to substantially the following effect:

1. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now conducted and to own its properties1.

2. The Corporation has the corporate power and authority and has taken all requisite corporate action necessary for (i) the authorization, execution and delivery of the Investment Documents, (ii) the authorization, issuance (or reservation for issuance) and delivery of the Securities and (iii) the performance by the Corporation of its other obligations under the Investment Documents. The Investment Documents constitute the legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3. The [Parent Charter] has been filed with the Secretary of State of Delaware and has become effective.

4. The Investment Shares and the Conversion Shares have been duly authorized or reserved for issuance; and the Investment Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Agreement, and the Conversion Shares, when issued upon conversion of the Investment Shares in accordance with the provisions of the [Parent Charter], will be duly and validly issued, fully paid and non-assessable.

5. No Person is entitled to any preemptive right, right of first refusal or similar rights with respect to the issuance of the Securities pursuant to the Delaware General Corporation Law, the [Parent Charter], the Corporation’s Bylaws or any Material Contract2.

6. The execution, delivery and performance by the Corporation of the Investment Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person under any Material Contract, governmental body, agency, or official under any law, rule or regulation known to us and generally applicable to transactions of the type contemplated by the [Investment and Transaction Agreement], other than those that have been made or obtained which are in full force and effect and post-sale filings pursuant to applicable state and federal securities laws.

7. The execution, delivery and performance of the Investment Documents by the Corporation and the issuance and sale of the Securities do not and will not (a) conflict with or result in a breach or violation of (i) any of the terms and provisions of the [Parent Charter] or the Corporation’s Bylaws, (ii) any statute, rule, regulation or order of any governmental agency or body or any court known to us and having jurisdiction over the Corporation or any of its assets or properties, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Corporation pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract.

1 If Parent is qualified to do business in any foreign jurisdictions, paragraph to be revised to speak to foreign qualifications.

2 Material Contracts to be limited to contracts that are listed on a schedule or filed with the SEC.

8. Except as described in the Disclosure Schedules, to our knowledge there are no pending actions, suits or proceedings against the Corporation that would reasonably be expected to be materially adverse to the Corporation.

9. The listing of the Conversion Shares has been approved by NASDAQ, subject to official notice of issuance.

10. Assuming the representations made by the Investors in the Investment Documents are true and correct, the initial sale of the Securities as contemplated by the Investment Documents is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

11. The Corporation is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit H

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, is made and entered into, effective as of [●], 2019, by and between PowerFleet, Inc., a Delaware corporation (the “Company”), and [●] (the “Indemnitee”).

RECITALS

WHEREAS, the Company is aware that competent and experienced persons are increasingly reluctant to serve as directors, officers or agents of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors, officers and other agents;

WHEREAS, in order to attract and retain qualified individuals, the Company has obtained and will maintain, on an ongoing basis, at its sole expense, liability insurance to protect certain persons serving the Company from certain liabilities;

WHEREAS, the Board of Directors of the Company (the “Board”) recognizes the existence of a substantial increase in corporate litigation in general, subjecting officers and directors of corporations to expensive litigation risks, many of which are not covered by such liability insurance;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining qualified individuals and the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, the statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors, officers and agents with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

WHEREAS, plaintiffs often seek damages in such large amounts and the costs of litigation may be so significant (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors, officers and other agents;

WHEREAS, the Company believes that it is unfair for its directors, officers and agents and the directors, officers and agents of its subsidiaries to assume the risk of significant judgments and other expenses which may occur in cases in which the director, officer or agent received no personal profit and in cases where the director, officer or agent was not culpable;

WHEREAS, the Company recognizes that the issues in controversy in litigation against a director, officer or agent of an entity such as the Company or its subsidiaries are often related to the knowledge, motives and intent of such director, officer or agent, that the Indemnitee is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters, and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director, officer or agent can reasonably recall such matters and may extend beyond the normal time for retirement for such director, officer or agent with the result that the Indemnitee, after retirement or in the event of the Indemnitee’s death, the Indemnitee’s spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director, officer or agent from serving in that position;

WHEREAS, based upon their experience as business managers, the Board has concluded that, to retain and attract talented and experienced individuals to serve as directors, officers and agents of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its directors, officers and agents and the directors, officers and agents of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such directors, officers and agents in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company’s stockholders;

WHEREAS, Section 145 of the General Corporation Law of the State of Delaware (“Section 145”), under which the Company is organized, empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other entities or enterprises, and expressly provides that the indemnification provisions of Section 145 are not exclusive;

WHEREAS, the Company desires and has requested the Indemnitee to serve, or continue to serve, as a director, officer or agent of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company;

[WHEREAS, the Indemnitee is a representative of ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment V, L.P. or one or more other funds or entities owned, controlled or managed by ABRY Partners II, LLC (collectively, the “ABRY Funds”), and has certain rights to indemnification and/or insurance provided by the Fund which the Indemnitee and the Funds intend to be secondary to the primary obligation of the Company to indemnify the Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to the Indemnitee’s willingness to serve on the Board;] and

WHEREAS, the Indemnitee is willing to serve, or to continue to serve, the Company and/or one or more subsidiaries of the Company, provided that the Indemnitee is furnished the indemnity provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Agent. For the purposes of this Agreement, “agent” of the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic entity, partnership, joint venture, trust or other entity or enterprise; or was a director, officer, employee or agent of a foreign or domestic entity which was a predecessor entity of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another entity or enterprise at the request of, for the convenience of, or to represent the interests of such predecessor entity.

(b) Expenses. For purposes of this Agreement, “expenses” include all out-of-pocket costs, expenses and liabilities of any type or nature whatsoever, including judgments, fines, excise taxes, penalties, interest, amounts paid in settlement with the approval of the Company, and counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges), actually paid or incurred by the Indemnitee in connection with either investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145, the certificate of incorporation or bylaws of the Company or otherwise.

(c) Proceeding. For the purposes of this Agreement, “proceeding” means any threatened, asserted, pending or completed civil, criminal, administrative, investigative or other action, suit or proceeding of any kind whatsoever, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by the Company, any governmental agency or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism.

(d) Subsidiary. For purposes of this Agreement, “subsidiary” means any entity of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the certificate of incorporation and bylaws of the Company or any subsidiary of the Company or until such time as the Indemnitee tenders its resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by the Company.

3. Liability Insurance.

(a) Maintenance of D&O Insurance. The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 3(c) shall promptly obtain and maintain in full force and effect a policy or policies of insurance providing the Indemnitee with coverage for any liability asserted against, or incurred by, the Indemnitee or on the Indemnitee’s behalf by reason of the fact that the Indemnitee is or was or has agreed to serve as an agent of the Company, or while serving as an agent of the Company, is or was serving or has agreed to serve on behalf of or at the request of the Company as an agent of another corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, or arising out of the Indemnitee’s status as such, whether or not the Company would have the power to indemnify the Indemnitee against such liability under the provisions of this Agreement (“D&O Insurance”) in reasonable amounts from established and reputable insurers.

(b) Rights and Benefits. In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if the Indemnitee is a director; or of the Company’s officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if the Indemnitee is not a director or officer but is a key employee.

(c) Limitation on Required Maintenance of D&O Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance to the extent that the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

4. Mandatory Indemnification. Subject to Section 9 below, the Company shall indemnify the Indemnitee as follows:

(a) Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to, or participant in (as a witness or otherwise), any proceeding (other than a proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, the Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law against any and all expenses reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with such proceeding, provided the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

(b) Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to, or participant in (as a witness or otherwise), any proceeding by or in the right of the Company by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, the Company shall indemnify the Indemnitee against all expenses reasonably incurred by the Indemnitee in connection with such proceeding, provided the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such expenses shall be made in respect of any claim, issue or matter in such proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c) Proceedings where the Indemnitee is Deceased. If the Indemnitee is a person who was or is a party or is threatened to be made a party to, or a participant (as a witness or otherwise) in, any proceeding by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, and if prior to, during the pendency of after completion of such proceeding the Indemnitee becomes deceased, the Company shall indemnify the Indemnitee’s heirs, executors and administrators against any and all expenses reasonably incurred to the extent the Indemnitee would have been entitled to indemnification pursuant to Section 4(a) or 4(b) above were the Indemnitee still alive.

(d) No Duplication of Payments. [Subject to Section 21 hereof, the][The] Company shall not be liable under this Agreement to make any payment to the Indemnitee in respect of any expenses to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the Company’s certificate of incorporation and bylaws, or otherwise) with respect to such expenses otherwise indemnifiable hereunder.

(e) Proceedings where the Indemnitee is a Witness. For the avoidance of doubt, and notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that the Indemnitee is, by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, a witness, is or was made (or asked) to respond to discovery requests in any proceeding, or otherwise asked to participate in any proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all expenses reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith.

(f) Burden of Proof. In connection with any determination by the Board, any court or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the Board or court shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company or its representative to establish, by clear and convincing evidence, that the Indemnitee is not so entitled.

5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses incurred by the Indemnitee in the investigation, defense, settlement or appeal of a proceeding, but not entitled, however, to indemnification for all of the total amount hereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion hereof to which the Indemnitee is not entitled.

6. Mandatory Advancement of Expenses. Subject to Section 9(a) below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party (or in which the Indemnitee is a participant as a witness or otherwise) or is threatened to be made a party (or a participant as a witness or otherwise) by reason of the fact that the Indemnitee is or was an agent of the Company. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. No other form of undertaking shall be required other than the execution of this Agreement. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company, accompanied by reasonable evidence of the expenses incurred. The advances to be made hereunder shall be paid without regard to the Indemnitee’s ability to repay the expenses and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In the event that the Company fails to pay expenses as incurred by the Indemnitee as required by this Section 6, the Indemnitee may seek mandatory injunctive relief from any court having jurisdiction to require the Company to pay expenses as set forth in this Section 6. If the Indemnitee seeks mandatory injunctive relief pursuant to this Section 6, it shall not be a defense to enforcement of the Company’s obligations set forth in this Section 6 that the Indemnitee has an adequate remedy at law for damages.

7. Notice and Other Indemnification Procedures.

(a) Notice by the Indemnitee. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

(b) Notice by the Company. If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) Defense. In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel reasonably approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any such proceeding unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on all claims that are the subject matter of such proceeding. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ the Indemnitee’s counsel in any such proceeding at the Indemnitee’s expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

8. Determination of Right to Indemnification.

(a) Successful Defense. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding (including, without limitation, an action by or in the right of the Company) to which the Indemnitee was a party by reason of the fact that the Indemnitee is or was an agent of the Company at any time, the Company shall indemnify the Indemnitee against all expenses of any type whatsoever reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of such proceeding.

(b) Other Situations. In the event that Section 8(a) is inapplicable, the Company shall also indemnify the Indemnitee unless, and except to the extent that, the Company shall prove by clear and convincing evidence in a forum listed in Section 8(c) below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

(c) Selection of Forum. The Indemnitee shall be entitled to select the forum in which the validity of the Company’s claim under Section 8(b) hereof that the Indemnitee is not entitled to indemnification will be heard from among the following:

(i)	a majority of the directors who are not parties to the proceeding for which indemnification is being sought, even though less than a quorum;

(ii)	the stockholders of the Company;

(iii)	independent legal counsel selected by the Indemnitee, and reasonably approved by the Board, which counsel shall make such determination in a written opinion; or

(iv)	a panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected.

(d) Submission to Forum. As soon as practicable, and in no event later than thirty (30) days after written notice of the Indemnitee’s choice of forum pursuant to Section 8(c) above, the Company shall, at its own expense, submit to the selected forum in such manner as the Indemnitee or the Indemnitee’s counsel may reasonably request, its claim that the Indemnitee is not entitled to indemnification; and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

(e) Application to Court. Notwithstanding a determination by any forum listed in Section 8(c) hereof that the Indemnitee is not entitled to indemnification with respect to a specific proceeding, the Indemnitee shall have the right to apply to the Court of Chancery of the State of Delaware, the court in which that proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Agreement.

(f) Expenses Related to this Agreement. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or made in bad faith.

9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee:

(a) for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law;

(b) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(c) with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of the State of Delaware or (iv) the proceeding is brought to establish or enforce a right to indemnification under this Agreement, the certificate of incorporation or bylaws of the Company or any other statute or law or otherwise as required under Section 145;

(d) for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(e) for any amounts paid in settlement of a proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld, conditioned or delayed.

10. Non-exclusivity, Etc. The provisions for indemnification and advancement of expenses set forth in this Agreement shall be in addition to, and shall not be deemed exclusive of, any other rights which the Indemnitee may have under any provision of law, the Company’s certificate of incorporation or bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnitee’s official capacity and to action in another capacity while occupying the Indemnitee’s position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Company’s certificate of incorporation or bylaws, it is the intent of the parties hereto that the Indemnitee shall enjoy the greater benefits regardless of whether contained herein, in the certificate of incorporation or bylaws. No amendment or alteration of the Company’s certificate of incorporation or bylaws or any other agreement shall adversely affect the rights provided to the Indemnitee under this Agreement.

11. Enforcement; No Other Presumptions. Any right to indemnification or advances granted by this Agreement to the Indemnitee shall be enforceable by or on behalf of the Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor, the Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting its claim. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for expenses pursuant to Section 6 hereof) that the Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4(d) and 9 hereof. For purposes of this Agreement, the termination of any proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Company (including the Board or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Company (including the Board or its stockholders) that such indemnification is improper, shall be a defense to the action or create a presumption that the Indemnitee is not entitled to indemnification under this Agreement or otherwise.

12. Subrogation. In the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under an insurance policy or any other indemnity agreement covering the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

13. Survival of Rights.

(a) All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is an agent of the Company and shall continue thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that the Indemnitee was serving in the capacity referred to herein.

(b) The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

14. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by law including those circumstances in which indemnification would otherwise be discretionary.

15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 14 hereof.

16. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. In the event the Company or any of its subsidiaries enters into an indemnification agreement with another agent of the Company or any of its subsidiaries containing a term or terms more favorable to the Indemnitee than the terms contained herein (as determined by the Indemnitee), the Indemnitee shall be afforded the benefit of such more favorable term or terms and such more favorable term or terms shall be deemed incorporated by reference herein as if set forth in full herein. As promptly as practicable following the execution by the Company or the relevant subsidiary of each indemnity agreement with any such agent (i) the Company shall send a copy of the indemnity agreement to the Indemnitee, and (ii) if requested by the Indemnitee, the Company shall prepare, execute and deliver to the Indemnitee an amendment to this Agreement containing such more favorable term or terms.

17. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the Chancery Court of the State of Delaware.

21. [Jointly Indemnifiable Claims. Given that certain proceedings in respect of which the Indemnitee shall be entitled to indemnification from both an Indemnitee-Related Entity (as defined below) and the Company pursuant to applicable law, any indemnification agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company and an Indemnitee-Related Entity (collectively, “Jointly Indemnifiable Claims”) may arise due to the relationship between the Indemnitee-Related Entities (as defined below) and the Company and the service of the Indemnitee as an agent of the Company at the request of the Indemnitee-Related Entities, the Company acknowledges and agrees that (i) the Company is the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Indemnitee-Related Entities to advance expenses or to provide indemnification for the same expenses incurred by the Indemnitee are secondary), (ii) the Company shall be required to advance the full amount of expenses incurred by the Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the certificate of incorporation or bylaws of the Company (or any agreement between the Company and the Indemnitee), without regard to any rights the Indemnitee may have against the Indemnitee-Related Entities, and, (iii) the Company irrevocably waives, relinquishes and releases the Indemnitee-Related Entities from any and all claims against the Indemnitee-Related Entities for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Indemnitee-Related Entities on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the Company shall affect the foregoing and the Indemnitee-Related Entities shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company. The Company and the Indemnitee agree that the Indemnitee-Related Entities are express third party beneficiaries of the terms hereof. As used in this Agreement, “Indemnitee-Related Entity” means any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise the Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom the Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy), including, without limitation, ABRY Partners II, LLC and the ABRY Funds.]

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

The Company:	POWERFLEET, INC.

By:
[Name]
[Title]

Address:
[●]

Indemnitee:	[●]

[name]
Address:
[●]